                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 AMENDMENT NO. 2
                                       TO
                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)        MARCH 23, 2005
                                                 -------------------------------

                              PACIFIC ETHANOL, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            DELAWARE                   000-21467                 41-2170618
----------------------------     ------------------------    -------------------
(State or other jurisdiction     (Commission File Number)      (IRS Employer
      of incorporation)                                      Identification No.)


          5711 N. WEST AVENUE, FRESNO, CALIFORNIA               93711
         ----------------------------------------           ---------------
         (Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code:         (559) 435-1771
                                                     ---------------------------

 ACCESSITY CORP., 3300 UNIVERSITY DRIVE, SUITE 201, CORAL SPRINGS, FLORIDA 33065
 -------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

PRELIMINARY NOTE

         Certain capitalized and other terms used throughout this Report on Form 8-K are defined in "Item 2.01--Completion of Acquisition or Disposition of Assets" set forth below concerning a reincorporation merger by Accessity Corp., a New York corporation ("Accessity"), the predecessor to Pacific Ethanol, Inc., a Delaware corporation (the "Company"), into the State of Delaware and a subsequent share exchange transaction involving the Company, three other entities and the holders of the shares of capital stock or other equity interests of those three entities.

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         In connection with the Reincorporation Merger and the Share Exchange Transaction, the Company entered into the following material agreements, the material terms of which, except as otherwise disclosed in the other Items of this Report on Form 8-K, are briefly described below.

    AGREEMENT AND PLAN OF MERGER DATED MARCH 23, 2005 BETWEEN THE COMPANY AND ACCESSITY CORP.

         The disclosures contained in Item 2.01 of this Report on Form 8-K regarding the Reincorporation Merger are incorporated herein by reference. The Agreement and Plan of Merger was executed in connection with the Reincorporation Merger and provides that all shareholders of Accessity immediately prior to the consummation of the Reincorporation Merger will be stockholders of the Company immediately thereafter. In addition, the Agreement and Plan of Merger provides that the officers and directors of the Company immediately prior to the consummation of the Reincorporation Merger will be the officers and directors of the Company immediately thereafter. Finally, the Agreement and Plan of Merger provides that the certificate of incorporation and bylaws of the Company immediately prior to the consummation of the Reincorporation Merger will be the certificate of incorporation and bylaws of the Company immediately thereafter.

    SHARE EXCHANGE AGREEMENT DATED AS OF MAY 14, 2004, AND AS AMENDED BY AMENDMENTS NO. 1 THROUGH 5, BY AND AMONG ACCESSITY CORP., PACIFIC ETHANOL, INC., KINERGY MARKETING, LLC, REENERGY, LLC AND THE OTHER PARTIES NAMED THEREIN

         The disclosures contained in Item 2.01 of this Report on Form 8-K are incorporated herein by reference. The Share Exchange Agreement was executed May 14, 2004 and its various amendments were executed thereafter. The Share Exchange Transaction was consummated on March 23, 2005.

    CONFIDENTIALITY, NON-COMPETITION, NON-SOLICITATION AND CONSULTING AGREEMENT DATED MARCH 23, 2005 BETWEEN THE COMPANY AND BARRY SIEGEL

         In connection with the Share Exchange Transaction, the Company entered into a Confidentiality, Non-Competition, Non-Solicitation and Consulting Agreement with Barry Siegel, the terms of which are substantially the same as the terms of the Company's Confidentiality, Non-Competition, Non-Solicitation and Consulting Agreement with Philip B. Kart, as described immediately below; provided, however, that the agreement with Mr. Siegel provides for the issuance of 400,000 shares of common stock of the Company and also provides for the transfer of DriverShield CRM Corp., a wholly-owned subsidiary of the Company, to Mr. Siegel.

    CONFIDENTIALITY, NON-COMPETITION, NON-SOLICITATION AND CONSULTING AGREEMENT DATED MARCH 23, 2005 BETWEEN THE COMPANY AND PHILIP B. KART

         In connection with the Share Exchange Transaction, the Company entered into a Confidentiality, Non-Competition, Non-Solicitation and Consulting Agreement with Philip B. Kart. The agreement provides for certain standard confidentiality protections in favor of the Company prohibiting Mr. Kart from disclosure or use of confidential information of the Company. The agreement also provides that Mr. Kart is prohibited from competing with the Company for a period of five years. In addition, during the period during which Mr. Kart is prohibited from competing, Mr. Kart is prohibited from soliciting customers, employees or consultants of the Company and is further prohibited from making disparaging comments regarding the Company, its officers or directors, or its other personnel, products or services. The agreement also provides for various consulting obligations on the part of Mr. Kart for a period of five years, including with respect to (i) certain ongoing litigation of the Company, (ii) transitional matters affecting the Company in connection with the Share Exchange Transaction, (iii) long-range planning, strategic direction and integration and rationalization processes, and (iv) various matters relating to the Company's status as a public company. Mr. Kart also agreed to terminate his employment agreement with the Company and waive certain compensation that would be due to him in connection with change of control provisions contained in his employment agreement. See also Item 1.02 below. In consideration of Mr. Kart's obligations under the agreement, the Company issued to Mr. Kart 200,000 shares of common stock of the Company.

    CONFIDENTIALITY, NON-COMPETITION AND NON-SOLICITATION AGREEMENTS DATED MARCH 23, 2005 BETWEEN THE COMPANY AND EACH OF NEIL KOEHLER, TOM KOEHLER, WILLIAM JONES, ANDREA JONES AND RYAN TURNER

         In connection with the Share Exchange Transaction, the Company entered into Confidentiality, Non-Competition and Non-Solicitation Agreements with each of Neil Koehler, Tom Koehler, William Jones, Andrea Jones and Ryan Turner. The agreement is substantially the same for each of the foregoing persons, except as otherwise noted below, and provides for certain standard confidentiality protections in favor of the Company prohibiting each of the foregoing persons, each of whom is a stockholder and some of whom are officers and/or directors of the Company, from disclosure or use of confidential information of the Company. The agreement also provides that each of the foregoing persons is prohibited from competing with the Company for a period of five years; however, Neil Koehler's agreement provides that he is prohibited from competing with the Company for a period of three years. In addition, during the period during which each of the foregoing persons is prohibited from competing, they are also prohibited from soliciting customers, employees or consultants of the Company and are further prohibited from making disparaging comments regarding the Company, its officers or directors, or its other personnel, products or services.

    INDEMNIFICATION AGREEMENTS DATED MARCH 23, 2005 BETWEEN THE COMPANY AND EACH OF ITS EXECUTIVE OFFICERS AND DIRECTORS

         Following the Share Exchange Transaction, the Company entered into Indemnification Agreements with each of its executive officers and directors, namely, Neil Koehler, Ryan Turner, Maria Tharpe, Tom Koehler, Frank P. Greinke, John Pimentel, Terry L. Stone and Kenneth J. Friedman (each, an "Indemnitee").

         Under the Indemnification Agreements, the Company has agreed to indemnify each Indemnitee in connection with any third-party proceeding or threatened proceeding against an Indemnitee or in connection with a proceeding or threatened proceeding by or in the right of the Company, such as a stockholder derivative suit, by reason of the fact that an Indemnitee is or was an officer and/or director of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another enterprise, against all expenses, damages, judgments, amounts paid in settlement, fines, penalties and ERISA excise taxes actually and reasonably incurred by the Indemnitee in connection with the defense or settlement of any such proceeding, to the fullest extent permitted by the Delaware General Corporation Law, whether or not the Indemnitee was the successful party in any such proceeding; provided, however, that any settlement of a third-party proceeding must be approved in writing by the Company, and any settlement of a proceeding by or in the right of the Company is settled with the approval of a court of competent jurisdiction or indemnification of such amounts is otherwise ordered by a court of competent jurisdiction in connection with such proceeding.

         In addition, the Company is required to advance expenses on behalf of the Indemnitee in connection with Indemnitee's defense in any such proceeding; provided, that the Indemnitee undertakes in writing to repay such amounts to the extent that it is ultimately determined that the Indemnitee is not entitled to indemnification by the Company.

         No indemnification payments or payments for expenses may be made by the Company under the agreements (i) to indemnify or advance expenses to the Indemnitee with respect to actions initiated or brought voluntarily by the Indemnitee and not by way of defense, except with respect to actions brought to establish or enforce a right to indemnification or advancement of expenses under the agreement or any other statute or law or otherwise as required under the Delaware General Corporation Law, but such indemnification or advancement of expenses may be provided by the Company in specific cases if approved by the Board of Directors by a majority vote of a quorum thereof consisting of directors who are not parties to such action, (ii) to indemnify the Indemnitee for any expenses, damages, judgments, amounts paid in settlement, fines, penalties or ERISA excise taxes for which payment is actually made to the Indemnitee under a valid and collectible insurance policy, except in respect of any excess beyond the amount paid under such insurance, (iii) to indemnify the Indemnitee for any expenses, damages, judgments, amounts paid in settlement, fines, penalties or ERISA excise taxes for which the Indemnitee has been or is indemnified by the Company or any other party otherwise than pursuant to the agreement, or (iv) to indemnify the Indemnitee for any expenses, damages, judgments, fines or penalties sustained in any proceeding for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder or similar provisions of any federal, state or local statutory law.

         The Company is also required under the agreement, at an Indemnitee's request, to maintain in full force and effect, at its sole cost and expense, directors' and officers' liability insurance by an insurer, in an amount and with a deductible reasonably acceptable to the Indemnitee covering the period during which the Indemnitee is serving in any one or more of the capacities covered by the agreement and for so long thereafter as the Indemnitee shall be subject to any possible claim or threatened, pending or completed proceeding by reason of the fact that the Indemnitee is serving in any of the capacities covered by the agreement; provided, that the Company shall have no obligation to maintain such insurance if the Company determines, in good faith, that (i) such insurance cannot be obtained on terms which are commercially reasonable, (ii) the premium costs for such insurance is significantly disproportionate to the amount of coverage provided, (iii) the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or (iv) the Company, after using best efforts, is otherwise unable to obtain such insurance.

    EXECUTIVE EMPLOYMENT AGREEMENTS DATED MARCH 23, 2005 BETWEEN THE COMPANY AND EACH OF NEIL KOEHLER, RYAN TURNER AND TOM KOEHLER

         The Executive Employment Agreement with Neil Koehler provides for a three-year term and automatic one-year renewals thereafter, unless either the employee or the Company provides written notice to the other at least 90 days prior to the expiration of the then-current term. The Executive Employment Agreements with Ryan Turner and Tom Koehler provide for a one-year term and automatic one-year renewals thereafter, unless either the employee or the Company provides written notice to the other at least 90 days prior to the expiration of the then-current term.

         Neil Koehler is to receive a base salary of $200,000 per year and is entitled to receive a cash bonus not to exceed 50% of his base salary to be paid based upon performance criteria set by the board on an annual basis and an additional cash bonus not to exceed 50% of the net free cash flow (defined as revenues of Kinergy Marketing, LLC, less his salary and performance bonus, less capital expenditures and all expenses incurred specific to Kinergy Marketing,
LLC), subject to a maximum of $300,000 in any given year; provided that such bonus will be reduced by ten percentage points each year, such that 2009 will be the final year of such bonus at 10% of net free cash flow.

         Ryan Turner and Tom Koehler are each to receive a base salary of $125,000 per year and are each entitled to receive cash bonuses not to exceed 50% of their base salary to be paid based upon performance criteria set by the board on an annual basis.

         The Company is also required to provide an office and administrative support to each of Messrs. Koehler, Turner and Koehler and certain benefits, including medical insurance (or, if inadequate due to location of permanent residence, reimbursement of up to $1,000 per month for obtaining health insurance coverage), three weeks of paid vacation per year, participation in the stock option plan to be developed in relative proportion to the position in the organization, and participation in benefit plans on the same basis and to the same extent as other executives or employees.

         Each of Messrs. Koehler, Turner and Koehler are also entitled to reimbursement for all reasonable business expenses incurred in promoting or on behalf of the business of the Company, including expenditures for entertainment, gifts and travel. Upon termination or resignation for any reason, the terminated employee is entitled to receive severance equal to three months of base salary during the first year after termination or resignation and six months of base salary during the second year after termination unless he is terminated for cause or voluntarily terminates his employment without providing the required written notice. If the employee is terminated (other than for cause) or terminates for good reason following, or within the 90 days preceding, any change in control, in lieu of further salary payments to the employee, the Company may elect to pay a lump sum severance payment equal to the amount of his annual base salary.

         The term "for good reason" is defined in each of the Executive Employment Agreements as (i) a general assignment by the Company for the benefit of creditors or filing by the Company of a voluntary bankruptcy petition or the filing against the Company of any involuntary bankruptcy which remains undismissed for 30 days or more or if a trustee, receiver or liquidator is appointed, (ii) any material changes in the employee's titles, duties or responsibilities without his express written consent, or (iii) the employee is not paid the compensation and benefits required under the Employment Agreement.

         The term "for cause" is defined in each of the Executive Employment Agreements as (i) any intentional misapplication by the employee of the Company's funds or other material assets, or any other act of dishonesty injurious to the Company committed by the employee; or (ii) the employee's conviction of (a) a felony or (b) a crime involving moral turpitude; or (iii) the employee's use or possession of any controlled substance or chronic abuse of alcoholic beverages, which use or possession the board reasonably determines renders the employee unfit to serve in his capacity as a senior executive of the Company; or (iv) the employee's breach, nonperformance or nonobservance of any of the terms of his employment agreement with the Company, including but not limited to the employee's failure to adequately perform his duties or comply with the reasonable directions of the board; but notwithstanding anything in the foregoing subsections (iii) or (iv) to the contrary, the Company shall not terminate the employee unless the board first provides the employee with a written memorandum describing in detail how his performance thereunder is not satisfactory and the employee is given a reasonable period of time (not less than 30 days) to remedy the unsatisfactory performance related by the board to the employee in that memorandum. A determination of whether the employee has satisfactorily remedied the unsatisfactory performance shall be promptly made by a majority of the disinterested directors of the board (or the entire board, but not including the employee, if there are no disinterested directors) at the end of the period provided to the employee for remedy, and the board's determination shall be final.

         A "change in control" of the Company is deemed to have occurred if, in a single transaction or series of related transactions: (i) any person (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 ("Exchange Act")), other than a trustee or fiduciary holding securities under an employment benefit program is or becomes a "beneficial owner" (as defined in Rule 13-3 under the Exchange Act), directly or indirectly of securities of the Company representing 51% or more of the combined voting power of the Company,
(ii) there is a merger (other than a reincorporation merger) or consolidation in which the Company does not survive as an independent company, or (iii) the business of the Company is disposed of pursuant to a sale of assets.

    STOCK PURCHASE AGREEMENT AND ASSIGNMENT AND ASSUMPTION AGREEMENT DATED MARCH 23, 2005 BETWEEN THE COMPANY AND BARRY SIEGEL

         The Stock Purchase Agreement provides for the sale by the Company, and the purchase by Barry Siegel, of all of the outstanding capital stock of Sentaur Corp., which was a wholly-owned subsidiary of the Company, for the cash sum of $5,000. The Assignment and Assumption Agreement provides for the assignment by the Company and the assumption by Sentaur Corp. of the obligations under certain contracts relevant to the business of Sentaur Corp., but that the Company does not deem to be material to the Company or its business.

    LETTER AGREEMENT DATED MARCH 23, 2005 BETWEEN THE COMPANY AND NEIL KOEHLER

         In connection with the Share Exchange Transaction, the Company became the sole owner of the membership interests of Kinergy Marketing, LLC, an Oregon limited liability company. Neil Koehler, the President and Chief Executive Officer and a principal shareholder of the Company was formerly the sole owner of the membership interests of Kinergy Marketing, LLC and personally guaranteed certain obligations of Kinergy Marketing, LLC to Comerica Bank. As part of the consummation of the Share Exchange Transaction, the Company executed a Letter Agreement dated March 23, 2005 with Neil Koehler that provides that the Company will, as soon as reasonably practical, replace Mr. Koehler as guarantor under certain financing agreements between Kinergy Marketing, LLC and Comerica Bank. Under the Letter Agreement, prior to the time that Mr. Koehler is replaced by the Company as guarantor under such financing agreements, the Company will defend and hold harmless Mr. Koehler, his agents and representatives for all losses, claims, liabilities and damages caused or arising from out of (i) the Company's failure to pay its indebtedness under such financing agreements in the event that Mr. Koehler is required to pay such amounts to Comerica Bank pursuant to his guaranty agreement with Comerica Bank, or (ii) a breach of the Company's duties to indemnify and defend as set forth above.

    ASSIGNMENT OF TERM LOAN AGREEMENT AND DEED OF TRUST DATED MARCH 23, 2005 BETWEEN THE COMPANY, LYLES DIVERSIFIED, INC. AND THE OTHER PARTIES NAMED THEREIN

         In connection with the Share Exchange Transaction, the Company was assigned and assumed a Term Loan Agreement and Deed of Trust between Lyles Diversified, Inc. and PEI California. The Term Loan Agreement dated June 16, 2003 between PEI California and Lyles Diversified, Inc. provides for a loan in the amount of up to $5,100,000 to PEI California. Outstanding principal amounts accrued interest at the rate of five percent per annum through June 19, 2004 and accrue interest at a rate per annum equal to the prime rate as published in THE WALL STREET JOURNAL plus two percentage points from June 20, 2004 until maturity. One-third of the principal outstanding on June 20, 2006 is payable on that date and one-half of the principal outstanding on June 20, 2007 is payable on that date. All remaining outstanding principal, together with any accrued interest thereon, is due and payable on June 20, 2008. The Company will be required to prepay principal outstanding in the event that (i) the Company's construction cost for its Madera facility to be constructed is less than $42.6 million, in which case the Company is then required to pay the difference between the actual construction cost and $42.6 million, up to the full amount of the principal outstanding, or (ii) the Company's obtains construction financing for its second facility to be constructed, in which case the Company is then required to pay all principal and accrued interest outstanding. Lyles Diversified, Inc. is entitled to convert up to $1,500,000 of the principal outstanding into shares of common stock of the Company at a fixed price of $1.50 per share for a period up to and including March 31, 2005. The Term Loan Agreement contains standard representations and warranties, covenants, events of default and remedies upon the occurrence of an event of default.

         In connection with the Term Loan Agreement, Lyles Diversified, Inc. was granted a security interest in the real property on which the Company's Madera facility is to be constructed pursuant to a Deed of Trust (Non-Construction) Security Agreement and Fixture Filing with Assignment of Rents effective as of June 20, 2003 by and among PEI California, Lyles Diversified, Inc. and Chicago Title Company as trustee.

    REGISTRATION RIGHTS AGREEMENT DATED MARCH 23, 2005 BETWEEN PEI CALIFORNIA AND THE PURCHASERS SUBSCRIBING TO A PRIVATE PLACEMENT OF PEI CALIFORNIA

         In connection with the Share Exchange Transaction, the Company effectively became obligated under Registration Rights Agreements dated March 23, 2005 with 63 purchasers subscribing to a private placement of securities of PEI California to register for resale shares of common stock, and shares of common stock underlying warrants, issued in connection with the private placement. As a result of the Share Exchange Transaction, the shares of common stock of PEI California and the warrants to purchase shares of common stock of PEI California were exchanged for shares of common stock of the Company and warrants to purchase shares of common stock of the Company.

         Under the Registration Rights Agreement, the Company is obligated to file, on the 151st day following March 23, 2005, a Registration Statement with the Securities and Exchange Commission registering for resale shares of common stock, and shares of common stock underlying investor warrants and certain of the placement agent warrants, issued in connection with the private placement. If the Company (i) does not file the Registration Statement within the time period prescribed, or (ii) fails to file with the Securities and Exchange Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act of 1933, within five trading days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Securities and Exchange Commission that the Registration Statement will not be "reviewed," or is not subject to further review, or (iii) the Registration Statement filed or required to be filed under the Registration Rights Agreement is not declared effective by the Securities and Exchange Commission on or before 225 days following March 23, 2005, or (iv) after the Registration Statement is first declared effective by the Securities and Exchange Commission, it ceases for any reason to remain continuously effective as to all securities registered thereunder, or the holders of such securities are not permitted to utilize the prospectus contained in the Registration Statement to resell such securities, for more than an aggregate of 45 trading days during any 12-month period (which need not be consecutive trading days) (any such failure or breach being referred to as an "Event," and for purposes of clause (i) or (iii) the date on which such Event occurs, or for purposes of clause (ii) the date on which such five-trading day period is exceeded, or for purposes of clause (iv) the date on which such 45-trading day-period is exceeded being referred to as "Event Date"), then in addition to any other rights the holders of such securities may have under the Registration Statement or under applicable law, then, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company is required to pay to each such holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 2.0% of the aggregate purchase price paid by such holder pursuant to the Securities Purchase Agreement relating to such securities then held by such holder. If the Company fails to pay any partial liquidated damages in full within seven days after the date payable, the Company is required to pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to such holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages are to apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event.

         The Registration Rights Agreement also provides for customary piggy-back registration rights whereby holders of shares of common stock, or warrants to purchase shares of common stock, of the Company can cause the Company to register such shares for resale in connection with the Company's filing of a Registration Statement with the Securities and Exchange Commission to register shares in another offering. The Registration Rights Agreement also contains customary representations and warranties, covenants and limitations.

    FORM OF WARRANT DATED MARCH 23, 2005 ISSUED TO 63 PURCHASERS SUBSCRIBING TO A PRIVATE PLACEMENT OF PEI CALIFORNIA

         In connection with a private placement of securities by PEI California that occurred immediately prior to the consummation of the Share Exchange Transaction the Company issued to 63 investors warrants to acquire an aggregate of 2,100,000 shares of common stock of the Company, including warrants to purchase an aggregate of 1,400,000 shares of common stock of the Company at an exercise price of $3.00 per share and warrants to purchase an aggregate of 700,000 shares of common stock of the Company at an exercise price of $5.00 per share. The term of the warrants is two years. The warrants include standard cash exercise provisions. The warrants also include cashless exercise provisions that are applicable if, at any time after one year from the date of issuance of the warrants, there is no effective Registration Statement registering, or no current prospectus available for, the resale of the shares underlying the warrants by the holder thereof. The shares of common stock underlying the warrants are to be registered by the Company for resale as discussed above with regard to the Registration Rights Agreement dated March 23, 2005. The warrants also include certain anti-dilution provisions that provide that, in the event the Company issues equity securities or instruments convertible into equity securities of the Company, the exercise price of the warrants will be adjusted downward to be equal to the price at which such equity securities are sold, or the price at which such instruments are convertible into equity securities of the Company, as applicable. In addition, the anti-dilution provisions provide that the number of shares covered by the warrants shall be increased such that the new number of shares multiplied by the adjusted exercise price will equal the aggregate exercise price for all shares covered by the warrant and in effect immediately prior to the dilutive issuance.

    FORM OF WARRANT DATED MARCH 23, 2005 ISSUED TO PLACEMENT AGENTS IN CONNECTION WITH A PRIVATE PLACEMENT BY PEI CALIFORNIA

         In connection with a private placement of securities by PEI California that occurred immediately prior to the consummation of the Share Exchange Transaction, the Company issued to four placement agents warrants to acquire an aggregate of 678,000 shares of common stock of the Company at an exercise price of $3.00 per share. The term of the warrants is five years. The warrants include standard cash exercise provisions and also include cashless exercise provisions. The warrants also provide for customary piggy-back registration rights whereby holders of the warrants can cause the Company to register such shares for resale in connection with the Company's filing of a Registration Statement with the Securities and Exchange Commission to register shares in another offering. The Company's understanding with the placement agents is that the Company will register for resale shares underlying the warrants in connection with the Company's filing of the Registration Statement that is contemplated by the Registration Rights Agreement described above. The registration rights provisions contained in the warrant also contain customary representations and warranties, covenants and limitations.

    WARRANT DATED MARCH 23, 2005 ISSUED BY THE COMPANY TO LIVIAKIS COMMUNICATIONS, INC.

         In connection with the consummation of the Share Exchange Transaction, the Company issued to Liviakis Communications, Inc. a warrant to acquire an aggregate of 230,000 shares of common stock of the Company at an exercise price of $0.0001 per share. The warrant includes standard cash exercise provisions and does not include cashless exercise provisions. The warrant also provides for customary piggy-back registration rights whereby the holder of the warrant can cause the Company to register such shares for resale in connection with the Company's filing of a Registration Statement with the Securities and Exchange Commission to register shares in another offering. The Company's understanding with the warrant holder is that the Company will register for resale shares underlying the warrants in connection with the Company's filing of the Registration Statement that is contemplated by the Registration Rights Agreement described above. The registration rights provisions contained in the warrant also contain customary representations and warranties, covenants and limitations.

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

    TERMINATION OF EMPLOYMENT AGREEMENTS

         In connection with the Share Exchange Transaction, Barry Siegel and Philip B. Kart each resigned from their respective positions with the Company, and the following agreements were terminated as a result:

    EMPLOYMENT AGREEMENT DATED FEBRUARY 4, 2002 BETWEEN THE COMPANY AND BARRY SIEGEL, AS AMENDED BY THAT CERTAIN FIRST AMENDMENT TO THE EMPLOYMENT AGREEMENT DATED MARCH 3, 2005 BETWEEN THE COMPANY AND MR. SIEGEL

         The Company was a party to an Employment Agreement with Barry Siegel that commenced on January 1, 2002, and initially expired on December 31, 2004 and which expiration date, under the amendment referenced above, was extended to December 31, 2007. Mr. Siegel's annual salary was $300,000, and was granted stock options, under the Company's Amended 1995 Incentive Stock Plan, to purchase 60,000 shares of the Company's common stock, in addition to certain other perquisites. The Employment Agreement provided that following a change of control, which included the Share Exchange Transaction, the Company would be required to pay Mr. Siegel (i) a severance payment of 300% of his average annual salary for the past five years, less $100, (ii) the cash value of his outstanding but unexercised stock options, and (iii) other perquisites should he be terminated for various reasons specified in the agreement. The agreement specified that in no event would any severance payments exceed the amount the Company could deduct under the provisions of the Internal Revenue Code. In recognition of the sale of a division of the Company, Mr. Siegel was also awarded a $250,000 bonus, which was paid in February 2002, and an additional grant of options to purchase 50,000 shares of common stock of the Company.

         In connection with the Share Exchange Transaction and the Confidentiality, Non-Competition, Non-Solicitation and Consulting Agreement dated March 23, 2005 between the Company and Mr. Siegel, Mr. Siegel's Employment Agreement was terminated and he waived the payments that otherwise would have been due to him under the change of control provisions of his Employment Agreement.

    EMPLOYMENT AGREEMENT DATED FEBRUARY 4, 2002 BETWEEN THE COMPANY AND PHILIP
    B. KART, AS AMENDED BY THAT CERTAIN FIRST AMENDMENT TO THE EMPLOYMENT AGREEMENT DATED NOVEMBER 15, 2002 BETWEEN THE COMPANY AND MR. KART AND AS FURTHER AMENDED BY THAT CERTAIN SECOND AMENDMENT TO THE EMPLOYMENT AGREEMENT DATED MARCH 3, 2005 BETWEEN THE COMPANY AND MR. KART

         The Company was a party to an Employment Agreement with Philip B. Kart that commenced on January 1, 2002, and initially expired on January 1, 2004 and which expiration date, under the amendments referenced above, was extended first to December 31, 2004 and subsequently to December 31, 2005. Mr. Kart's annual salary was $155,000 per annum and he was granted stock options, under the Company's Amended 1995 Incentive Stock Plan, providing the right to purchase 30,000 shares of the Company's common stock, in addition to certain other perquisites. The Employment Agreement provided that following a change of control, which included the Share Exchange Transaction, the Company would be required to pay Mr. Kart a severance payment of 100% of his annual salary. The Employment Agreement also provided that following a change in control, all stock options previously granted to him would immediately become fully exercisable. The amendment to the Employment Agreement dated November 15, 2002 also provided for relocation expense payments that were conditioned upon Mr. Kart's relocation to the Company's former headquarters in Florida, which occurred in early 2003.

         In connection with the Share Exchange Transaction and the Confidentiality, Non-Competition, Non-Solicitation and Consulting Agreement dated March 23, 2005 between the Company and Mr. Kart, Mr. Kart's Employment Agreement was terminated and he waived the payments that otherwise would have been due to him under the change of control provisions of his Employment Agreement.

    TERMINATION OF RIGHTS AGREEMENT

         In connection with consummation of the Reincorporation Merger, the Rights Agreement dated December 28, 1998 between Accessity and North American Transfer Co., as Rights Agent, was terminated.

         On December 28, 1998, the Board of Directors of Accessity authorized the issuance of one preferred share purchase right (a "Right") to each holder of record as of December 28, 1998 for each outstanding share of common stock of Accessity held by such holder, and with respect to all shares of common stock of Accessity that became outstanding after such date and prior to the earliest of the Distribution Date (as defined below), the redemption of the Rights or December 28, 2008. Each Right entitled the registered holder to purchase from Accessity one two-hundredths (1/200th) of a share of Junior Participating Preferred Stock at an exercise price of $137.50 per one two-hundredths (1/200th) of a share of Junior Participating Preferred Stock, subject to adjustment under certain circumstances. The administration of the Rights was governed by the terms of a Rights Agreement between Accessity and North American Transfer Co., as Rights Agent, dated as of December 28, 1998. Until the earlier to occur of

(i) a public disclosure that a person or group acquired or obtained the right to acquire (an "Acquiring Person") beneficial ownership of 20% or more (or 10% or more, in the case of certain "Adverse Persons" as defined in the Rights Agreement) of the outstanding common stock of Accessity (the "Stock Acquisition Date") or (ii) the tenth business day after the date (the "Tender Offer Date") of the commencement or public disclosure of a tender offer in which any person or group could acquire beneficial ownership of 20% or more (or 10% or more, in the case of certain "Adverse Persons" as defined in the Rights Agreement) of the outstanding common stock of Accessity (the earlier of such dates being called the "Distribution Date"), the Rights were to be evidenced by the shares of common stock of Accessity and not by separate certificates. Following the Distribution Date, separate certificates evidencing the Rights were to be mailed to the holders of record of the common stock of Accessity as of the close of business on the Distribution Date. The Rights were first exercisable on the Stock Acquisition Date (unless sooner redeemed or exchanged). The Rights were to expire on December 28, 2008 unless earlier redeemed or exchanged. At any time prior to the public disclosure that a person or group had become an Acquiring Person, the Board of Directors of Accessity could have redeemed the Rights in whole, but not in part, at a price of $.05 per Right, payable in cash, shares of common stock of Accessity or any other form of consideration deemed appropriate by the Board of Directors of Accessity.

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

         On March 23, 2005, the Company completed a Share Exchange Transaction with the shareholders of Pacific Ethanol, Inc., a California corporation ("PEI California") and the holders of the membership interests of each of Kinergy Marketing, LLC, an Oregon limited liability company ("Kinergy"), and ReEnergy, LLC, a California limited liability company ("ReEnergy"), pursuant to which the Company acquired all of the issued and outstanding capital stock of PEI California and all of the outstanding membership interests of Kinergy and ReEnergy (as further described below, the "Share Exchange Transaction"). The Share Exchange Transaction has been accounted for as a reverse acquisition whereby PEI California is deemed to be the accounting acquiror.

         The Company's predecessor, Accessity Corp., a New York corporation, entered into a Share Exchange Agreement dated as of May 14, 2004, as amended on July 30, 2004, October 1, 2004, January 7, 2005, February 16, 2005 and March 3, 2005 with PEI California, Kinergy, ReEnergy and the holders of the capital stock and membership interests thereof.

         Prior to the consummation of the Share Exchange Transaction, Accessity reincorporated in the State of Delaware under the name "Pacific Ethanol, Inc" through a merger of Accessity with and into its then-wholly-owned Delaware subsidiary named Pacific Ethanol, Inc., which was formed for the purpose of effecting the reincorporation (the "Reincorporation Merger"). In connection with the Reincorporation Merger, the shareholders of Accessity became stockholders of the Company and the Company succeeded to the rights, properties and assets and assumed the liabilities of Accessity. Also in connection with the Reincorporation Merger, the former shareholders of Accessity, who collectively held 2,339,414 shares of common stock of Accessity, became the stockholders of an equal number of shares of common stock of the Company and holders of options and warrants to acquire shares common stock of Accessity, who collectively held options and warrants to acquire 402,667 shares of common stock of Accessity, became holders of options and warrants to acquire an equal number of shares of common stock of the Company.

         In the Share Exchange Transaction, PEI California shareholders received one share of the Company's common stock for each share of PEI California common stock they owned, the sole limited liability company member of Kinergy received 38,750 shares of the Company's common stock for each one percent of outstanding limited liability company interest he owned, and the limited liability company members of ReEnergy received 1,250 shares of the Company's common stock for each one percent of outstanding limited liability company interest they owned. In addition, holders of options and warrants to acquire shares of common stock of PEI California became holders of warrants to acquire an equal number of shares of the Company's common stock.

         The Company issued an aggregate of 20,610,987 shares of common stock to the shareholders of PEI California, 3,875,000 shares of common stock to the limited liability company member of Kinergy and an aggregate of 125,000 shares of common stock to the limited liability company members of ReEnergy. In addition, holders of options and warrants to acquire an aggregate of 3,157,587 shares of common stock of PEI California are, following the consummation of the Share Exchange Transaction, deemed to hold warrants to acquire an equal number of shares of the Company's common stock. Also, a holder of a promissory note convertible into an aggregate of 664,879 shares of common stock of PEI California is, following the consummation of the Share Exchange Transaction, entitled to convert the note into an equal number of shares of the Company's common stock. The shares of the Company's common stock issued, or issuable upon exercise of outstanding options and warrants, to the shareholders and holders of options and warrants of PEI California and limited liability company members of Kinergy and ReEnergy represented approximately 90% of the outstanding common stock of the Company on a fully-diluted basis after the consummation of the Share Exchange Transaction. Immediately following the consummation of the Share Exchange Transaction, the Company had an aggregate of 27,700,401 shares of common stock actually issued and outstanding and an aggregate of 31,925,534 shares of common stock issued and outstanding, calculated on a fully-diluted basis, including the 27,700,401 shares of common stock actually issued and outstanding and 4,225,133 shares of common stock issuable upon exercise of all outstanding options, warrants and convertible debt.

         In connection with the Share Exchange Transaction, the Company (i) transferred DriverShield CRM Corp., a wholly-owned subsidiary of the Company ("DriverShield"), to Barry Siegel, the former Chairman of the Board, President and Chief Executive Officer of the Company (the "Subsidiary Transfer"), (ii) issued 400,000 shares of the Company's common stock to Mr. Siegel and 200,000 shares of the Company's common stock to Philip B. Kart, the Company's former Senior Vice President, Chief Financial Officer and Secretary, and (iii) executed Confidentiality, Non-Competition, Non-Solicitation and Consulting Agreements with Messrs. Siegel and Kart, in full consideration for the agreement of each of Messrs. Siegel and Kart to relinquish cash payments that otherwise would be due to each of them under their respective employment agreements with the Company as a result of the consummation of the Share Exchange Transaction. In addition, the Company sold Sentaur Corp., a wholly-owned subsidiary of the Company ("Sentaur"), to Mr. Siegel for the cash sum of $5,000.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

         On March 23, 2005, the Company issued the following equity securities in connection with the Reincorporation Merger and the Share Exchange
Transaction:

         (1) The disclosures contained in Item 2.01 of this Report on Form 8-K regarding the Reincorporation Merger, the Share Exchange Transaction, the shares of common stock of the Company and options and warrants to purchase share of common stock of the Company issued and deemed issued in connection therewith, are incorporated herein by reference. The aggregate amounts set forth above in
Item 2.01 include the securities described more particularly in (2) through (6) immediately below.

         (2) The disclosures contained in Item 1.01 of this Report on Form 8-K regarding the Confidentiality, Non-Competition, Non-Solicitation and Consulting Agreements dated March 23, 2005 between the Company and each of Barry Siegel and Philip B. Kart, and the 400,000 and 200,000 shares of common stock of the Company, respectively, issued to such persons are incorporated herein by reference.

         (3) The Company issued 150,000 shares of common stock to an independent contractor for services rendered as a finder in connection with the Share Exchange Transaction.

         (4) The Company issued replacement warrants to 63 accredited investors to purchase an aggregate of 1,400,000 shares of common stock at an exercise price of $3.00 per share. The Company also issued replacement warrants to 63 accredited investors to purchase an aggregate of 700,000 shares of common stock at an exercise price of $5.00 per share. These warrants were issued pursuant to the Share Exchange Transaction and replaced certain warrants to be issued by PEI California in connection with a private placement transaction by PEI California that occurred immediately prior to the consummation of the Share Exchange Transaction in which PEI California raised an aggregate of $21,000,000 through the sale of 7,000,000 shares of common stock at a price of $3.00 per share. The disclosures contained in Item 1.01 of this Report on Form 8-K regarding the warrants issued to the investors are incorporated herein by reference.

         (5) The Company issued replacement warrants to four placement agents to purchase an aggregate of 678,000 shares of common stock at an exercise price of $3.00 per share. These warrants replaced certain warrants to be issued by PEI California in connection with the private placement transaction by PEI California referenced above. The disclosures contained in Item 1.01 of this Report on Form 8-K regarding the warrants issued to the placement agents are incorporated herein by reference.

         (6) The Company issued to Liviakis Communications, Inc. a warrant to purchase 230,000 shares of common stock at an exercise price of $.0001 per share for certain investor relations and other services to be rendered under a consulting agreement with PEI California. The warrant became issuable upon consummation of the Share Exchange Transaction. The disclosures contained in
Item 1.01 of this Report on Form 8-K regarding the warrant issued to Liviakis Communications, Inc. are incorporated herein by reference.

         (7) The Company issued a replacement warrant to purchase 25,000 shares of common stock at an exercise price of $0.01 per share. This warrant replaced an option issued by PEI California to an employee of PEI California in accordance with terms of the Share Exchange Transaction.

         Exemption from the registration provisions of the Securities Act of 1933 for the transactions described above is claimed under Section 4(2) of the Securities Act of 1933, among others, on the basis that such transactions did not involve any public offering and the purchasers were sophisticated with access to the kind of information registration would provide.

ITEM 3.03. MATERIAL MODIFICATION OF RIGHTS OF SECURITY HOLDERS.

         On March 23, 2005, in connection with and immediately prior to the Share Exchange Transaction, Accessity completed the Reincorporation Merger in the state of Delaware, and the shareholders of Accessity became stockholders of the Company, the rights and privileges of which are governed by Delaware law, the certificate of incorporation and bylaws of the Company, rather than by the New York Business Corporation Law (the "NYBCL") and the articles of incorporation, as amended, and bylaws of Accessity. Copies of the Company's certificate of incorporation and bylaws are attached to this Report on Form 8-K as Exhibits 3.1 and 3.2, respectively.

         The following discussion includes a summary of the material differences between the rights of Accessity's shareholders before and after the Reincorporation Merger. In most cases, the rights of shareholders before and after the Reincorporation Merger are substantially similar, with changes having been made to the corporate charter documents to maintain this substantial similarity. In other cases, there are differences that might be considered material, and these differences may be understood from the following comparison.

         In connection with the consummation of the Reincorporation Merger, the Rights Agreement dated December 28, 1998 between Accessity and North American Transfer Co., as Rights Agent, was terminated. See Item 1.02 of this Report on Form 8-K above regarding the termination of the Rights Agreement.

    BOARD OF DIRECTORS

         ACCESSITY. Accessity's bylaws provided that the board of directors shall consist of at least three and no more than seven directors, with the exact number to be set by the board of directors. The number was set at five. The board was divided into three classes of directors: Class I, Class II and Class
III. The term of office of each class of directors was three years, with one class expiring each year at Accessity's annual meeting of shareholders. The classified board was intended to serve as an anti-takeover defense because it operated to slow a change in control of Accessity's board of directors by limiting the number of directors that were elected annually.

         The board of directors consisted of three directors, with two vacancies. Each director was entitled to serve until his successor is elected and qualified. Directors could have been removed for or without cause by an affirmative vote of a majority of the shares entitled to vote at a special or annual meeting of the shareholders.

         THE COMPANY. The certificate of incorporation of the Company provides that the number of directors which shall constitute the board of directors of the Company will be fixed from time to time by, or in the manner provided in, the bylaws of the Company or in an amendment thereof duly adopted by the board of directors or the stockholders of the Company. The Company's bylaws provide that the board of directors shall consist of seven members. This number may be changed by a duly adopted amendment to the certificate of incorporation or by an amendment to the bylaws duly adopted by the vote or written consent of the holders of a majority of the stock issued and outstanding and entitled to vote or by resolution of a majority of the board of directors, except as may be otherwise specifically provided by statute or by the restated certificate of incorporation. No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires. Each director is entitled to serve until his successor is elected and qualified or until his earlier death, resignation or removal. Directors may be removed for or without cause by a majority of the stockholders entitled to vote at a special or annual meeting of the stockholders.

         The Company does not have a classified board and, therefore, does not have the benefit or burden of any anti-takeover effect relating to a classified board.

    AUTHORIZED SHARES

         ACCESSITY. Accessity's certificate of incorporation authorized 30,000,000 shares of common stock, $0.015 par value per share, and 1,000,000 shares of preferred stock, $0.01 par value per share, of which 1,000 shares had been designated as Series A Convertible Preferred Stock and 200,000 shares had been designated as Junior Participating Preferred Stock.

         THE COMPANY. The certificate of incorporation of the Company authorizes 110,000,000 shares of capital stock consisting of 100,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.

    LIMITATION OF DIRECTOR LIABILITY

         ACCESSITY. Article Ninth of Accessity's articles of incorporation, as amended, provided that no provision of the articles of incorporation was intended by the corporation to be construed as limiting, prohibiting, denying or abrogating any of the general or specific powers or rights conferred under the NYBCL upon Accessity and upon its directors in particular, the power of Accessity to furnish indemnification to directors in their capacities as are conferred by the NYBCL. Additionally, under Section 717 of the NYBCL, directors are required to discharge their duties, including their duties as a member of any committee of the board upon which they may serve, in good faith and with that degree of care which an ordinarily prudent person in a like position would use under similar circumstances.

         THE COMPANY. The certificate of incorporation of the Company provides that directors of the Company will not be liable personally to the Company or the stockholders of the Company for monetary damages for breach of fiduciary duty as a director except for liability: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (the "DGCL") for unlawful payment of a dividend or approval of an unlawful stock redemption or repurchase, or (iv) for any transaction from which the director derived any improper personal benefit. Additionally, if the DGCL is subsequently amended, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. This provision, which is substantially similar to Section 719 of the NYBCL that was applicable to Accessity, protects directors of the Company against personal liability for monetary damages from breaches of their duty of care. Under Delaware law, absent adoption of this provision in the certificate of incorporation of the Company, directors can be held liable for gross negligence in connection with decisions made on behalf of the corporation in the performance of their duty of care, but may not be liable for simple negligence.

    INDEMNIFICATION

         ACCESSITY. Sections 722 and 726 et seq., of the NYBCL provide that Accessity had the right to indemnify, to purchase indemnity insurance for, and to pay and advance expenses to directors, officers and other persons who are eligible for, or entitled to, such indemnification, payments or advances, by being made or threatened to be made a party to an action or a proceedings, whether criminal, civil, administrative or investigative by reason of the fact that he is or was a director, officer or employee of Accessity, or served any other enterprise as director or officer or employee at the request of Accessity.

         THE COMPANY. Under Section 145 of the DGCL, directors, officers, employees and other individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, including a derivative action, a "Corporation Action") if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and, regarding any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of Corporation Actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions. The DGCL further requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. To the extent that a director or officer is otherwise eligible to be indemnified is successful on the merits of any claim or defense described above, indemnification for expenses (including attorneys' fees) actually and reasonably incurred is mandated by the DGCL.

         The provisions regarding indemnification in the bylaws of the Company are substantially similar to those in the Accessity bylaws. The certificate of incorporation and bylaws of the Company also provides that the Company may indemnify, in addition to a person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, a person who is or was a director, officer, employee or agent of any resulting corporation or any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger with the Company which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued. The right to indemnification is not exclusive of any other right which any person may have or acquire under any statute, any provision of the certificate of incorporation or bylaws of the Company, or otherwise.

    ANTI-TAKEOVER STATUTES/PROVISIONS

         ACCESSITY. Section 912 of the NYBCL prohibits, in general, any business combination, such as a merger or consolidation, between a New York corporation and an "interested shareholder" (which is defined generally as any owner of 20% or more of the corporation's outstanding voting stock) for five years after the date on which such shareholder became an interested shareholder unless the business combination or the stock acquisition which caused the person to become an interested shareholder was approved in advance by the corporation's board of directors. This provision of the NYBCL is effective even if all parties should subsequently decide that they wish to engage in the business combination. Following the five-year moratorium period, the New York corporation may engage in certain business combinations with an interested shareholder only if, among other things, (i) the business combination is approved by the affirmative vote of the holders of a majority of the outstanding voting shares not beneficially owned by the interested shareholder proposing the business combination, or (ii) the business combination meets certain criteria designed to ensure that the remaining shareholders receive fair consideration for their shares.

         Neither Accessity's articles of incorporation, as amended, nor bylaws specifically addressed the foregoing. Accessity did not opt out of any of the foregoing anti-takeover provisions.

         THE COMPANY. Section 203 of the DGCL is similar, but not identical, to
Section 912 of the NYBCL. Section 203 of the DGCL, which applies to the Company, regulates transactions with major stockholders after they become major stockholders. Section 203 of the DGCL prohibits a Delaware corporation from engaging in mergers, dispositions of ten percent or more of its assets, certain issuances of stock and other transactions ("business combinations") with a person or group that owns 15% or more of the voting stock of the corporation (an "interested stockholder") for a period of three years after the interested stockholder crosses the 15% threshold. These restrictions on transactions involving an interested stockholder do not apply if (i) before the interested stockholder owned 15% or more of the voting stock, the board of directors approved the business combination or the transaction that resulted in the person or group becoming an interested stockholder, (ii) in the transaction that resulted in the person or group becoming an interested stockholder, the person or group acquired at least 85% of the voting stock other than stock owned by directors who are also officers and certain employee stock plans, or (iii) after the person or group became an interested stockholder, the board of directors and at least two-thirds of the voting stock other than stock owned by the interested stockholder approves the business combination at a meeting.

         The restrictions contained in Section 203 of the DGCL do not apply to the Company in connection with the Reincorporation Merger because, under Section 203(b)(4) of the DGCL, such restrictions generally do not apply where a corporation does not have a class of voting stock that is (i) listed on a national securities exchange, (ii) authorized for quotation on The Nasdaq Stock Market, or (iii) held of record by more than 2,000 stockholders.

    PREFERRED STOCK

         ACCESSITY. Accessity's articles of incorporation, as amended, authorized the board of directors to issue preferred stock. Section 502 of the NYBCL provides that if more than one class of shares is authorized by the articles of incorporation, the articles of incorporation must prescribe the number of shares in each class and a distinguishing designation for each class and before the issuance of shares of a class, the preferences, limitations, and relative rights of each class must be described in the articles of incorporation. All shares of a class must have preferences, limitations, and relative rights identical with those of other shares of the same class except to the extent otherwise permitted by the NYBCL.

         THE COMPANY. The certificate of incorporation of the Company authorizes the board of directors of the Company to issue up to 10,000,000 shares of preferred stock and to determine the preferences, limitations and relative rights of any class or series of the Company preferred stock prior to issuance.

    CUMULATIVE VOTING

         Section 618 of the NYBCL and Section 214 of the DGCL provide that cumulative voting rights, in respect of the election of directors, will only exist if provided for in the corporation's articles/certificate of incorporation. Neither Accessity's articles of incorporation, as amended, nor the certificate of incorporation of the Company provide for cumulative voting rights in the election of directors.

    ACTION WITHOUT A MEETING

         ACCESSITY. Under Section 615 of the NYBCL, any action required or permitted to be taken at a shareholders' meeting may be taken without a meeting only by the unanimous written consent signed by all of the shareholders entitled to vote on such action.

         THE COMPANY. Section 228 of the DGCL permits any action required or permitted to be taken at a stockholders' meeting to be taken by written consent signed by the holders of the number of shares that would have been required to effect the action at an actual meeting of the stockholders at which all shares were present and voted. Section 228 of the DGCL will govern stockholders rights in the Company.

    ANNUAL MEETINGS

         ACCESSITY. Section 602 of the NYBCL requires that a corporation hold an annual meeting of its shareholders. Accessity's bylaws provide that an annual meeting of its shareholders shall be held five months following the close of the company's fiscal year to elect directors and transaction such other business as may be properly come before the meeting.

         THE COMPANY. Section 211(d) of the DGCL authorizes the board of directors or those persons authorized by the corporation's certificate of incorporation or bylaws to call an annual meeting of the corporation's stockholders. The bylaws of the Company provide that an annual meeting may be called by the board of directors, the chairman of the board, the president, the secretary, any two officers of the Company, and by the secretary of the Company at the request of not less than 10% of the total voting power of all outstanding securities of the Company then entitled to vote or as otherwise may be required by law.

    VOTING, APPRAISAL RIGHTS AND CORPORATE REORGANIZATIONS

         ACCESSITY. The NYBCL generally requires a majority vote of shareholders to approve a plan of merger or share exchange unless the articles of incorporation or board requires a greater vote. Section 910 of the NYBCL does not provide for dissenters' rights for a merger or plan of share exchange by a corporation the shares of which are listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

         THE COMPANY. The DGCL generally requires a majority vote of stockholders to approve a merger, sale of assets or similar reorganization transaction. Section 262 of the DGCL does not provide for dissenters' rights of appraisal for (i) the sale, lease or exchange of all or substantially all of the assets of a corporation, (ii) a merger by a corporation, the shares of which are either listed on a national securities exchange or held by more than 2,000 stockholders if such stockholders receive shares of the surviving corporation or of a listed or widely held corporation, or (iii) certain mergers not requiring stockholder approval.

    AMENDMENT TO CERTIFICATE/ARTICLES OF INCORPORATION

         ACCESSITY. Except as otherwise provided in the NYBCL, an amendment to the articles of incorporation must be approved by (i) a majority of the votes cast when a quorum is present, unless shareholders have dissenters' rights on the amendment, and (ii) a majority of the outstanding shares entitled to vote, if shareholders have dissenters' rights on the amendment.

         THE COMPANY. The DGCL provides that an amendment to the certificate of incorporation must be approved by a majority of the outstanding stock entitled to vote. The certificate of incorporation of the Company reserves the right of the Company to amend, alter, change or repeal any provision contained in its certificate of incorporation, in the manner now or hereafter prescribed by statute.

    AMENDMENT TO BYLAWS

         ACCESSITY. Article IX, Section 1 of Accessity's bylaws provided that the bylaws may be amended by an affirmative vote of two-thirds of all shares eligible to be cast on such amendment or, if the board of directors recommends such an amendment, then only a majority of all shares eligible to be cast on such amendment is required.

         THE COMPANY. Section 109 of the DGCL places the power to adopt, amend or repeal bylaws in the corporation's stockholders, but permits the corporation, in its certificate of incorporation, also to vest such power in the board of directors. Although the board of directors is vested with such authority pursuant to the certificate of incorporation of the Company, the stockholders' power to make, repeal, alter, amend and rescind bylaws will remain unrestricted.

    PREEMPTIVE RIGHTS

         ACCESSITY. NYBCL Section 622 provides that the shareholders of a corporation do not have a preemptive right to acquire a corporation's unissued shares except to the extent the articles of incorporation so provide. Accessity's articles of incorporation, as amended, did not provide Accessity's shareholders with preemptive rights.

         THE COMPANY. Under Section 102 of the DGCL, no statutory preemptive rights will exist, unless a corporation's certificate of incorporation specifies otherwise. The certificate of incorporation of the Company does not provide for any such preemptive rights.

    DIVIDEND RIGHTS

         ACCESSITY. The NYBCL does not permit dividend distributions if, after giving effect to the proposed dividend, (i) the corporation would be unable to pay its debts as they become due in the usual course of business, or (ii) the corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of distribution, to satisfy the preferential rights (if any) of shareholders whose preferential rights are superior to those of shareholders receiving the distribution.

         THE COMPANY. Delaware corporations may pay dividends out of the excess of the net assets of the corporation (the "Surplus") less the consideration received by the corporation for any shares of its capital stock (the "Capital") or, if there is no Surplus, out of net profits for the fiscal year in which declared and/or the preceding fiscal year. Section 170 of the DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, Capital is less than the Capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

ITEM 4.01. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         (a) On March 24, 2005, the Company dismissed Nussbaum Yates & Wolpow, P.C. as the Company's independent registered public accountant.

         The reports of Nussbaum Yates & Wolpow, P.C. on the Company's financial statements for the years ended December 31, 2004 and 2003 did not contain an adverse opinion or a disclaimer of opinion, and were not modified as to uncertainty, audit scope or accounting principles.

         The decision to change the Company's independent registered public accountant was authorized and approved by the Audit Committee of the Board of Directors of the Company.

         In connection with its audit of the financial statements of the Company as of and for the years ended December 31, 2004 and 2003 and during the interim period through March 24, 2005, the date of dismissal, the Company had no disagreement with Nussbaum Yates & Wolpow, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Nussbaum Yates & Wolpow, P.C. would have caused them to make reference thereto in their report on the financial statements for such years.

         The Company provided Nussbaum Yates & Wolpow, P.C. with a copy of this Report prior to its filing with the Commission. Nussbaum Yates & Wolpow, P.C. has provided the Company with letters, dated March 28, 2005 and March 31, 2005, and addressed to the Commission, which letters are attached to this Report on Form 8-K as Exhibits 16.1 and 16.2, respectively, and are incorporated herein by reference.

         (b) The Company engaged Hein & Associates LLP on March 24, 2005, as the Company's independent registered public accountant.

ITEM 5.01. CHANGES IN CONTROL OF REGISTRANT.

         (a) The disclosures contained in Item 2.01 of this Report on Form 8-K are incorporated herein by reference. A change in control of the Company occurred in connection with the Share Exchange Transaction. The persons who acquired control of the Company were the former shareholders of PEI California and the former members of Kinergy and ReEnergy who, in connection with the Share Exchange Transaction, exchanged their shares and equity interests in such entities for shares of common stock of the Company. However, to the knowledge of the Company, no person or group of persons, as such terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934, is in control of the Company.

         (b) Not applicable.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

         (a) Not applicable.

         (b) On March 23, 2005, in connection with the Share Exchange Transaction, Barry Siegel and Bruce Udell both resigned as members of the Board of Directors of the Company.

         On March 23, 2005, also in connection with the Share Exchange Transaction, Mr. Siegel resigned from all officer and employee capacities with the Company, including in his capacity as President and Chief Executive Officer of the Company, and Philip B. Kart resigned from all officer and employee capacities with the Company, including in his capacity as Senior Vice President, Chief Financial Officer and Secretary of the Company.

         (c) On March 23, 2005, in connection with the Share Exchange Transaction, the Board of Directors of the Company appointed the following persons to the following positions:

               NAME                    POSITION
               ----                    --------

               Neil Koehler..........  President and Chief Executive Officer
               Ryan Turner...........  Chief Operating Officer and Secretary
               Maria Tharpe (1)......  Chief Financial Officer
               Tom Koehler...........  Vice President, Public Policy and Markets
               _____________
               (1) On April 18, 2005, Ms. Tharpe was replaced as Chief Financial Officer and became the Company's
                        Controller, as further described below.

         NEIL KOEHLER served as Chief Executive Officer of PEI California since its formation in January 2003 and as Chairman of the Board since March 2004. Prior to his association with PEI California, Mr. Koehler was the co-founder and General Manager of Parallel Products, one of the first ethanol production facilities in California (and one of only two currently existing ethanol production facilities in California), which was sold to a public company in 1997. Mr. Koehler was also the sole manager and sole limited liability company member of Kinergy, which he founded in September 2000. Mr. Koehler has over 20 years of experience in the ethanol production, sales and marketing industry in the Western United States. Mr. Koehler is the Director of the California Renewable Fuels Partnership and a speaker on the issue of renewable fuels and ethanol production in California. Mr. Koehler has a B.A. degree in Government, from Pomona College and is the brother of Tom Koehler.

         RYAN TURNER is a co-founder of PEI California and served as Chief Operating Officer, Secretary and a director of PEI California and led the business development efforts of PEI California since its inception in January 2003. Prior to co-founding and joining PEI California, Mr. Turner served as Chief Operating Officer of Bio-Ag, LLC from March 2002 until January 2003. Prior to joining Bio-Ag, LLC, Mr. Turner served as General Manager of J & J Farms, a large-scale, diversified agriculture operation of the west side of Fresno County, California from June 1997 to March 2002, where he guided the production of corn, cotton, tomatoes, melons, alfalfa and asparagus crops and operated a custom beef lot. Mr. Turner has a B.A. degree in Public Policy from Stanford University and is a graduate of the California Agricultural Leadership Program and is currently pursuing an M.B.A. at Fresno State University.

         MARIA THARPE served as Chief Financial Officer of PEI California since November 2004. Ms. Tharpe joined PEI California in June 2004 with over eight years experience in public accounting and over 16 years of experience as a controller and finance director. Prior to joining PEI California, Ms. Tharpe was an accountant with Cassabon, McIlhatton & Associates of Fresno, California from October 2003 until June 2004 and served as Controller and General Manager of Kelbo, Inc. from October 2000 until August 2003. Prior to that time, Ms. Tharpe was Finance Director and Controller for a multi-site subsidiary division of Beverly Enterprises, Inc., doing business as HCPC, Inc. and MK Medical, with operations in California and Nevada.

         TOM KOEHLER served as Vice President, Public Policy and Markets of PEI California since January 2003. Mr. Koehler was a limited liability company member and manager of ReEnergy. Mr. Koehler has over 10 years of experience in governmental affairs and marketing in the ethanol industry. As a consultant for the Renewable Fuels Association, Mr. Koehler has played an integral role in expanding the market for ethanol in California and is actively engaged in pursuing the replacement of MTBE with ethanol in the Pacific Northwest and in the Northeastern United States. Mr. Koehler has a B.A. degree in Economics from Oregon State University and is the brother of Neil Koehler.

         Effective April 18, 2005, the Board of Directors of the Company appointed William G. Langley as Chief Financial Officer of the Company to replace Maria Tharpe, who has continued with the Company as its Controller.

         WILLIAM G. LANGLEY has been a partner in Tatum CFO Partners, LLP ("Tatum"), a national partnership of more than 350 professional highly-experienced chief financial officers, since November 2002. During this time, Mr. Langley has acted as the full-time Chief Financial Officer for Ensequence, Inc., an inter-active television software company, Norton Motorsports, Inc., a motorcycle manufacturing and marketing company and Auctionpay, Inc., a software and fundraising management company. From 2001 to 2002, Mr. Langley served as the President, Chief Financial Officer and Chief Operating Officer for Laservia Company, which specializes in advanced laser system technology. From 2000 to 2001, Mr. Langley acted as the Chief Financial Officer of Rulespace, Inc., a developer of artificial intelligence software. Mr. Langley has prior public company experience, is licensed both as an attorney and C.P.A. and will remain a partner in Tatum during his employment with the Company. Mr. Langley has a B.A. degree in accounting and political science from Albertson College, a J.D. degree from Lewis & Clark School of Law and an LL.M. degree from the New York University School of Law.

    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On March 23, 2005, in connection with the Share Exchange Transaction, the Company entered into Executive Employment Agreements with Neil Koehler, Ryan Turner and Tom Koehler. On March 23, 2005, also in connection with the Share Exchange Transaction, the Company entered into Indemnification Agreements with each executive officer of the Company. Each of these agreements is described above, and the disclosures contained in Item 2.01 of this Report on Form 8-K are incorporated herein by reference.

         Please note that the Certain Relationships and Related Transactions set forth below are with regard PEI California, Kinergy and ReEnergy, which became wholly-owned subsidiaries of the Company in connection with the Share Exchange Transaction, and which collectively comprise the business of the Company.

         PEI CALIFORNIA

         Neil Koehler is the Chief Executive Officer of PEI California and was the sole manager and sole limited liability company member of Kinergy and a limited liability company member of Kinergy Resources, LLC, which was a member of ReEnergy. Mr. Koehler did not receive compensation from PEI California.

         Tom Koehler, the Vice President of Public Policy and Markets of PEI California, was a limited liability company member of ReEnergy. Mr. Koehler is the brother of Neil Koehler and received compensation from PEI California (through Celilo Group, LLC) as an independent contractor.

         PEI California and ReEnergy are parties to an Option to Purchase Land dated August 28, 2003, pursuant to which ReEnergy has agreed to sell approximately 89.3 acres of real property in Visalia, California to PEI California at a price of $12,000 per acre, with respect to which real property ReEnergy has executed and Option Agreement dated as of July 20, 2003 with Kent Kaulfuss, who was a limited liability company member of ReEnergy, and his wife, which Option Agreement grants ReEnergy an option to purchase such real property for a purchase price of $1,071,600 on or before June 15, 2005 and requires ReEnergy to lease the Wood Industries plant (comprising 35 acres) to Wood Industries (which is owned by Kent Kaulfuss and his wife) for an indefinite period of time for a monthly rental of $800. Accordingly, if the real property is purchased by PEI California pursuant to the terms of the Option to Purchase Land dated August 28, 2003, Kent Kaulfuss and his wife will realize a gain on sale of approximately $178,600.

         PEI California entered into a consulting agreement with Ryan Turner for consulting services at $6,000 per month. During 2004, PEI California paid Mr. Turner a total of $72,000 pursuant to such consulting contract. This consulting agreement was terminated in connection with Mr. Turner's entry into an Executive Employment Agreement with the Company as provided in Item 1.01 of this Report on Form 8-K above.

         PEI California sold various cattle feed products in 2003 totaling $109,698, to a business owned by William Jones, who was a principal shareholder of PEI California and is now a principal shareholder of the Company and who is the father-in-law of Ryan Turner.

         PEI California reimbursed Mr. Jones an aggregate of $200,000 during 2003 for expenses paid on behalf of PEI California.

         On October 27, 2003, William and Maurine Jones, Ryan and Wendy Turner and Andrea Jones entered into an agreement with Southern Counties Oil Co., a former shareholder of PEI California, of which Frank P. Greinke, a director of PEI California and of the Company, is the owner and CEO, to sell 1,500,000 shares of common stock of PEI California personally held by them at $1.50 per share for total proceeds of $2,250,000. In connection with the sale of the shares, the parties entered into a Voting Agreement under which William and Maurine Jones, Ryan and Wendy Turner and Andrea Jones agreed to vote a significant number of their existing shares of common stock of PEI California in favor of Mr. Greinke to be elected to the board of directors of PEI California or any successor-in-interest to PEI California, including the Company.

         Barry Siegel, on the one hand, and William and Maurine Jones, Ryan and Wendy Turner and Andrea Jones, on the other, negotiated the terms of a stock purchase agreement that provided for, among other things, the sale of an aggregate of 250,000 shares of common stock of PEI California to Mr. Siegel for an aggregate purchase price of $25.00.

         Immediately prior to the closing of the Share Exchange Transaction, William Jones sold 200,000 shares of common stock of PEI California to the individual members of ReEnergy at $.01 per share, to compensate them for facilitating the closing of the Share Exchange Transaction.

         Immediately prior to the closing of the Share Exchange Transaction, William Jones sold 300,000 shares of common stock of PEI California to Neil Koehler, the sole member of Kinergy and an officer and director of PEI California, at $.01 per share to compensate Mr. Koehler for facilitating the closing of the Share Exchange Transaction.

         Immediately prior to the closing of the Share Exchange Transaction, William Jones sold 100,000 shares of common stock of PEI California to Tom Koehler, a member of ReEnergy and brother of Neil Koehler, at $.01 per share to compensate Tom Koehler for facilitating the closing of the Share Exchange Transaction.

         KINERGY

         Neil Koehler is the Chief Executive Officer of PEI California and was the sole manager and sole limited liability company member of Kinergy and was a limited liability company member of Kinergy Resources, LLC, which was a member of ReEnergy. Mr. Koehler did not receive compensation from PEI California and did not receive compensation in his capacity as the sole manager of Kinergy.

         Neil Koehler is the brother of Tom Koehler. Tom Koehler was a limited liability company member of ReEnergy.

         One of Kinergy's larger customers is SC Fuels, Inc. Southern Counties Oil Co., an affiliate of SC Fuels, Inc., was a principal shareholder of PEI California and is now a shareholder of the Company and owns 1,500,000 shares of the issued and outstanding common stock of the Company. Mr. Frank P. Greinke, the President of SC Fuels, Inc., is a director of both the Company and PEI California. During the fiscal year ended December 31, 2004, SC Fuels, Inc. accounted for approximately 13% of the total revenues of Kinergy.

         REENERGY

         Tom Koehler, the Vice President of Public Policy and Markets of PEI California, was a limited liability company member of ReEnergy. Mr. Koehler is the brother of Neil Koehler and received compensation from PEI California (through Celilo Group, LLC) as an independent contractor.

         PEI California and ReEnergy are parties to an Option to Purchase Land dated August 28, 2003, pursuant to which ReEnergy has agreed to sell approximately 89.3 acres of real property in Visalia, California to PEI California at a price of $12,000 per acre, with respect to which real property ReEnergy has executed and Option Agreement dated as of July 20, 2003 with Kent Kaulfuss, who was a limited liability company member of ReEnergy, and his wife, which Option Agreement grants ReEnergy an option to purchase such real property for a purchase price of $1,071,600 on or before June 15, 2005 and requires

ReEnergy to lease the Wood Industries plant (comprising 35 acres) to Wood Industries (which is owned by Kent Kaulfuss and his wife) for an indefinite period of time for a monthly rental of $800. Accordingly, if the real property is purchased by PEI California pursuant to the terms of the Option to Purchase Land dated August 28, 2003, Kent Kaulfuss and his wife will realize a gain on sale of approximately $178,600.

         (d) On March 23, 2005, in connection with the Share Exchange Transaction, the Board of Directors of the Company appointed Neil Koehler, Ryan Turner, Frank P. Greinke, John Pimentel and Terry L. Stone as members of the Board of Directors of the Company. Kenneth J. Friedman was a director of the Company prior to the consummation of the Share Exchange Transaction and continues as a member of the Board of Directors of the Company. In addition, on March 23, 2005, the Board of Directors of the Company appointed Messrs. Stone and Friedman to serve as members of the Audit Committee of the Board of Directors of the Company.

         NEIL KOEHLER--please see Item 5.02(c) of this Report on Form 8-K above.

         RYAN TURNER--please see Item 5.02(c) of this Report on Form 8-K above.

         FRANK P. GREINKE served as a director of PEI California since October 2003. Mr. Greinke is currently, and has been for at least the past five years, the CEO and sole owner of SC Fuels, Inc., a petroleum distributor. Mr. Greinke is also a director of the Society of Independent Gasoline Marketers of America, the Chairman of the Southern California Chapter of the Young Presidents Organization and serves on the Board of Directors of The Bank of Hemet and on the Advisory Board of Solis Capital Partners, Inc.

         JOHN PIMENTEL served as a director of PEI California since April 2004. Since 2003, Mr. Pimentel has been a consultant to Cagan-McAfee Capital Partners, LLC, where he consults in the areas of business development, investment structuring, and portfolio company management. Prior to joining Cagan-McAfee Capital Partners, Mr. Pimentel worked with Bain & Company in the firm's Private Equity Group and the general consulting practice from 1998 to 2002. From 1993 to 1996 Mr. Pimentel served as Deputy Secretary for Transportation for the State of California where he oversaw a $4.5 billion budget and 28,000 employees, including the Department of Transportation, the California Highway Patrol, and parts of the Department of Motor Vehicles. Mr. Pimentel has an M.B.A. from Harvard Business School and a B.A. from University of California at Berkeley.

         TERRY L. STONE is a Certified Public Accountant with over thirty years of experience in accounting and taxation. He has been the owner of his own accountancy firm since 1990. Mr. Stone has experience in accounting and taxation in a wide range of industries, including agriculture, manufacturing, retail, equipment leasing, professionals and not-for-profit organizations. Mr. Stone served as a part-time instructor at California State University, Fresno at various times throughout the 1990s and taught classes in taxation, auditing, and financial and management accounting. Mr. Stone also has various professional certifications in addition to his Certified Public Accountant certification, including Series 7 and 66 NASD securities licenses. Mr. Stone has a B.S. in Accounting from California State University, Fresno.

         KENNETH J. FRIEDMAN was a director of Accessity, the Company's predecessor, since October 1998. Mr. Friedman has for more than five years served as President of the Primary Group, Inc., an executive search consultancy firm.

    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On March 23, 2005, in connection with the Share Exchange Transaction, the Company entered into Indemnification Agreements with each member of its Board of Directors. Each of these agreements is described above, and the disclosures contained in Item 2.01 of this Report on Form 8-K are incorporated herein by reference.

         Please also see Item 5.02(c) of this Report on Form 8-K above with respect to Certain Relationships and Related Transactions with the Company's new directors.

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGES IN FISCAL
           YEAR.

         The disclosures contained in Item 3.03 of this Report on Form 8-K are incorporated herein by reference. Copies of the Company's certificate of incorporation and bylaws are attached to this Report on Form 8-K as Exhibits 3.1 and 3.2, respectively.

ITEM 5.05. AMENDMENTS TO THE REGISTRANT'S CODE OF ETHICS, OR WAIVER OF A
           PROVISION OF THE CODE OF ETHICS.

         (a) In connection with the Reincorporation Merger and the Share Exchange Transaction, the Company adopted a new Code of Ethics applicable to its employees generally and also adopted a new Code of Ethics applicable to its Chief Executive Officer and senior financial officers. The Company's Code of Ethics and its Code of Ethics for Chief Executive Officer and Senior Financial Officers are attached to this Report on Form 8-K as Exhibits 14.1 and 14.2, respectively, and are incorporated herein by reference.

         (b) Not applicable.

ITEM 8.01 OTHER EVENTS.

         As a result of the Share Exchange Transaction, the business of the Company is comprised of the businesses of PEI California, Kinergy and ReEnergy. In the following description of the Company's business and in the "Risk Factors" that follow, the words "we," "us" and "our" and similar terms refer to Pacific Ethanol, Inc., a Delaware corporation, together with its subsidiaries PEI California, Kinergy and ReEnergy.

                                    BUSINESS

OVERVIEW

         Our primary goal is to become a leader in the production, marketing and sale of ethanol and other renewable fuels in the United States.

         In March 2005, we completed a share exchange transaction, or the Share Exchange Transaction, with the shareholders of PEI California, and the holders of the membership interests of each of Kinergy and ReEnergy, pursuant to which we acquired all of the issued and outstanding shares of capital stock of PEI California and all of the outstanding membership interests of each of Kinergy and ReEnergy. Immediately prior to the consummation of the share exchange, our predecessor, Accessity Corp., a New York corporation, or Accessity, reincorporated in the State of Delaware under the name Pacific Ethanol, Inc. through a merger of Accessity with and into its then-wholly-owned Delaware subsidiary named Pacific Ethanol, Inc., which was formed for the purpose of effecting the reincorporation. We are the surviving entity resulting from the reincorporation merger and have three principal wholly-owned subsidiaries:
Kinergy, PEI California and ReEnergy.

         We are currently in the business of marketing ethanol in the Western United States. Through third-party service providers, we provide transportation, storage and delivery of ethanol. We sell ethanol primarily into California, Nevada, Arizona and Oregon and have extensive customer relationships throughout the Western United States and extensive supplier relationships throughout the Western and Midwestern United States.

         We believe that we have a competitive advantage due to the market niche that we have developed by supplying ethanol to customers in several major metropolitan and rural markets in California and other Western states. We also believe that the experience of our management over the past two decades and the operations Kinergy has conducted over the past four years have enabled us to establish valuable relationships in the ethanol marketing industry and understand the business of marketing ethanol.

         We intend in the near-term to construct an ethanol production facility to begin the production and sale of ethanol and its co-products if we are able to secure all the necessary financing to complete construction of this facility. To date, we have not obtained all of this financing. See "Risk Factors." We also intend to construct or otherwise acquire one or more additional ethanol production facilities as financing resources and business prospects make the construction or acquisition of these facilities advisable. PEI California has, to date, not conducted any significant business operations other than the acquisition of real property located in Madera County, California, on which it intends to construct its first ethanol production facility. ReEnergy, does not presently have any significant business operations or plans but does hold an option to acquire real property in Visalia, California, on which we may build an ethanol production facility.

INDUSTRY OVERVIEW

    OVERVIEW OF ETHANOL MARKET

         Methyl tertiary-butyl ether, or MTBE, was used for over 20 years in California and other states as an oxygenate. An oxygenate is a substance that, when added to gasoline, increases the amount of oxygen in the gasoline blend and improves its air quality characteristics. Oxygenated fuels sometimes are mandated by the Environmental Protection Agency, or EPA, for sale and use in geographical areas which fail to achieve certain air quality standards. MTBE is, however, a known carcinogen that contaminates groundwater, and California banned the addition of MTBE to motor fuels effective January 1, 2004. The EPA lists on its website at least 20 states with partial or complete bans on the use of MTBE. Ethyl alcohol, or ethanol, has recently replaced MTBE as a fuel additive and an oxygenate in California, New York and Connecticut. According to the California Air Resources Board, ethanol is the only commercially available fuel additive that can replace MTBE to meet the federal Clean Air Act's oxygenate requirement in the State of California. According to the USEIA, ethanol accounted for more than 67% of the oxygenate market nationwide during February 2005.

         California is the nation's largest market for gasoline. According to California Department of Motor Vehicles, approximately 28 million motor vehicles were registered in California 2003 and were estimated to use over 15 billion gallons of gasoline during 2003. California's last oil refinery was built in 1969. We believe that California's stringent permitting process and the economics of constructing and operating an oil refinery in California present difficult barriers to entry into the oil refining market. In addition, we believe that California is in a volatile and highly sensitive energy situation due to its relative geographic isolation from oil refiners located elsewhere in the United States coupled with what we believe is an overall decline in production capacity in the United States. According to the California Energy Commission, California imports approximately 10% of its finished fuel products and during 2004 over 55% of its total petroleum supply.

         We expect the ethanol industry to produce up to 4.0 billion gallons of ethanol in 2005, an increase of approximately 18% from the approximately 3.4 billion gallons of ethanol produced in 2004. According to the Renewable Fuels Association, in its ETHANOL INDUSTRY OUTLOOK 2004, the ethanol market in California was expected to exceed 950 million gallons, or more than 25% of the national market. However, also according to the Renewable Fuels Association, in its ETHANOL INDUSTRY OUTLOOK 2004, California has only two small ethanol plants with a combined production capacity of less than 10 million gallons per year, leaving California with ethanol production levels substantially below the demand for ethanol in California. The balance of ethanol is shipped via rail from the Midwest to California. Gasoline and diesel products that supply the major fuel terminals are shipped in pipelines throughout the northern and southern portions of California. Unlike gasoline and diesel, however, ethanol cannot be shipped in these pipelines because ethanol has an affinity for mixing with water already present in the pipelines. When mixed, water dilutes ethanol and creates significant quality control issues. Therefore, ethanol must be trucked from rail terminals to regional fuel terminals, or blending racks.

         According to material published by the Renewable Fuels Association, approximately 95% of the ethanol produced in the United States is made in the Midwest from corn. According to the U.S. Department of Energy, ethanol is typically blended at 5.7% to 10% by volume in the United States, but is also blended at up to 85% for vehicles designed to operate on 85% ethanol. Compared to gasoline, ethanol is generally considered to be less expensive and cleaner burning and contains higher octane. We anticipate that the increasing demand for transportation fuels coupled with limited opportunities for gasoline refinery expansions and the growing importance of reducing CO2 emissions through the use of renewable fuels will generate additional growth in the California ethanol market.

         Ethanol sold into the Central Valley region of California, or Central Valley, is currently shipped via rail from the Midwest, and then "double-handled" into trucks and shipped to blending racks in Sacramento, Stockton, Fresno and Bakersfield. We believe that this one to two thousand mile transport and "double handling" can add significantly to the final price of ethanol. We estimate that ethanol demand in the Central Valley was approximately 200 million gallons in 2004. We believe that through Kinergy, we could market and sell locally all or substantially all of the 35 million gallons of ethanol expected to be produced at our initial ethanol production facility.

         According to BBI International, in a March 2003 Ethanol Feasibility Study produced for ReEnergy, over the course of a decade, prices for ethanol delivered by rail car into California have ranged between $.90 and $1.75 per gallon, averaging approximately $1.27 per gallon. Of the many factors influencing the price of ethanol, we believe that the price of gasoline has the largest influence. We believe that ethanol prices, net of tax incentives offered by the federal government, are positively correlated to fluctuations in gasoline prices. In addition, we believe that ethanol prices in California are typically $.10 to $.12 per gallon higher than in the Midwest due to the freight costs of delivering ethanol from Midwest production facilities.

         Ethanol prices have recently been affected by an imbalance of short-term supply relative to short-term demand and have declined by approximately 30% from their peaks in 2004 through May 2005. Although ethanol prices were in excess of their historical average during most of 2004, ethanol prices have thus far trended down toward long-term averages during 2005. Ethanol represents only up to 3% of the total annual gasoline supply in the United States, therefore we believe that the ethanol industry has substantial room to grow to reach what we believe is an achievable level of 10% of the total annual gasoline supply in the United States. In California alone, an increase in the demand for ethanol to 10% of the total annual gasoline supply would result in annual demand for approximately 650 million additional gallons of ethanol, which represents an increase in demand on a national basis of approximately 16%. Although the short-term supply of ethanol has recently increased at a faster rate than the increase in demand over the same period, we believe that in the long-term supply and demand for ethanol will be more balanced.

    OVERVIEW OF ETHANOL PRODUCTION PROCESS

         The production of ethanol from starch or sugar-based feedstocks has been practiced for thousands of years. While the basic production steps remain the same, the process has been refined considerably in recent years, leading to a highly-efficient process that now yields more energy in the ethanol and co-products than is required to make the products. The modern production of ethanol requires large amounts of corn, or other high-starch grains, and water as well as chemicals, enzymes and yeast, and denaturants such as unleaded gasoline or liquid natural gas, in addition to natural gas and electricity.

         In the dry milling process, corn or other high-starch grains are first ground into meal and then slurried with water to form a mash. Enzymes are then added to the mash to convert the starch into the simple sugar, dextrose. Ammonia is also added for acidic (pH) control and as a nutrient for the yeast. The mash is processed through a high temperature cooking procedure, which reduces bacteria levels prior to fermentation. The mash is then cooled and transferred to fermenters, where yeast is added and the conversion of sugar to ethanol and CO2 begins.

         After fermentation, the resulting "beer" is transferred to distillation, where the ethanol is separated from the residual "stillage." The ethanol is concentrated to 190 proof using conventional distillation methods and then is dehydrated to approximately 200 proof, representing 100% alcohol levels, in a molecular sieve system. The resulting anhydrous ethanol is then blended with about 5% denaturant, which is usually gasoline, and is then ready for shipment to market.

         The residual stillage is separated into a coarse grain portion and a liquid portion through a centrifugation process. The soluble liquid portion is concentrated to about 30% dissolved solids by an evaporation process. This intermediate state is called condensed distillers solubles, or syrup. The coarse grain and syrup portions are then mixed to produce wet distillers grains, or WDG, or can be mixed and dried to produce dried distillers grains with solubles, or DDGS. Both WDG and DDGS are high-protein animal feed products.

    OVERVIEW OF DISTILLERS GRAINS MARKET

         We believe that approximately 4.0 million tons of dried distillers grains are produced and sold every year in North America. Dairy cows and beef cattle are the primary consumers of distillers grains. According to Rincker and Berger, in their 2003 article entitled OPTIMIZING THE USE OF DISTILLER GRAIN FOR DAIRY-BEEF PRODUCTION, a dairy cow can consume 12-15 lbs of WDG per day in a balanced diet. At this rate, the WDG output of an ethanol facility that produces 35 million gallons of ethanol per year can feed approximately 105,000-130,000 dairy cows. We believe that the only distillers grains currently available in California are shipped from the Midwest via rail cars in dry form.

         Successful and profitable delivery of DDGS from the Midwest faces a number of challenges, including product inconsistency, handling difficulty and lower feed values. All of these challenges are mitigated with a consistent supply of WDG from a local plant. DDGS delivered via rail to California from the Midwest undergoes an intense drying process and exposure to extreme heat at the production facility and in the railcars, during which various nutrients are burned off which reduces the nutritional composition of the final product. In addition, DDGS shipped via rail can take as long as two weeks to be delivered to California, and scheduling errors or rail yard mishaps can extend delivery time even further. DDGS tends to solidify and set in place as it sits in a rail car and thus expedient delivery is important. After solidifying and setting in place, DDGS becomes very difficult and thus expensive to unload. During the summer, rail cars typically take a full day to unload but can take longer. Also, DDGS shipped from the Midwest can be inconsistent because some Midwest producers use a variety of feedstocks depending on the availability and price of competing crops. Corn, milo sorghum, barley and wheat are all common feedstocks used for the production of ethanol but lead to significant variability in the nutritional composition of distillers grains. California dairies depend on rations that are calculated with precision and a subtle difference in the makeup of a key ingredient can significantly affect milk production at dairies. By not drying the distillers grains and by shipping them locally, we believe that we will be able to preserve the feed integrity of these grains.

         Historically, the market price for distillers grains has been stable in comparison to the market price for ethanol. We believe that the market price of DDGS is determined by a number of factors, including the market value of corn, soybean meal and other competitive protein ingredients, the performance or value of DDGS in a particular feed formulation and general market forces of supply and demand. We also believe that nationwide, the market price of distillers grains historically has been influenced by producers of distilled spirits and more recently by the large corn dry-millers that operate fuel ethanol plants. In California, the market price of distillers grains is often influenced by nutritional models that calculate the feed value of distillers grains by nutritional content.

OUR STRATEGY

         Our primary goal is to become the leader in the production, marketing and sale of ethanol and other renewable fuels in the Western United States. Our business strategy to achieve this goal includes the following elements:

         o CONTINUE TO DEVELOP AND EXPAND OUR ETHANOL DISTRIBUTION NETWORK. We have developed and plan to continue to develop and expand, our ethanol distribution network for delivery of ethanol by truck to virtually every significant fuel terminal as well as to numerous smaller fuel terminals throughout California. Fuel terminals have limited storage capacity and we have been successful in securing storage tanks in California. In addition, we have an extensive network of third-party delivery trucks available to deliver ethanol throughout California.
         o CONTINUE TO EXPAND OUR BUSINESS IN GROWING GEOGRAPHIC MARKETS. We intend to continue to expand our business in regions where MTBE has been banned and that represent growing markets for ethanol, including Phoenix, Arizona, Las Vegas, Nevada and Portland, Oregon.
         o CONSTRUCT AN ETHANOL PRODUCTION FACILITY AND BEGIN PRODUCING ETHANOL AND CO-PRODUCTS. We plan to construct an ethanol production facility and begin producing ethanol and its co-products, specifically, WDG and CO2, for sale in the Central Valley. We believe that, following the construction of our first 35 million gallon per year ethanol plant, we will be the largest producer of ethanol in California and that our proximity to the geographic market in which we plan to sell our ethanol provides us significant competitive advantages over ethanol producers in the Midwest.
         o IDENTIFY AND EXPLOIT NEW RENEWABLE FUELS AND TECHNOLOGIES. We plan to undertake to identify and exploit new renewable fuels and technologies. For example, we are examining the feasibility of producing and/or marketing bio-diesel fuels and we are examining new technologies enabling the conversion of cellulose, which is generated predominantly from wood waste, paper waste and agricultural waste, into ethanol.

KINERGY CUSTOMERS

         We purchase and resell ethanol to various customers in the Western United States. We also arrange for transportation, storage and delivery of ethanol purchased by our customers through our agreements with third-party service providers. Our revenue is obtained primarily from sales of ethanol to large oil companies.

         During 2004, we purchased and resold an aggregate of approximately 52.5 million gallons of fuel grade ethanol to approximately 25 customers. Sales to Kinergy's five largest customers represented in the aggregate approximately 58% of Kinergy's total revenues in 2004. Sales to each of our other customers did not represent more than approximately 5% of our revenue in 2004.

         Most of the major metropolitan areas in California have fuel terminals served by rail, but other major metropolitan areas and more remote smaller cities and rural areas in California do not. We believe that we have developed a valuable niche in California by growing our business to supply customers in areas without rail access at fuel terminals, which are primarily located in the Sacramento, San Joaquin and Imperial Valleys of California. We manage the complicated logistics of shipping ethanol from the Midwest by rail to intermediate storage locations throughout the Western United States and trucking the ethanol from these storage locations to blending racks where the ethanol is blended with gasoline. We believe that by establishing an efficient service for truck deliveries to these more remote locations, we have differentiated ourselves from our competitors which has resulted in increased sales and profitability. In addition, by producing ethanol in California, we believe that we will benefit from our ability to increase spot sales of ethanol from this additional supply following ethanol price spikes caused from time to time by rail delays in delivering ethanol from the Midwest to California.

         We typically match ethanol purchase and sale contracts of like quantities and delivery period, which ordinarily range from one to twelve months. From time to time, we attempt to take advantage of what we perceive to be favorable industry trends and maintain net long or short ethanol positions. This practice does subject us to the risk of prices moving in unanticipated directions, which may result in losses, but also enables us to benefit from above normal gross profit margins. Historically, our gross profit as a percentage of sales has averaged between 2.0% to 4.4%, primarily due to increases in the values of our inventory we held for sale during periods in which ethanol prices generally increased. However, in light of recent declines in ethanol prices, we anticipate that until we complete our facility and commence the business of ethanol production thereby obtaining the benefits of higher profit margins associated with production activities as compared to marketing and distribution activities, our gross profit as a percentage of sales will be approximately 1.0%. This is especially true in light of our recent entry into a marketing agreement with Phoenix Bio-Industries ("PBI") to market and sell all of PBI's ethanol production from its plant located in Goshen, California. We expect initial production to be approximately 2.0 to 2.5 million gallon per month once PBI completes construction of its ethanol production facility, which is anticipated to occur during the third quarter of 2005. We also expect to obtain a 1.0% gross profit on the sale of PBI's ethanol, a profit level which we believe to be more typical of the ethanol marketing industry.

         We will begin to market and sell ethanol we produce upon completion of construction of our first ethanol production plant at our Madera County site. We believe that most or all of the ethanol produced upon completion of construction of our Madera County facility can be sold locally into the Fresno market. We will continue to market ethanol and manage the shipping, storage and delivery of ethanol from the Midwest to existing and new customers in the Western United States. In addition, we intend to continue to expand our business in regions that represent growing markets for ethanol, including Phoenix, Arizona, Las Vegas, Nevada and Portland, Oregon.

KINERGY SUPPLIERS

         We do not presently engage in any ethanol production activities. However, we are in the process of constructing an ethanol plant in Madera County for the production of up to 35 million gallons of ethanol per year. We are a marketer and reseller of ethanol throughout the Western United States. Accordingly, we are dependent upon various producers of fuel grade ethanol for our ethanol supplies. In addition, we provide ethanol transportation, storage and delivery services through third-party service providers.

         We assume risk of loss with respect to each shipment of ethanol once the ethanol is delivered to us by our suppliers at the agreed upon delivery location. We maintain this risk of loss until the ethanol is delivered to a fuel terminal. In the event that our suppliers ship ethanol directly to our customers, risk of loss passes directly from our suppliers to our customers and we do not assume any risk of loss. We maintain insurance to cover the risks associated with our activities.

         We do not own or lease any rail cars, tanker trucks or other fuel transportation vehicles. Instead, we contract with third-party providers to receive ethanol at agreed upon locations from our suppliers and to store and/or deliver the ethanol to agreed upon locations on behalf of our customers. These contracts generally run from year-to-year, subject to termination by either party upon advance written notice before the end of the then-current annual term.

PEI CALIFORNIA CUSTOMERS

         Upon completion of our ethanol plant in Madera County, we expect to market and sell ethanol produced at this plant through Kinergy. Kinergy's business focus has been on growing its market share at the Fresno fuel terminal, which is the only wholesale distribution point for gasoline for over 200 miles between Stockton and Bakersfield, California. The Fresno fuel terminal is only

20 miles southeast of our Madera County site and 35 miles northwest of our potential Visalia site. The greater Fresno area is experiencing rapid population growth. The Fresno/Clovis metro area population is nearly 700,000. In addition, the Fresno fuel terminal serves the Central Valley, which is one of the largest agricultural regions in the world. We are currently purchasing and reselling over 50% of the ethanol distributed out of the Fresno fuel terminal. We expect that all of the ethanol generated by the Madera County plant will be able to be sold locally in the Fresno market that Kinergy has developed, capturing a key competitive advantage over Midwest ethanol producers who must incur the costs of delivering ethanol from thousands of miles away and subject their supplies to rail delays and other challenges.

         The San Joaquin Valley of California (located in the southern half of the Central Valley) has one of the highest concentrations of dairy cows in the world, with over 1.3 million head of cattle in an area covering approximately 30,000 square miles. There are approximately 500,000 dairy cows within a 50-mile radius of our planned production site in Madera County and within the same distance of our potential site in Visalia, California, for a combined total, excluding any overlap, of over 1.0 million dairy cows. We expect that our planned ethanol production facility in Madera County as well as our potential site in Visalia, California will each be able to produce enough WDG to feed 105,000 to 130,000 dairy cows each year.

         We expect to be one of the few WDG producers with production facilities located in California. We intend to position WDG as the protein feed of choice based on its nutritional composition, consistency of quality and delivery, ease of handling and its mixing ability with minerals and other feed ingredients. We believe that WDG has an ideal moisture level to carry minerals and other feed ingredients and we expect to capture a higher combined profit margin by providing WDG to the feed market in California.

         We also have a proposal from Airgas Dry Ice to purchase all the CO2 from our Madera County facility once construction is completed and production of ethanol is commenced. The proposal also provides that Airgas Dry Ice would lease land adjacent to the Madera County ethanol plant and capitalize the costs of the CO2 recovery and processing plant.

PEI CALIFORNIA SUPPLIERS

         The production of ethanol requires a significant amount of raw materials and supplies, such as corn, natural gas, electricity and water. The cost of corn is the most important variable cost associated with the production of ethanol. A 35 million gallon per year ethanol facility requires approximately
12.5 million bushels of corn each year or, according to the United States Department of Agriculture--National Agricultural Statistics Survey, nearly 50% of California's total 2004 annual corn production of 26.25 million bushels. Therefore, a California ethanol plant must be able to efficiently ship corn from the Midwest via rail and then cheaply and reliably truck processed ethanol to local markets. Once built, we expect that the Madera County facility will be one of the most efficient grain receiving facilities in the United States. The unloading system was designed to unload 110 rail cars consistently in less than fifteen hours. The plant will have the capacity to store a 49-day supply of corn, or approximately 1.8 million bushels.

         We plan to source corn using standard contracts, such as spot purchases, forward purchases and basis contracts. We plan to establish a relationship with a forwarding broker at the Chicago Board of Trade and expect to establish allowable limits of open and un-hedged grain transactions that its merchants will be required to follow pursuant to a risk management program. The limits established are expected to be reviewed and adjusted on a regular basis.

CONSTRUCTION OF ETHANOL PLANT

         PEI California has entered into a construction agreement with W.M. Lyles Co. for the construction of an ethanol plant at our Madera County site and a potential second ethanol plant, currently considered for location in Visalia, California. The construction agreement provides that W.M. Lyles Co. will provide pricing choices in the construction of the plant. The first option is a lump sum pricing option in which W.M. Lyles Co. sets a fixed price for the construction of the plant. The second pricing option is a guaranteed maximum price, or GMP, contract that sets a cap on total construction costs while providing for shared savings if the actual cost falls below the GMP price. W.M. Lyles Co. provided us with a lump sum price bid of $51.8 million and a GMP price of $52.8 million in January 2005, that expired on April 1, 2005. We expect to receive a final price for both of these options from W.M. Lyles Co. in the near future. In addition, the contract provides that if we cancel the construction contract in favor of another contractor, we would be required to pay a termination fee of $5.0 million. We are working to secure the financing necessary to complete construction of this facility. See "Risk Factors."

         Responsibility for the proper and timely construction of our planned ethanol production facility rests with W.M. Lyles Co. We are requiring a payment and performance bond to guarantee the quality and the timeliness of the construction of this facility. We are currently negotiating the appropriate levels of performance guarantees and associated liquidated damages. We have currently authorized W. M. Lyles Co. to expend up to $3.0 million on site development work.

         Water supply is one of the most critical issues in developing a project in the state of California. There is a pervasive water shortage in the Central Valley, often causing spikes in the price of available water. We have taken a number of steps to reduce our exposure to interruptions in our water supply and to fluctuations in the market price of water. We have selected Delta-T Corporation, a process design and technology provider, that we believe is recognized in its industry for assisting in the minimization of water use. Also, our Madera County property has two deep-water wells on the property which we believe are able to supply nearly twice the annual requirements of our proposed ethanol production facility. In addition, we have initiated the application process to annex the Madera County property into the Madera Irrigation District, or the MID. Having the Madera County site in the MID would allow us to buy water from the MID if water quality degradation issues arise from drawing down the water table on the property.

COMPETITION

         We operate in the highly-competitive ethanol marketing industry and plan to construct an ethanol production facility to begin producing our own ethanol. The largest ethanol producer in the United States is Archer-Daniels-Midland Company, or ADM, with wet and dry mill plants in the Midwest and a total production capacity of about 1.0 billion gallons per year, or about 30% of total United States ethanol production. According to the Renewable Fuels Association, in its May 2005 report entitled U.S. FUEL ETHANOL PRODUCTION CAPACITY, there are approximately 100 ethanol plants currently operating or under construction located primarily in the Midwest with a combined annual production capacity of approximately 4.5 billion gallons. We believe that most of the growth in ethanol production over the last ten years has been by farmer-owned cooperatives that have commenced or expanded ethanol production as a strategy for enhancing demand for corn and adding value through processing. We believe that many smaller ethanol plants rely on marketing groups such as Ethanol Products, Aventine Renewable Energy, Inc. and Renewable Products Marketing Group to move their product to market. We believe that, because ethanol is a commodity, many of the Midwest ethanol producers can target California, though ethanol producers further west in states such as Nebraska and Kansas often enjoy delivery cost advantages.

         We are aware of one ethanol production facility currently under construction in Goshen, California, located approximately fifty miles southeast of our Madera County site. On March 4, 2005, we agreed with Phoenix Bio-Industries, Inc., or PBI, the owner of the Goshen production facility, to market and sell PBI's entire ethanol production from this facility. We expect initial production to be approximately 2.0 to 2.5 million gallons per month once PBI completes construction of the facility, which is anticipated to occur during the third quarter of 2005. The term of the agreement is two years from the date that ethanol is first available for marketing from PBI's production facility.

         We believe that our ability to successfully compete in the ethanol marketing industry depends on many factors, including:

         o OUR ETHANOL DISTRIBUTION NETWORK. We believe that we have a competitive advantage due to the market niche that we have developed by supplying ethanol to customers in areas and markets in the Western United States that are not served by rail. We have developed an ethanol distribution network for delivery of ethanol by truck to virtually every significant fuel terminal as well as to numerous smaller fuel terminals throughout California. Fuel terminals have limited storage capacity and we have been successful in securing storage tanks in California. In addition, we have an extensive network of third-party delivery trucks available to deliver ethanol throughout California.

         o OUR CUSTOMER AND SUPPLIER RELATIONSHIPS. We have developed business relationships with our customers and suppliers. In particular, we have developed business relationships with major and independent un-branded customers who collectively control the majority of all gasoline sales in California. In addition, we have developed business relationships with ethanol suppliers throughout the Western and Midwestern United States.

         We believe that our ability to successfully compete in the ethanol production industry depends on many factors, including:

         o OUR LOCATION IN CALIFORNIA. We believe that, after the construction or our ethanol production plant, we will have a competitive advantage in the Central Valley market for ethanol because competing Midwest-sourced ethanol must be "double-handled" to reach Central Valley distribution racks and Midwest ethanol producers must incur the costs of delivering ethanol from hundreds of miles away and subject their supplies to rail delays and other challenges. In addition, the San Joaquin Valley has over 1.3 million head of dairy cattle in an area less than 30,000 square miles, which we expect will provide an excellent market for WDG, a co-product of ethanol and an important protein source for dairy cows.

         o OUR ETHANOL MARKETING DIVISION. Upon completion of our ethanol production facility in Madera County, we expect to market and sell ethanol produced at this facility through Kinergy. We estimate that ethanol demand in the Central Valley was approximately 200 million gallons in 2004. Kinergy is currently purchasing and reselling over 50% of the ethanol distributed out of the Fresno fuel terminal. We expect that all of the ethanol generated by the Madera County facility will be able to be sold locally in the Fresno market that Kinergy has developed.

         Although we believe that we have certain competitive advantages over our competitors, realizing and maintaining those advantages will require a continued high level of investment in marketing and customer service and support. We may not have sufficient resources to continue to make such investments. Even if sufficient funds are available, we may not be able to make the modifications and improvements necessary to maintain our competitive advantages.

GOVERNMENTAL REGULATION

         We and our existing and proposed business operations are subject to extensive and frequently changing federal, state and local laws and regulations relating to the protection of the environment. These laws, their underlying regulatory requirements and the enforcement thereof, some of which are described below, impact, or may impact, our existing and proposed business operations by imposing:

         o restrictions on our existing and proposed business operations and/or the need to install enhanced or additional controls;
         o    the need to obtain and comply with permits and authorizations;
         o liability for exceeding applicable permit limits or legal requirements, in certain cases for the remediation of contaminated soil and groundwater at our facilities, contiguous and adjacent properties and other properties owned and/or operated by third parties; and
         o    specifications for the ethanol we market and plan to produce.

         In addition, some of the governmental regulations to which we are subject are helpful to our ethanol marketing business and proposed ethanol production business. The ethanol fuel industry is greatly dependent upon tax policies and environmental regulations that favor the use of ethanol in motor fuel blends in North America. Some of the governmental regulations applicable to our ethanol marketing business and proposed ethanol production business are briefly described below.

FEDERAL EXCISE TAX EXEMPTION

         Ethanol blends have been either wholly or partially exempt from the federal excise tax, or FET, on gasoline since 1978. The exemption has ranged from $0.04 to $0.06 per gallon of gasoline during that 25-year period. Current law provides a $0.051 per gallon exemption from the $0.183 per gallon FET on gasoline if the taxable product is blended in a mixture containing at least 10% ethanol. The FET exemption was revised and its expiration date was extended for the sixth time since its inception as part of the Jumpstart Our Business Strength, or JOBS, Act enacted in October 2004. The new expiration date of the FET exemption is December 31, 2010. We believe that it is highly likely that this tax incentive will be extended beyond 2010 if Congress deems it necessary for the continued growth and prosperity of the ethanol industry. Practically speaking, the ethanol industry wields extensive power, especially in the United States Senate, and we believe that it has consolidated the support needed for the continuation of the FET exemption for ethanol.

CLEAN AIR ACT AMENDMENTS OF 1990

         In November 1990, a comprehensive amendment to the Clean Air Act of 1977 established a series of requirements and restrictions for gasoline content designed to reduce air pollution in identified problem areas of the United States. The two principal components affecting motor fuel content are the Oxygenated Fuels Program, which is administered by states under federal guidelines, and a federally supervised Reformulated Gasoline Program.

         Oxygenated Fuels Program
         ------------------------

         Federal law requires the sale of oxygenated fuels in certain carbon monoxide non-attainment Metropolitan Statistical Areas ("MSA") during at least four winter months, typically November through February. Any additional MSA not in compliance for a period of two consecutive years in subsequent years may also be included in the program. The EPA Administrator is afforded flexibility in requiring a shorter or longer period of use depending upon available supplies of oxygenated fuels or the level of non-attainment. This law currently affects the Los Angeles area, where over 150 million gallons of ethanol are blended with gasoline each winter.

         Reformulated Gasoline Program
         -----------------------------

         The Clean Air Act Amendments of 1990 established special standards effective January 1, 1995 for the most polluted ozone non-attainment areas: Los Angeles Basin, Baltimore, Chicago Area, Houston Area, Milwaukee Area, New York-New Jersey, Hartford Region, Philadelphia Area and San Diego, with provisions to add other areas in the future if conditions warrant. California's Central Valley was added in 2002. At the outset of the program there were a total of ninety-six MSAs not in compliance with clean air standards for ozone, which currently represents approximately 60% of the national market.

         The legislation requires a minimum of 2.0% oxygen by weight in reformulated gasoline as a means of reducing carbon monoxide pollution and replacing octane lost by reducing aromatics which are high octane portions of refined oil. The Reformulated Gasoline Program also includes a provision that allows individual states to "opt into" the federal program by request of the governor, to adopt standards promulgated by California that are stricter than federal standards, or to offer alternative programs designed to reduce ozone levels. Nearly all of the Northeast and middle Atlantic areas from Washington, D.C., to Boston not under the federal mandate have "opted into" the federal standards.

         These state mandates in recent years have created a variety of gasoline grades to meet different regional environmental requirements. Reformulated gasoline accounts for about 30% of nationwide gasoline consumption. Under current law, California refiners must blend a minimum of 2.0% oxygen by weight. This is the equivalent of 5.7% ethanol in every gallon of gas, or roughly 900 million gallons of ethanol per year in California alone.

PROPOSED NATIONAL ENERGY LEGISLATION

         We believe that a national energy bill has become a priority for President George Bush and that an energy bill may pass during the current legislative session. The United States House of Representatives has passed a bill that includes a national renewable fuels standard that requires refiners to blend a percentage of renewable fuels into their gasoline. This bill sets the renewable fuels standard beginning at 3.0 billion gallons per year and we believe ending at 5 to 8 billion gallons per year by 2012. The United States Senate has yet to address the bill, but we expect that if the Senate does pass a version of the bill, it will pass a version of the bill with a larger beginning and ending renewable fuels standard. If the Senate passes a version of the bill different from the version passed by the House of Representatives, the Congressional Conference Committee will be required to reach a compromise in order to send the bill to President Bush for approval or veto. We believe that all versions of the renewable fuels standard substitute the standard for the existing oxygenate requirement in the current Reformulated Gasoline Program. We anticipate that the effects of this legislation, if it is passed, on the market for ethanol will be to increase the overall size of the market for ethanol on a national basis. In addition, we believe that the market for ethanol in geographic areas such as California could experience either increases or decreases in the demand for ethanol depending on the preferences of petroleum refiners. See "Risk Factors."

ADDITIONAL ENVIRONMENTAL REGULATIONS

         In addition to the governmental regulations applicable to the ethanol marketing and production industries described above, our business is subject to additional federal, state and local environmental regulations, including regulations established by the EPA, the California Air Quality Management District, the San Joaquin Valley Air Pollution Control District and the California Air Resources Board, or CARB. We cannot predict the manner or extent to which these regulations will harm or help our business or the ethanol production and marketing industry in general.

EMPLOYEES

         As of May 20, 2005, we employed nine persons on a full-time basis, including through our Kinergy and PEI California subsidiaries. Our employees are highly skilled, and our success will depend in part upon our ability to retain such employees and attract new qualified employees who are in great demand. We have never had a work stoppage or strike, and no employees are presently represented by a labor union or covered by a collective bargaining agreement. We consider our relations with our employees to be good.

FACILITIES

         Our corporate headquarters, located in Fresno, California, consists of a 3,000 square foot office rented on a month-to-month basis. We also rent on an annual basis an office in Davis, California, consisting of 500 square feet.

         We have acquired real property located in Madera County consisting of approximately 137 acres on which we intend to construct an ethanol production facility. We have an option to acquire additional real property located in Visalia, California consisting of approximately 89.3 acres on which we may construct another ethanol production facility and expand our operations.

LEGAL PROCEEDINGS

         We are subject to legal proceedings, claims and litigation arising in the ordinary course of business. While the amounts claimed may be substantial, the ultimate liability cannot presently be determined because of considerable uncertainties that exist. Therefore, it is possible that the outcome of those legal proceedings, claims and litigation could adversely affect our quarterly or annual operating results or cash flows when resolved in a future period. However, based on facts currently available, management believes such matters will not adversely affect our financial position, results of operations or cash flows.

    R.A. DAVIS COMMODITIES

         On September 22, 2004, R.A. Davis Commodities, LLC filed a complaint for breach of contract, promissory estoppel and negligence in the Superior Court of the State of California for the County of Fresno against PEI California. The complaint seeks actual and consequential damages in the amount of approximately $700,000 based on PEI California's alleged breach of certain rolled corn purchase contracts. PEI California responded to the complaint on January 27, 2005. PEI California also filed a cross-complaint against R.A. Davis on that date, alleging breach of oral and written contract in connection with sales of feed product as well as "transloading" services performed for R.A. Davis. The cross-complaint seeks damages in the amount of $121,435. The trial in this matter is set for March 13, 2006. We believe that the claims made in the complaint are without merit and we expect to vigorously defend this lawsuit.

    INSURANCE CORPORATION OF HANOVER

         On November 8, 2004, Insurance Corporation of Hanover and Kruse Investments d/b/a Western Milling, LLC (collectively, the "Plaintiffs") filed a complaint for damages in the Superior Court of the State of California for the County of Madera against PEI California. The complaint sought actual and consequential damages in the amount of approximately $960,800 based on PEI California's alleged breach of contract and negligence in connection with losses suffered by Plaintiffs which arose out of damage caused to Western Milling's canola meal that was stored at PEI California's grain silos located at PEI California's Madera County facility, which facility was the subject of a grain silo fire on January 12, 2004. PEI California's insurance company has settled this matter. Plaintiffs have dismissed the action against PEI California with prejudice and have provided PEI California a written release.

    GERALD ZUTLER

         In January 2003, DriverShield CRM Corp. ("DriverShield"), then a wholly-owned subsidiary of our predecessor, Accessity, was served with a complaint filed by Mr. Gerald Zutler, its former President and Chief Operating Officer, alleging, among other things, that DriverShield breached his employment contract, that there was fraudulent concealment of DriverShield's intention to terminate its employment agreement with Mr. Zutler, and discrimination on the basis of age and aiding and abetting violation of the New York State Human Rights Law. Mr. Zutler is seeking damages aggregating $3.0 million, plus punitive damages and reasonable attorneys' fees. DriverShield's management believes that DriverShield properly terminated Mr. Zutler's employment for cause, and intends to vigorously defend this suit. An Answer to the complaint was served by DriverShield on February 28, 2003. In 2003, Mr. Zutler filed a motion to have DriverShield's attorney removed from the case. The motion was granted by the court, but was subsequently overturned by an appellate court. DriverShield has filed a claim with its insurance carrier under its directors and officers and employment practices' liability policy. The carrier has agreed to cover certain portions of the claim as they relate to Mr. Siegel, DriverShield's former Chief Executive Officer. The policy has a $50,000 deductible and a liability limit of $3.0 million per policy year. At the present time, the carrier has agreed to cover the portion of the claim that relates to Mr. Siegel and has agreed to a fifty percent allocation of expenses.

                                  RISK FACTORS

         AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION IN THIS REPORT AND IN OUR OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING OUR SUBSEQUENT REPORTS ON FORMS 10-QSB AND 8-K, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS BEFORE DECIDING TO INVEST IN SHARES OF OUR COMMON STOCK OR TO MAINTAIN OR INCREASE YOUR INVESTMENT IN SHARES OF OUR COMMON STOCK. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, IT IS LIKELY THAT OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS COULD BE SERIOUSLY HARMED. AS A RESULT, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU COULD LOSE PART OR ALL OF YOUR INVESTMENT.

                    RISKS RELATED TO OUR COMBINED OPERATIONS

    WE HAVE INCURRED SIGNIFICANT LOSSES IN THE PAST AND WE MAY INCUR SIGNIFICANT LOSSES IN THE FUTURE. IF WE CONTINUE TO INCUR LOSSES, WE WILL EXPERIENCE NEGATIVE CASH FLOW, WHICH MAY HAMPER OUR OPERATIONS, MAY PREVENT US FROM EXPANDING OUR BUSINESS AND MAY CAUSE OUR STOCK PRICE TO DECLINE.

         We have incurred losses in the past. As of March 31, 2005, we had an accumulated deficit of approximately $4.5 million. For the three months ended March 31, 2005, we incurred a loss of approximately $800,000. We expect to incur losses for the foreseeable future and at least until the completion of our planned ethanol production facility. We estimate that the earliest completion date of our ethanol production facility in Madera County will not occur until the third quarter of 2006. We expect to rely on cash from operations and debt and equity financing to fund all of the cash requirements of our business. If our net losses continue, we will experience negative cash flow, which may hamper current operations and may prevent us from expanding our business. We cannot assure you that we will attain, sustain or increase profitability on a quarterly or annual basis in the future. If we do not achieve, sustain or increase profitability, our business will be adversely affected and our stock price may decline.

    THE HIGH CONCENTRATION OF OUR SALES WITHIN THE ETHANOL PRODUCTION AND MARKETING INDUSTRY COULD RESULT IN A SIGNIFICANT REDUCTION IN SALES AND NEGATIVELY AFFECT OUR PROFITABILITY IF DEMAND FOR ETHANOL DECLINES.

         Our revenue is and will continue to be derived primarily from sales of ethanol. Currently, the predominant oxygenate used to blend with gasoline is ethanol. Ethanol competes with several other existing products and other alternative products could also be developed for use as fuel additives. In addition, some studies, including a study conducted at the University of California, Berkeley in 2003, suggest that producing ethanol from corn requires burning as much as twice the amount of gasoline already used in cars, thereby harming the environment more than pure gasoline. We expect to be completely focused on the production and marketing of ethanol and its co-products for the foreseeable future. There can be no assurance that we will be able to shift our business focus away from the production and marketing of ethanol to other renewable fuels or competing products. Accordingly, an industry shift away from ethanol or the emergence of new competing products may reduce the demand for ethanol. As a result, our sales and profitability would be significantly and adversely impacted by a downturn in the demand for ethanol.

    WE PLAN TO FUND A SUBSTANTIAL MAJORITY OF THE CONSTRUCTION COSTS OF OUR PLANNED ETHANOL PRODUCTION FACILITY THROUGH THE ISSUANCE OF A SUBSTANTIAL AMOUNT OF DEBT, RESULTING IN SUBSTANTIAL DEBT SERVICE REQUIREMENTS THAT COULD REDUCE THE VALUE OF YOUR INVESTMENT.

         We plan to fund a substantial majority of the construction costs of our planned ethanol production facility through the issuance of a substantial amount of debt. We anticipate that we will need to raise approximately $60.0 million in debt financing to construct our first ethanol production facility. As a result, our capital structure will be highly leveraged. Our debt levels and debt service requirements could have important consequences which could reduce the value of your investment, including:

         o limiting our ability to borrow additional amounts for operating capital or other purposes and causing us to be able to borrow additional funds only on unfavorable terms;
         o reducing funds available for operations and distributions because a substantial portion of our cash flow will be used to pay interest and principal on our debt;
         o    making us vulnerable to increases in prevailing interest rates;
         o placing us at a competitive disadvantage because we may be substantially more leveraged than some of our competitors;
         o subjecting all or substantially all of our assets to liens, which means that there may be no assets left for our stockholders in the event of a liquidation; and
         o limiting our ability to adjust to changing market conditions, which could increase our vulnerability to a downturn in our business or general economic conditions.

         If we are unable to pay our debt service obligations, we could be forced to reduce or eliminate dividends to our stockholders, if they were to commence, and/or reduce or eliminated needed capital expenditures. It is possible that we could be forced to sell assets, seek to obtain additional equity capital or refinance or restructure all or a portion of our debt on substantially less favorable terms. In the event that we are unable to refinance our all or a portion of our debt or raise funds through asset sales, sales of equity or otherwise, our business may be adversely affected, we may be forced to liquidate and you could lose your entire investment.

    FOLLOWING THE CLOSING OF OUR ANTICIPATED DEBT FINANCING, OUR LENDERS MAY REQUIRE US TO ABIDE BY RESTRICTIVE LOAN COVENANTS THAT MAY HINDER OUR ABILITY TO OPERATE AND REDUCE OUR PROFITABILITY.

         We expect that following the closing of our anticipated debt financing, the loan agreements governing our debt financing will contain a number of restrictive affirmative and negative covenants. These covenants may limit our ability to, among other things:

         o    incur additional indebtedness;
         o    make capital expenditures in excess of prescribed thresholds;
         o    pay dividends to our stockholders;
         o    make various investments;
         o    create liens on our assets;
         o    utilize the proceeds of asset sales; or
         o merge or consolidate or dispose of all or substantially all of our assets.

         We also will likely be required to maintain specified financial ratios, including minimum cash flow coverage, minimum working capital and minimum net worth. We also may be required to utilize a portion of any excess cash flow generated by operations to prepay our debt. A breach of any of these covenants or requirements could result in a default under our debt agreements. If we default, and if such default is not cured or waived, a lender could, among other remedies, accelerate our debt and declare the debt immediately due and payable. If this occurs, we may not be able to repay or borrow sufficient funds to refinance our debt. Even if new financing is available, it may not be on terms that are acceptable. Such an occurrence could cause us to cease building our ethanol production facility, or if our facility is already constructed, such an occurrence could cause us to cease or curtail operations. We cannot assure you that our future operating results will be sufficient to achieve compliance with such covenants and requirements, or in the event of a default, to remedy such default.

    GOVERNMENTAL REGULATIONS OR THE REPEAL OR MODIFICATION OF VARIOUS TAX INCENTIVES FAVORING THE USE OF ETHANOL COULD ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

         Our business is subject to extensive regulation by federal, state and local governmental agencies. We cannot predict in what manner or to what extent governmental regulations will harm our business or the ethanol production and marketing industry in general. For example, the United States House of Representatives has passed a bill that includes a national renewable fuels standard that would require refiners to blend a percentage of renewable fuels into gasoline. If passed, this legislation would replace the current oxygenate requirements in the State of California thereby potentially decreasing the demand for ethanol in the State of California. If this were to occur, our business, financial condition and results of operations would be materially and adversely affected.

         The fuel ethanol business benefits significantly from tax incentive policies and environmental regulations that favor the use of ethanol in motor fuel blends in the United States. Currently, a gasoline marketer that sells gasoline without ethanol must pay a federal tax of $0.18 per gallon compared to $0.13 per gallon for gasoline that is blended with 10% ethanol. Smaller credits are available for gasoline blended with lesser percentages of ethanol. The repeal or substantial modification of the federal excise tax exemption for ethanol-blended gasoline or, to a lesser extent, other federal or state policies and regulations that encourage the use of ethanol could have a detrimental effect on the ethanol production and marketing industry and materially and adversely affect our business and results of operations.

    VIOLATIONS OF ENVIRONMENTAL REGULATIONS COULD SUBJECT US TO SEVERE PENALTIES AND MATERIALLY AND ADVERSELY AFFECT OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

         The production and sale of ethanol is subject to regulation by agencies of the federal government, including, but not limited to, the EPA, as well as other agencies in each jurisdiction in which ethanol is produced, sold, stored or transported. Environmental laws and regulations that affect our operations are extensive and have become progressively more stringent. Applicable laws and regulations are subject to change, which could be made retroactively. Violations of environmental laws and regulations or permit conditions can result in substantial penalties, injunctive orders compelling installation of additional controls, civil and criminal sanctions, permit revocations and/or facility shutdowns. If significant unforeseen liabilities arise for corrective action or other compliance, our business, results of operations and financial condition could be materially and adversely affected.

    WE RELY HEAVILY ON OUR PRESIDENT AND CHIEF EXECUTIVE OFFICER, NEIL KOEHLER. THE LOSS OF HIS SERVICES COULD ADVERSELY AFFECT OUR ABILITY TO SOURCE ETHANOL FROM OUR KEY SUPPLIERS AND OUR ABILITY TO SELL ETHANOL TO OUR CUSTOMERS.

         Our success depends, to a significant extent, upon the continued services of Neil Koehler, who is our President and Chief Executive Officer. For example, Mr. Koehler has developed key personal relationships with our ethanol suppliers and customers. We greatly rely on these relationships in the conduct of our operations and the execution of our business strategies. The loss of Mr. Koehler could, therefore, result in the loss of our favorable relationships with one or more of our ethanol suppliers and customers. In addition, Mr. Koehler has considerable experience in the construction, start-up and operation of ethanol production facilities and in the ethanol marketing business. Although we have entered into an employment agreement with Mr. Koehler, that agreement is of limited duration and is subject to early termination by Mr. Koehler under certain circumstances. In addition, we do not maintain "key person" life insurance covering Mr. Koehler or any other executive officer. The loss of Mr. Koehler could significantly delay or prevent the achievement of our business objectives. Consequently, the loss of Mr. Koehler could adversely affect our business, financial condition and results of operations.

    THE ETHANOL PRODUCTION AND MARKETING INDUSTRY IS EXTREMELY COMPETITIVE. MANY OF OUR SIGNIFICANT COMPETITORS HAVE GREATER FINANCIAL AND OTHER RESOURCES THAN WE DO AND ONE OR MORE OF THESE COMPETITORS COULD USE THEIR GREATER RESOURCES TO GAIN MARKET SHARE AT OUR EXPENSE.

         The ethanol production and marketing industry is extremely competitive. Many of our significant competitors in the ethanol production and marketing industry, have substantially greater production, financial, research and development, personnel and marketing resources than we do. As a result, each of these companies may be able to compete more aggressively and sustain that competition over a longer period of time than we could. Our lack of resources relative to many of our significant competitors may cause us to fail to anticipate or respond adequately to new developments and other competitive pressures. This failure could reduce our competitiveness and cause a decline in our market share and sales.

    OUR FAILURE TO ATTRACT AND RETAIN KEY PERSONNEL COULD ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

         Our future success is dependent in part on our ability to attract and retain certain key personnel. We currently have few employees and need to attract additional skilled technical, clerical and managerial personnel in all areas of our business to continue to grow. The competition for such individuals in the growing ethanol production and marketing industry is intense. There can be no assurance that we will be able to retain our existing personnel or attract additional qualified personnel in the future. If we are unable to attract and retain key personnel, our business, financial condition and results of operations could be adversely affected.

    OUR MANAGEMENT MAY FAIL TO SUCCESSFULLY INTEGRATE THE BUSINESS OF KINERGY WITH THE PROPOSED ETHANOL PRODUCTION BUSINESS OF PEI CALIFORNIA, WHICH COULD ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

         Integrating the business of Kinergy with the proposed ethanol production business of PEI California will be complex, time-consuming and expensive, and our management may fail to successfully integrate these businesses. Each of Kinergy and PEI California were previously operated independently, each with its own business or proposed business, culture, clients, employees and systems. Kinergy and PEI California will now be operated as a combined organization, utilizing common information and communication systems, operating procedures, financial controls and human resources practices, including benefits, training and professional development programs. We may experience substantial difficulties, costs and delays relating to our efforts to integrate the business of Kinergy and the proposed ethanol production business of PEI California. These may include the diversion of management resources from our core ethanol marketing business, the potential incompatibility of business cultures and the costs and delays in implementing common systems and procedures. Any one or all of these factors may cause increased operating costs or the loss of key customers and employees, either of which could adversely affect our business, financial condition and results of operations.

    OUR FAILURE TO MANAGE OUR GROWTH EFFECTIVELY COULD IMPAIR OUR BUSINESS.

         Our strategy envisions a period of rapid growth that may impose a significant burden on our administrative and operational resources. The growth of our business, and in particular, the construction of our planned ethanol production facility, will require significant investments of capital and management's close attention. Our ability to effectively manage our growth will require us to substantially expand the capabilities of our administrative and operational resources and to attract, train, manage and retain qualified management, technicians and other personnel. There can be no assurance that we will be able to do so. In addition, our failure to successfully manage our growth could result in our sales not increasing commensurately with our capital investments. If we are unable to successfully manage our growth, our business, financial condition and results of operations could be materially and adversely affected.

    INSURANCE COVERAGE MAY BE INADEQUATE OR UNAVAILABLE TO PROTECT US FROM LOSSES ASSOCIATED WITH OUR PLANS AND OPERATIONS, WHICH MAY ADVERSELY AFFECT OUR BUSINESS AND FINANCIAL CONDITION.

         Insurance coverage may be inadequate or unavailable to protect us from losses associated with our plans and operations. Events may occur for which no insurance is available or for which insurance is not available on terms that are reasonably acceptable. In addition, events may occur for which our insurance inadequately covers the associated losses. Losses from an uninsured or underinsured event, such as, but not limited to, earthquakes, floods, war, riot, acts of terrorism or other risks may be uninsured or underinsured and such a loss may adversely affect our business and financial condition. In addition, we operate in an industry that is subject to heavy environmental regulation and we are undertaking to construct an ethanol production facility, both of which subject us to substantial losses upon the occurrence of certain events such as the discharge of a hazardous substance or a catastrophic event such as an explosion or fire during or following the construction of our ethanol production facility. In the event of a loss, any failure to obtain and maintain insurance, with adequate policy limits and/or self-retention limits, may adversely affect our business and financial condition.

                        RISKS RELATED TO OUR COMMON STOCK

    OUR COMMON STOCK HAS A SMALL PUBLIC FLOAT AND SHARES OF OUR COMMON STOCK ELIGIBLE FOR PUBLIC SALE COULD CAUSE THE MARKET PRICE OF OUR STOCK TO DROP, EVEN IF OUR BUSINESS IS DOING WELL, AND MAKE IT DIFFICULT FOR US TO RAISE ADDITIONAL CAPITAL THROUGH SALES OF EQUITY SECURITIES.

         As of May 20, 2005, we had outstanding approximately 27.7 million shares of our common stock. Approximately 16.0 million of these shares were restricted under the Securities Act of 1933, including 11.7 million shares beneficially owned, as a group, by our executive officers, directors and 10% stockholders. Accordingly, our common stock has a public float of approximately
3.1 million shares held by a relatively small number of public investors.

         We have agreed to register for resale approximately 11.25 million shares of our common stock, including shares of our common stock underlying warrants, issued in connection with a private placement transaction completed in March 2005. If and when a registration statement covering these shares of common stock is declared effective, holders of these shares will be permitted, subject to few limitations, to freely sell such shares of common stock. We cannot predict the effect, if any, that future sales of shares of our common stock into the public market will have on the market price of our common stock. However, as a result of our small public float, sales of substantial amounts of common stock, including shares issued upon the exercise of stock options or warrants, or an anticipation that such sales could occur, may materially and adversely affect prevailing market prices for our common stock. Any adverse effect on the market price of our common stock could make it difficult for us to raise additional capital through sales of equity securities at a time and at a price that we deem appropriate.

    OUR STOCK PRICE IS HIGHLY VOLATILE, WHICH COULD RESULT IN SUBSTANTIAL LOSSES FOR INVESTORS PURCHASING SHARES OF OUR COMMON STOCK AND IN LITIGATION AGAINST US.

         The market price of our common stock has fluctuated significantly in the past and may continue to fluctuate significantly in the future. The market price of our common stock may continue to fluctuate in response to one or more of the following factors, many of which are beyond our control:

         o the volume and timing of the receipt of orders for ethanol from major customers;
         o    competitive pricing pressures;
         o our ability produce, sell and deliver ethanol on a cost-effective and timely basis;
         o our inability to obtain construction, capital equipment and/or working capital financing;
         o the introduction and announcement of new products and processes by our competitors;
         o    changing conditions in the ethanol and fuel markets;
         o    changes in market valuations of similar companies;
         o    stock market price and volume fluctuations generally;
         o    regulatory developments or increased enforcement;
         o    fluctuations in our quarterly or annual operating results;
         o    additions or departures of key personnel; and
         o    future sales of our common stock or other securities.

         Furthermore, we believe that the economic conditions in California and other states, as well as the United States as a whole, could have a negative impact on our results of operations. Demand for ethanol products could also be adversely affected by a slow down in overall demand for oxygenate and gasoline additive products. The levels of our ethanol production and purchases for resale will be based upon forecasted demand. Accordingly, any inaccuracy in forecasting anticipated revenues and expenses could adversely affect our business. Furthermore, we recognize revenues from ethanol sales at the time of delivery. The failure to receive anticipated orders or to complete delivery in any quarterly period could adversely affect our results of operations for that period. Quarterly results are not necessarily indicative of future performance for any particular period, and we may not experience revenue growth or profitability on a quarterly or annual basis.

         The price at which you purchase shares of our common stock may not be indicative of the price that will prevail in the trading market. You may be unable to sell your shares of common stock at or above your purchase price, which may result in substantial losses to you and which may include the complete loss of your investment. In the past, securities class action litigation has often been brought against a company following periods of stock price volatility. We may be the target of similar litigation in the future. Securities litigation could result in substantial costs and divert management's attention and our resources away from our business. Any of the risks described above could adversely affect our business, financial condition and results of operations and also the price of our common stock.

                    RISKS RELATING TO THE BUSINESS OF KINERGY

    KINERGY'S PURCHASE AND SALE COMMITMENTS AS WELL AS ITS INVENTORY OF ETHANOL HELD FOR SALE SUBJECT US TO THE RISK OF FLUCTUATIONS IN THE PRICE OF ETHANOL, WHICH MAY RESULT IN LOWER OR EVEN NEGATIVE GROSS MARGINS AND WHICH COULD MATERIALLY AND ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

         Kinergy's purchases and sales of ethanol are not always matched with sales and purchases of ethanol at established prices. As a standard business practice, Kinergy commits from time to time to the sale of ethanol to its customers without corresponding and commensurate commitments for the supply of ethanol from its suppliers, which subjects us to the risk of an increase in the price of ethanol. As a standard business practice, Kinergy also commits from time to time to the purchase of ethanol from its suppliers without corresponding and commensurate commitments for the purchase of ethanol by its customers, which subjects us to the risk of a decline in the price of ethanol. In addition, Kinergy's inventory of ethanol held for sale subjects us to the risk of a decline in the price of ethanol. Accordingly, our business is subject to fluctuations in the price of ethanol and these fluctuations may result in lower or even negative gross margins and which could materially and adversely affect our results of operations.

    KINERGY DEPENDS ON A SMALL NUMBER OF CUSTOMERS FOR THE VAST MAJORITY OF ITS SALES. A REDUCTION IN BUSINESS FROM ANY OF THESE CUSTOMERS COULD CAUSE A SIGNIFICANT DECLINE IN OUR SALES AND RESULTS OF OPERATIONS.

         The vast majority of Kinergy's sales are generated from a small number of customers. During 2004, sales to Kinergy's four largest customers represented approximately 13%, 12%, 12% and 12%, respectively, representing an aggregate of approximately 49%, of our total sales. We expect that Kinergy will continue to depend for the foreseeable future upon a small number of customers for a significant majority of its sales. Kinergy's agreements with these customers generally do not require them to purchase any specified amount of ethanol or dollar amount of sales or to make any purchases whatsoever. Therefore, we cannot assure you that, in any future period, Kinergy's sales generated from these customers, individually or in the aggregate, will equal or exceed historical levels. We also cannot assure you that, if sales to any of these customers cease or decline, Kinergy will be able to replace these sales with sales to either existing or new customers in a timely manner, or at all. A cessation or reduction of sales to one or more of these customers could cause a significant decline in our net sales and results of operations.

    KINERGY'S LACK OF LONG-TERM ETHANOL ORDERS AND COMMITMENTS BY ITS CUSTOMERS COULD LEAD TO A RAPID DECLINE IN OUR SALES AND PROFITABILITY.

         Kinergy cannot rely on long-term ethanol orders or commitments by its customers for protection from the negative financial effects of a decline in the demand for ethanol or a decline in the demand for Kinergy's services. The limited certainty of ethanol orders can make it difficult for us to forecast our sales and allocate our resources in a manner consistent with our actual sales. Moreover, our expense levels are based in part on our expectations of future sales and, if our expectations regarding future sales are inaccurate, we may be unable to reduce costs in a timely manner to adjust for sales shortfalls. Furthermore, because Kinergy depends on a small number of customers for the vast majority of its sales, the magnitude of the ramifications of these risks is greater than if Kinergy's sales were less concentrated within a small number of customers. As a result of Kinergy's lack of long-term ethanol orders and commitments, we may experience a rapid decline in our sales and profitability.

    KINERGY DEPENDS ON A SMALL NUMBER OF SUPPLIERS FOR THE VAST MAJORITY OF THE ETHANOL THAT IT SELLS. IF ANY OF THESE SUPPLIERS IS UNABLE OR DECIDES NOT TO CONTINUE TO SUPPLY KINERGY WITH ETHANOL, KINERGY MAY BE UNABLE TO SATISFY THE DEMANDS OF ITS CUSTOMERS AND OUR BUSINESS AND RESULTS OF OPERATIONS WILL BE ADVERSELY AFFECTED.

         Kinergy depends on a small number of suppliers for the vast majority of the ethanol that it sells. During 2004, Kinergy's three largest suppliers represented approximately 27%, 23% and 14%, respectively, representing an aggregate of approximately 64%, of the total ethanol Kinergy purchased for resale. We expect that Kinergy will continue to depend for the foreseeable future upon a small number of suppliers for a significant majority of the ethanol that it purchases. We cannot assure you that, if any of these suppliers is unable or declines for any reason to continue to supply Kinergy with ethanol, Kinergy will be able to replace that supplier and source other supplies of ethanol in a timely manner, or at all, to satisfy the demands of its customers. If any of these suppliers is unable or decides not to continue to supply Kinergy with ethanol, Kinergy may be unable to satisfy the demands of its customers and our business and results of operations will be adversely affected.

    INTERRUPTIONS OR DELAYS IN KINERGY'S SUPPLY OF ETHANOL COULD CAUSE KINERGY TO BE UNABLE TO SATISFY THE DEMANDS OF ITS CUSTOMERS AND ADVERSELY AFFECT OUR BUSINESS AND RESULTS OF OPERATIONS.

         Kinergy sources the ethanol that it sells primarily from suppliers thousands of miles away in the Midwestern United States. The delivery of the ethanol that Kinergy sells is therefore subject to delays resulting from inclement weather and other conditions. The quantity of ethanol in Kinergy's inventory fluctuates and during periods of low inventory levels, Kinergy is more vulnerable to the effects of interruptions and delays in its supply of ethanol. Accordingly, interruptions or delays in Kinergy's supply of ethanol from the Midwest could cause Kinergy to be unable to satisfy the demands of its customers and adversely affect our business and results of operations.

                RISKS RELATING TO THE BUSINESS OF PEI CALIFORNIA

    THE CONSTRUCTION OF OUR PLANNED ETHANOL PRODUCTION FACILITY WILL REQUIRE SIGNIFICANT ADDITIONAL FUNDING, WHICH WE EXPECT TO RAISE THROUGH DEBT FINANCING. WE CANNOT ASSURE YOU THAT WE WILL BE SUCCESSFUL IN RAISING ADEQUATE CAPITAL.

         We anticipate that we will need to raise approximately $60 million in debt financing to construct our first ethanol production facility in Madera County. We have no contracts with or binding commitments from any bank, lender or financial institution for this debt financing. We cannot assure you that any funding from one or more lenders will be obtained, or if it is obtained, that it will be on terms that we have anticipated or that are otherwise acceptable to us. If we are unable to secure adequate debt financing, or debt financing on acceptable terms is unavailable for any reason, we may be forced to abandon our plans for the construction of an ethanol production facility.

    PEI CALIFORNIA HAS NOT CONDUCTED ANY SIGNIFICANT BUSINESS OPERATIONS AND HAS BEEN UNPROFITABLE TO DATE. IF PEI CALIFORNIA FAILS TO COMMENCE SIGNIFICANT BUSINESS OPERATIONS, IT WILL BE UNSUCCESSFUL, WILL FAIL TO CONTRIBUTE POSITIVELY TO OUR PROFITABILITY AND WILL HAVE AN ADVERSE EFFECT ON OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

         PEI California has not conducted any significant business operations and has been unprofitable to date. Accordingly, there is no prior operating history by which to evaluate the likelihood of PEI California's success or its contribution to our profitability. We cannot assure you that PEI California will ever complete construction of an ethanol production facility and commence significant operations or, if PEI California does complete the construction of an ethanol production facility, that PEI California will ever be successful or contribute positively to our profitability. If PEI California fails to commence significant business operations, it will be unsuccessful and will fail to contribute positively to our profitability, which will have an adverse effect on our financial condition and results of operations.

    THE MARKET PRICE OF ETHANOL IS VOLATILE AND SUBJECT TO SIGNIFICANT FLUCTUATIONS, WHICH MAY CAUSE OUR RESULTS OF OPERATIONS TO FLUCTUATE SIGNIFICANTLY.

         The market price of ethanol is somewhat dependent on the price of gasoline, which is in turn dependent on the price of petroleum. Petroleum prices are highly volatile and difficult to forecast due to frequent changes in global politics and the world economy. The distribution of petroleum throughout the world is affected by incidents in unstable political environments, such as Iraq, Iran, Kuwait, Saudi Arabia, the former U.S.S.R. and other countries and regions. The industrialized world depends critically on oil from these areas, and any disruption or other reduction in oil supply can cause significant fluctuations in the prices of oil and gasoline. We cannot predict the future price of oil or gasoline and may establish unprofitable prices for the sale of ethanol due to significant fluctuations in market prices. For example, the price of ethanol has declined by approximately 30% in only three months from January 2005 to March 2005. If PEI California fails to price its ethanol consistently in a manner that is profitable, our business, financial condition and results of operations will be adversely affected.

         We believe that the production of ethanol is expanding rapidly. There are a number of new plants under construction and planned for construction, both inside and outside California. We expect existing ethanol plants to expand by increasing production capacity and actual production. We cannot assure you that there will be any material or significant increases in the demand for ethanol commensurate with increasing supplies of ethanol. Accordingly, increased production of ethanol may lead to lower ethanol prices. The increased production of ethanol could also have other adverse effects. For example, increased ethanol production could lead to increased supplies of co-products from the production of ethanol, such as WDG. Those increased supplies could lead to lower prices for those co-products. Also, the increased production of ethanol could result in increased demand for corn. This could result in higher prices for corn and cause higher ethanol production costs and, in the event that PEI California is unable to pass increases in the price of corn to its customers, will result in lower profits. We cannot predict the future price of ethanol or WDG. Any material decline in the price of ethanol or WDG may adversely affect our business, financial condition and results of operations.

    THE CONSTRUCTION AND OPERATION OF OUR PLANNED ETHANOL PRODUCTION FACILITY MAY BE ADVERSELY AFFECTED BY ENVIRONMENTAL REGULATIONS AND PERMIT REQUIREMENTS.

         The production of ethanol involves the emission of various airborne pollutants, including particulates, carbon monoxide, oxides of nitrogen and volatile organic compounds. PEI California will be subject to extensive air, water and other environmental regulations in connection with the construction and operation of our planned ethanol production facility. PEI California also may be required to obtain various other water-related permits, such as a water discharge permit and a storm-water discharge permit, a water withdrawal permit and a public water supply permit. If for any reason PEI California is unable to obtain any of the required permits, construction costs for our planned ethanol production facility are likely to increase; in addition, the facility may not be constructed at all. It is also likely that operations at the facility will be governed by the federal regulations of the Occupational Safety and Health Administration, or OSHA, and other regulations. Compliance with OSHA and other regulations may be time-consuming and expensive and may delay or even prevent sales of ethanol in California or in other states, which could have a material and adverse effect on our business and results of operations.

    VARIOUS RISKS ASSOCIATED WITH THE CONSTRUCTION OF OUR PLANNED ETHANOL PRODUCTION FACILITY MAY ADVERSELY AFFECT OUR BUSINESS AND FINANCIAL CONDITION.

         We cannot assure you that delays in the construction of our planned ethanol production facility or defects in materials and/or workmanship will not occur. Any defects could delay the commencement of operations of the facility, or, if such defects are discovered after operations have commenced, could halt or discontinue operation of the facility indefinitely. In addition, construction projects often involve delays in obtaining permits and encounter delays due to weather conditions, fire, the provision of materials or labor or other events. For example, PEI California experienced a fire at its Madera County site during the first quarter of 2004. PEI California incurred additional expenses to repair areas and equipment damaged by the fire. In addition, changes in interest rates or the credit environment or changes in political administrations at the federal, state or local levels that result in policy change towards ethanol or our project in particular, could cause construction and operation delays. Any of these events may adversely affect our business and financial condition.

         There can be no assurance that PEI California will not encounter hazardous conditions at the Madera County site. PEI California may encounter conditions at the site that may delay construction of the facility. If PEI California encounters a hazardous condition at the site, work may be suspended and PEI California may be required to correct the condition prior to continuing construction. The presence of a hazardous condition would likely delay construction of the facility and may require significant expenditure of resources to correct the condition. In addition, W. M. Lyles Co. may be entitled to an increase in its fees and afforded additional time for performance if it has been adversely affected by the hazardous condition. If PEI California encounters any hazardous condition during construction, our business and financial condition may be adversely affected.

         We have based our estimated capital resource needs on a design for the planned ethanol production facility and related co-generation facility that we estimate will cost approximately $60 million. The estimated cost of the facility is based on preliminary discussions and estimates, and we cannot assure you that the final construction cost of the facility will not be significantly higher. Any significant increase in the final construction cost of the facility may adversely affect our business, financial condition and results of operations.

    PEI CALIFORNIA'S DEPENDENCE ON AND AGREEMENTS WITH W. M. LYLES CO. FOR THE CONSTRUCTION OF OUR PLANNED ETHANOL PRODUCTION FACILITY COULD ADVERSELY AFFECT OUR BUSINESS AND FINANCIAL CONDITION.

         PEI California will be highly dependent upon W. M. Lyles Co. to design and build our planned ethanol production facility in Madera County. PEI California has entered into agreements with W. M. Lyles Co. for the construction of this facility. These agreements contain a number of provisions that are favorable to W. M. Lyles Co. and unfavorable to PEI California. These agreements also include a provision that requires PEI California to pay a termination fee of $5.0 million to W. M. Lyles Co. if PEI California terminates it in favor of another contractor, in addition to payment of all costs incurred by W. M. Lyles Co. for services rendered through the date of termination. Consequently, if PEI California terminates these agreements, the requirement that it pay the termination fee and costs could adversely affect our business and financial condition. In addition, if W. M. Lyles Co. has entered into or enters into a construction contract with one or more other parties, it may be under pressure to complete another project or projects and may prioritize the completion of another project or projects ahead of our planned facility. As a result, PEI California's ability to commence production of and sell ethanol would be delayed, which would adversely affect our business, financial condition and results of operations.

    THE RAW MATERIALS AND ENERGY NECESSARY TO PRODUCE ETHANOL MAY BE UNAVAILABLE OR MAY INCREASE IN PRICE, ADVERSELY AFFECTING OUR BUSINESS AND RESULTS OF OPERATIONS.

         The production of ethanol requires a significant amount of raw materials and energy, primarily corn, water, electricity and natural gas. In particular, we estimate that our planned ethanol production facility will require approximately 12.5 million bushels or more of corn each year and significant and uninterrupted supplies of water, electricity and natural gas. The prices of corn, electricity and natural gas have fluctuated significantly in the past and may fluctuate significantly in the future. In addition, droughts, severe winter weather in the Midwest, where we expect to source corn, and other problems may cause delays or interruptions of various durations in the delivery of corn to California, reduce corn supplies and increase corn prices. We cannot assure you that local water, electricity and gas utilities will be able to reliably supply the water, electricity and natural gas that our planned ethanol production facility will need or will supply such resources on acceptable terms. In addition, if there is an interruption in the supply of water or energy for any reason, we may be required to halt ethanol production. We may not be able to successfully anticipate or mitigate fluctuations in the prices of raw materials and energy through the implementation of hedging and contracting techniques. PEI California's hedging and contracting activities may not lower its prices of raw materials and energy, and in a period of declining raw materials or energy prices, these hedging and contracting strategies may result in PEI California paying higher prices than its competitors. In addition, PEI California may be unable to pass increases in the prices of raw materials and energy to its customers. Higher raw materials and energy prices will generally cause lower profit margins and may even result in losses. Accordingly, our financial condition and results of operation will be significantly affected by the prices and supplies of raw materials and energy.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

         (a) Financial Statements of Businesses Acquired.
             --------------------------------------------

             The following financial statements of PEI California, Kinergy and ReEnergy and their respective subsidiaries, if any, are included in this report:


                                                                                                     Page
                                                                                                     ----
Pacific Ethanol, Inc.
---------------------

Report of Independent Registered Public Accounting Firm...............................................F-1

Consolidated Balance Sheets as of December 31, 2003 and 2004..........................................F-2

Consolidated Statement of Operations for the period from January 30, 2003 (inception)
     to December 31, 2003 and the Year Ended December 31, 2004........................................F-3

Consolidated Statement of Stockholders' Equity for the period from January 30, 2003 (inception)
     to December 31, 2003 and the Year Ended December 31, 2004........................................F-4

Consolidated Statements of Cash Flows for the period from January 30, 2003 (inception)
     to December 31, 2003 and the Year Ended December 31, 2004........................................F-5

Notes to Consolidated Financial Statements for the Year Ended December 31, 2004.......................F-6


Kinergy Marketing, LLC
----------------------

Report of Independent Registered Public Accounting Firm...............................................F-24

Balance Sheets as of December 31, 2003 and 2004.......................................................F-25

Statements of Income and Member's Equity for the Years Ended  December 31, 2003 and 2004..............F-26

Statements of Cash Flows for the Years Ended December 31, 2003 and 2004...............................F-27

Notes to Financial Statements for the Year Ended December 31, 2004....................................F-28


ReEnergy, LLC
-------------

Report of Independent Registered Public Accounting Firm...............................................F-33

Balance Sheets as of December 31, 2003 and 2004.......................................................F-34

Statements of Operations for the Years Ended December 31, 2003 and 2004...............................F-35

Statements of Member's Equity (Deficit) for the Years Ended December 31, 2003 and 2004................F-36

Statements of Cash Flows for the Years Ended December 31, 2003 and 2004...............................F-37

Notes to Financial Statements for the Year Ended December 31, 2004....................................F-38

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



May 23, 2005

To the Stockholders and Board of Directors
Pacific Ethanol, Inc.
Fresno, California

We have audited the consolidated balance sheets of Pacific Ethanol, Inc. (the "Company") as of December 31, 2003 and 2004 and the related consolidated statements of operations, stockholders' equity and cash flows for the period from January 30, 2003 (inception) through December 31, 2003 and for the year ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provided a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Pacific Ethanol, Inc., as of December 31, 2003 and 2004 and the consolidated results of its operations and its cash flows for the period from January 30, 2003 (inception) through December 31, 2003 and the year ended December 31, 2004, in conformity with U.S. generally accepted accounting principles.



/s/ HEIN & ASSOCIATES LLP

                              PACIFIC ETHANOL, INC. AND SUBSIDIARY

                                   CONSOLIDATED BALANCE SHEETS


                                                                     As of December 31,
                                                                    2003            2004
                                                                 -----------    -----------

                                     ASSETS
                                     ------

CURRENT ASSETS:
  Cash and cash equivalents                                      $   249,084    $        42
  Accounts receivable                                                 24,188          8,464
  Inventories                                                          1,734             --
  Prepaid expenses                                                    21,677        293,115
  Related party notes receivable                                     205,035          5,286
  Business acquisition costs                                              --        430,393
  Other receivables                                                  305,370         48,806
                                                                 -----------    -----------
    Total current assets                                             807,088        786,106

PROPERTY, PLANT AND EQUIPMENT, net                                 5,664,213      6,324,824

DEBT ISSUANCE COSTS, net                                              88,333         68,333
                                                                 -----------    -----------

TOTAL ASSETS                                                     $ 6,559,634    $ 7,179,263
                                                                 ===========    ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

CURRENT LIABILITIES:
  Accounts payable                                               $   295,957    $   383,012
  Accounts payable (related party)                                   450,021        846,211
  Accrued payroll                                                     13,359         18,963
  Accrued interest payable                                           152,180         30,864
  Other accrued liabilities                                          253,147        531,803
                                                                 -----------    -----------
    Total liabilities                                              1,164,664      1,810,853

RELATED-PARTY NOTE PAYABLE                                         4,027,142      4,012,678

COMMITMENTS AND CONTINGENCIES (Note                                        9)

STOCKHOLDERS' EQUITY:
  Preferred stock, no par value; 30,000,000 shares authorized,
    no shares issued and outstanding as of December 31, 2003              --             --
    and December 31, 2004
  Common stock, no par value; 30,000,000 shares authorized,
    11,733,200 and 13,445,866 shares issued and outstanding as
    of December 31, 2003 and December 31, 2004, respectively       2,227,507      3,705,078
  Additional paid-in capital                                              --      1,380,000
  Due from stockholders                                               (1,000)       (68,100)
  Accumulated deficit                                               (858,679)    (3,661,246)
                                                                 -----------    -----------
    Total stockholders' equity                                     1,367,828      1,355,732
                                                                 -----------    -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                       $ 6,559,634    $ 7,179,263
                                                                 ===========    ===========

                      THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE
                               CONSOLIDATED FINANCIAL STATEMENTS.


                                              F-2

                      PACIFIC ETHANOL, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                From January
                                                  30, 2003
                                                (inception) to    For Year Ended
                                                 December 31,      December 31,
                                                 -----------       -----------
                                                    2003               2004
                                                 -----------       -----------

NET SALES                                        $ 1,016,594       $    19,764

COST OF GOODS SOLD                                   946,012            12,523
                                                 -----------       -----------

GROSS PROFIT                                          70,582             7,241

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES         647,731         1,070,010
NONCASH COMPENSATION FOR CONSULTING FEES                  --         1,207,500
                                                 -----------       -----------

OPERATING LOSS                                      (577,149)       (2,270,269)

OTHER INCOME (EXPENSE)
  Other income                                         1,292            (2,166)
  Interest expense                                  (281,222)         (528,532)
                                                 -----------       -----------
    Total other income (expense)                    (279,930)         (530,698)
                                                 -----------       -----------

LOSS BEFORE PROVISION FOR INCOME TAXES              (857,079)       (2,800,967)

PROVISION FOR INCOME TAXES                             1,600             1,600
                                                 -----------       -----------

NET LOSS                                         $  (858,679)      $(2,802,567)
                                                 ===========       ===========


              THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE
                       CONSOLIDATED FINANCIAL STATEMENTS.

                                                PACIFIC ETHANOL, INC. AND SUBSIDIARY

                                           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                FOR THE PERIOD FROM JANUARY 30, 2003 (INCEPTION) TO DECEMBER 31, 2003
                                                AND THE YEAR ENDED DECEMBER 31, 2004

                                    Series A
                                    Redeemable
                                   Convertible
                                 Preferred Stock       Common Stock            Additional
                                  --------------   -------------------------     Paid-In     Due from     Accumulated
                                  Shares  Amount     Shares         Amount       Capital   Stockholders     Deficit       Total
                                  ------  ------   -----------   -----------   -----------  -----------   -----------   -----------
BALANCE, January
  30, 2003 (inception)                --  $   --            --   $        --   $        --  $        --   $        --   $        --
Issuance of common
  stock to the founders               --      --    10,000,000         1,000            --       (1,000)           --            --
Issuance of common stock
  for note payable                    --      --     1,000,000     1,202,682            --           --            --     1,202,682
Issuance of common stock
  to friends and family,
  net of offering costs
  of $75,975                          --      --       733,200     1,023,825            --           --            --     1,023,825
Net loss                              --      --            --            --            --           --      (858,679)     (858,679)
                                  ------  ------   -----------   -----------   -----------  -----------   -----------   -----------
BALANCE, December 31, 2003            --      --    11,733,200     2,227,507            --       (1,000)     (858,679)    1,367,828
Issuance of common
  stock to friends and family,
  net of offering costs of $7,127     --      --        19,000        21,373            --           --            --        21,373
Issuance of warrants to
  purchase 920,000 shares of
  common stock for noncash
  compensation to nonemployee
  for services                        --      --            --            --     1,380,000           --            --     1,380,000
Exercise of warrants                  --      --       920,000            92            --           --            --            92
Collection of
  shareholder receivable              --      --            --            --            --          400            --           400
Issuance of common stock
  in working capital round, net
  of offering costs of $107,418       --      --       500,000       892,582            --      (67,500)           --       825,082
Issuance of common stock
  in working capital round,
  net of offering costs of $2,475     --      --       103,666       308,524            --           --            --       308,524
Conversion of LDI debt                --      --       170,000       255,000            --           --            --       255,000
Net loss                              --      --            --            --            --           --    (2,802,567)   (2,802,567)
                                  ------  ------   -----------   -----------   -----------  -----------   -----------   -----------
Balance, December 31, 2004            --  $   --    13,445,866   $ 3,705,078   $ 1,380,000  $   (68,100)  $(3,661,246)  $ 1,355,732
                                  ======  ======   ===========   ===========   ===========  ===========   ===========   ===========



                                        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE
                                                 CONSOLIDATED FINANCIAL STATEMENTS.

                                                                 F-4





                           PACIFIC ETHANOL, INC. AND SUBSIDIARY

                           CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                         From January 30,
                                                         2003 (inception)   For Year Ended
                                                         to December 31,     December 31,
                                                          --------------    --------------
                                                               2003              2004
                                                          --------------    --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                $     (858,679)   $   (2,802,567)
  Adjustments to reconcile net income to net cash
   provided by (used in) operating activities:
    Depreciation                                                  46,684            78,743
    Amortization of debt issuance costs                           11,667            20,000
    Interest expense relating to amortization of debt
     discount on  related party note payable                     129,824           240,536
    Non cash compensation for consulting services                      -         1,207,500
    Changes in operating assets and liabilities:
      Accounts receivable                                        (24,188)           15,724
      Other receivable                                          (305,370)          256,564
      Inventories                                                 (1,734)            1,734
      Prepaid expenses                                           (21,677)          (98,938)
      Accounts payable                                           295,957            87,055
      Accounts payable (related party)                           450,021           396,190
      Interest payable                                           152,180          (121,316)
      Payroll taxes payable                                       13,359             5,604
      Accrued liabilities                                        253,147           278,656
                                                          --------------    --------------

  Net cash provided by (used in) operating activities            141,191          (434,515)
                                                          --------------    --------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                           (610,897)         (739,354)
  Issuance of related party notes receivable                    (205,035)                -
  Payments received on related party notes receivable                  -           199,749
  Costs associated with business acquisition                           -          (430,393)
                                                          --------------    --------------

  Net cash used in investing activities                         (815,932)         (969,998)
                                                          --------------    --------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from sale of stock, net                             1,023,825         1,155,379
  Proceeds from exercise of warrants                                   -                92
  Payments of debt issuance costs                               (100,000)                -
                                                          --------------    --------------

  Net cash provided by financing activities                      923,825         1,155,471
                                                          --------------    --------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS             249,084          (249,042)

CASH AND CASH EQUIVALENTS, beginning of period                         -           249,084
                                                          --------------    --------------

CASH AND CASH EQUIVALENTS, end of period                  $      249,084    $           42
                                                          ==============    ==============

SUPPLEMENTAL INFORMATION:
  Interest paid                                           $          487    $      422,233
                                                          ==============    ==============
  Income taxes paid                                       $        1,600    $        2,400
                                                          ==============    ==============

NON-CASH FINANCING AND INVESTING ACTIVITIES:
  Purchase of grain facility with note payable            $    5,100,000    $            -
                                                          ==============    ==============
  Issuance of stock for receivable                        $        1,000    $       67,100
                                                          ==============    ==============
  Conversion of debt to equity                            $            -    $      255,000
                                                          ==============    ==============


  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.


                                           F-5

                      PACIFIC ETHANOL, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.   ORGANIZATION AND NATURE OF OPERATIONS:
     --------------------------------------

     Pacific  Ethanol,  Inc. (the  "Company") was  incorporated in California on
     January  30,  2003  to  construct  an  ethanol   production   facility  and
     manufacture and distribute ethanol fuel in California.

     On June 11, 2003, the Company and an individual formed Pacific Ag Products, LLC ("Pacific Ag Products"), which was organized in the State of California as a limited liability company to market and sell wet distillers grain, a by-product of ethanol production, to dairies. The Company has a 90% interest in Pacific Ag Products.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
     -------------------------------------------

     LIQUIDITY AND FINANCIAL CONDITION - The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplate continuation of the Company as a going concern.

     On March 23, 2005, the Company completed a private offering of equity securities which raised $21,000,000 through the sale of 7,000,000 shares of the Company's common stock at $3.00 per share. In addition, in connection with the sale of these shares, warrants to purchase 1,400,000 shares of common stock at an exercise price of $3.00 per share, and warrants to purchase 700,000 shares of common stock at an exercise price of $5.00 per share, were issued. This transaction was completed just prior to the completion of a Share Exchange Transaction, described below. (See Note 11)

     On March 23, 2005, the shareholders of the Company completed a Share Exchange Transaction with Accessity Corp., a New York corporation ("Accessity"), and the holders of the membership interests of each of Kinergy Marketing, LLC, an Oregon limited liability company ("Kinergy"), and ReEnergy, LLC, a California limited liability company ("ReEnergy"), pursuant to which Accessity acquired all of the issued and outstanding shares of common stock of the Company and all of the outstanding membership interests of each of Kinergy and ReEnergy (the "Share Exchange Transaction"). This transaction has been accounted for as a reverse acquisition whereby the Company is the accounting acquiror. Immediately prior to the closing of the Share Exchange Transaction, Accessity reincorporated in the State of Delaware under the name Pacific Ethanol, Inc. through a merger of Accessity with and into its then-wholly-owned Delaware subsidiary named Pacific Ethanol, Inc. ("Pacific Ethanol Delaware"), which was formed for the purpose of effecting the reincorporation. Pacific Ethanol Delaware is the surviving entity resulting from the reincorporation merger and the Share Exchange Transaction and has three principal wholly-owned subsidiaries: Kinergy, the Company and ReEnergy. (See Note 11).

     The Company is in the business of marketing ethanol and intends, during the next 12 months, to commence construction of an ethanol production facility. Based on its current cash position and anticipated use of cash in operations and planned ethanol plant construction, management believes that the Company has sufficient funds to operate over the next 12 months.

                      PACIFIC ETHANOL, INC. AND SUBSIDIARY

     PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of the company and its subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

     CASH AND CASH EQUIVALENTS - For financial statement purposes, the Company considers all highly liquid investments with an original maturity of three months or less, to be cash equivalents.

     ALLOWANCE FOR DOUBTFUL ACCOUNTS - The Company maintains an allowance for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. The allowance is determined through an analysis of the aging of accounts receivable and assessments of risk that are based on historical trends and an evaluation of the impact of current and projected economic conditions. The Company evaluates the past-due status of its accounts receivable based on contractual terms of sale. If the financial condition of the Company's customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required. At December 31, 2003 and 2004, management of the Company believes that all receivables are collectible, and therefore has not established an allowance for bad debt. The Company has had no bad debt expense for the period from January 30, 2003 (inception) to December 31, 2004.

     INVENTORIES - In connection with the acquisition of the grain facility in June 2003 (See Note 4), the Company acquired inventory, primarily representing whole corn for a total of $770,298. During 2003, the majority of the inventory acquired was sold and at December 31, 2004 the balance was $0. Inventories are stated at the lower of cost (first-in, first-out) or market. The Company provides inventory reserves for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the estimated realizable value based upon assumptions about future demand and market conditions.

     PROPERTY, PLANT AND EQUIPMENT - Property, plant and equipment are stated at cost. Depreciation is computed using the straight-line method over the following estimated useful lives:

          Facilities                                         10 - 25 years
          Equipment and vehicles                             7 years
          Office furniture, fixtures and equipment           5 - 10 years

     The cost of normal maintenance and repairs is charged to operations as incurred. Material expenditures that increase the life of an asset are capitalized and depreciated over the estimated remaining useful life of the asset. The cost of fixed assets sold, or otherwise disposed of, and the related accumulated depreciation or amortization are removed from the accounts, and any resulting gains or losses are reflected in current operations.

     IMPAIRMENT OF LONG-LIVED ASSETS - In the event that facts and circumstances indicate that the cost of long-lived assets used in operations might be impaired, an evaluation of recoverability would be performed. If an evaluation were required, the estimated undiscounted cash flows estimated to be generated by those assets would be compared to their carrying amounts to determine if a write-down to market value or discounted cash flows is required.

                      PACIFIC ETHANOL, INC. AND SUBSIDIARY

     REVENUE RECOGNITION - During 2003, the Company sold corn from inventory acquired in the purchase of a grain facility (see "inventories" above), and during 2003 and for the year ended December 31, 2004, received a handling fee from its trans-loading capabilities. Revenue from the sale of grains was recognized upon shipment to customers. Revenue from trans-loading services was recognized when unloading the rail cars, thus at the time that the service was completed.

     STOCK-BASED COMPENSATION - SFAS 123, ACCOUNTING FOR STOCK-BASED COMPENSATION ("SFAS 123") encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company may elect to continue to account for stock-based compensation using the intrinsic value method prescribed in APB 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES ("APB 25") and related Interpretations. Under APB 25 and the intrinsic value method, the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant or, in the case of the Company's employee stock purchase plans since the plans are non-compensatory, no compensation expense is recognized. In December 2002, the Financial Accounting Standards Board ("FASB") issued SFAS 148, ACCOUNTING FOR STOCK-BASED COMPENSATION--TRANSITION AND DISCLOSURE ("SFAS148"). FAS 148 amends the disclosure requirements of FAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results.

     INCOME TAXES - Income taxes are accounted for under Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes. Under SFAS No. 109, deferred tax assets and liabilities are determined based on differences between financial reporting and tax basis of assets and liabilities, and are measured using enacted tax rates and laws that are expected to be in effect when the differences reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

     USE OF ESTIMATES - The preparation of the Company's consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     FAIR VALUE OF FINANCIAL INSTRUMENTS - The estimated fair values for financial instruments are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision.

     The following methods and assumptions were used in estimating the indicated fair values of the Company's financial instruments:

          o Cash and cash equivalents, accounts receivable, notes receivable, accounts payable and other short term liabilities: The carrying amounts approximate fair value because of the short maturity of those instruments.

          o Debt: The fair value of the Company's debt is estimated based on current rates offered to the Company for similar debt and approximates carrying value.

                      PACIFIC ETHANOL, INC. AND SUBSIDIARY

     CONCENTRATIONS OF CREDIT RISK - Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted. Concentrations of credit risk (whether on or off balance sheet) that arise from financial instruments exist for groups of customers or counterparties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions described below.

     Financial instruments that subject the Company to credit risk consist of cash balances maintained in excess of federal depository insurance limits and accounts receivable, which have no collateral or security. The accounts maintained by the Company at the financial institution are insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. At December 31, 2003, the uninsured balance was $65,446 and at December 31, 2004, the uninsured balance was $0. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risk of loss on cash.

     During 2003, the Company sold corn from inventory acquired in the purchase of a grain facility, and in 2004 and 2003, received a handling fee from its trans-loading capabilities. During the period from January 30, 2003 (inception) to December 31, 2003, and the year ended December 31, 2004, the Company had sales from customers representing 10% or more of sales as follows:

                                       2004          2003
                                      ------        ------
          Customer A                     36%           49%
          Customer B                     25%            0%
          Customer C                     22%            0%
          Customer D                     15%            0%
          Customer E                      0%           36%
          Customer F                      0%           11%

     As of December 31, 2003 and 2004, the Company had receivables of approximately $22,479 and $8,464 from these customers, representing 100% and 93%, respectively, of total accounts receivable. The Company does not require collateral of its customers and as of December 31, 2003 and 2004, has not incurred significant credit losses.

     RECLASSIFICATIONS - Certain prior year amounts have been reclassified to conform to the current presentation. Such reclassification had no effect on net loss.

     RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS - In December 2004, the FASB issued SFAS 123R, SHARE-BASED PAYMENT ("SFAS 123R") which is a revision of SFAS 123 and supersedes APB 25. Among other items, SFAS 123R eliminates the use of APB 25 and the intrinsic value method of accounting, and requires companies to recognize the cost of employee services received in exchange for awards of equity instruments, based on the grant date fair value of those awards, in the financial statements. The effective date of SFAS 123R is the first reporting period beginning after December 15, 2005. SFAS 123R permits companies to adopt its requirements using either a "modified prospective" method, or a "modified retrospective" method. Under the "modified prospective" method, compensation cost is recognized in the

                      PACIFIC ETHANOL, INC. AND SUBSIDIARY
     financial statements beginning with the effective date, based on the requirements of SFAS 123R for all share-based payments granted after that date, and based on the requirements of SFAS 123 for all unvested awards granted prior to the effective date of SFAS 123R. Under the "modified retrospective" method, the requirements are the same as under the "modified prospective" method, but it also permits entities to restate financial statements of previous periods based on pro forma disclosures made in accordance with SFAS 123.

     While SFAS 123R permits entities to continue to use a standard option pricing model (e.g., Black-Scholes) to measure the fair value of stock options granted to employees, the standard also permits the use of a "lattice" model. The Company has not yet determined which model it will use to measure the fair value of employee stock options upon the adoption of SFAS 123R.

     The Company currently has only one stock option outstanding which vested in the first quarter of 2005, and expects to adopt SFAS 123R effective January 1, 2006. However, because the Company has not yet determined which of the adoption methods it will use, the Company has not yet determined the impact of adopting SFAS 123R. (See Note 8)

3.   RELATED PARTY NOTES RECEIVABLE:
     -------------------------------

     On November 5, 2003, the Company issued a short-term note in the amount of $200,000 to Kinergy, which at the time was owned by an officer and director of the Company. The short-term note was due and payable January 4, 2004, with interest at a rate of 5% per annum. As of December 31, 2003, interest income relating to this note was not significant. Payment of the principal and all accrued interest was received in January 2004.

     On November 10, 2003, the Company issued a short-term note in the amount of $5,000 to Doug and Jane Dickson, husband and wife, who hold a minority interest in the Pacific Ag Products. The short-term note is due and payable November 9, 2005, with interest at a rate of 5% per annum. As of December 31, 2003 and 2004, interest income relating to this note was not significant.

4.   PROPERTY AND EQUIPMENT:
     -----------------------

     In June 2003, the Company acquired a grain facility in Madera, California for approximately $5,100,000 from bankruptcy proceedings of Coast Grain Company. The Company intends to construct an ethanol plant at the grain facility. In July 2003, the Company entered into a design-build contract with W.M. Lyles Co., a subsidiary of Lyles Diversified, Inc. ("LDI") (See
     Note 5), for the design and construction of the ethanol plant, which will be billed at its standard time and material rates. W.M. Lyles, Co. will discount its normal construction management fee by 5% from its standard rates. The Company's cost for the construction of the facility has been estimated to be approximately $52,000,000. In addition, should the Company build a second ethanol plant W.M. Lyles, Co. will be engaged for the design and construction of the facility.

     The Company is currently in process of renegotiating a revised bid with W.M. Lyles Co. that expired on April 1, 2005.

                      PACIFIC ETHANOL, INC. AND SUBSIDIARY

     As of December 31, 2003 and 2004, the Company had incurred costs of $578,159 and $1,306,926 under the design-build contract planning phase, which has been included in construction in progress at December 31, 2003 and 2004, respectively. Included in this amount is a total of $229,078 and $453,325 related to the construction management fee of W.M. Lyles Co., of which $217,066 and $236,259 had not been paid at December 31, 2003 and 2004, respectively. Included in construction in progress at December 31, 2004 is capitalized interest of $45,995.

     Property and equipment consist of the following:

                                                            December 31,
                                                     --------------------------
                                                         2003           2004
                                                     -----------    -----------
     Land                                            $   515,298    $   515,298
     Facilities                                        4,234,703      4,234,703
     Equipment and vehicles                              350,000        350,000
     Office furniture, fixtures and equipment             32,737         43,324
                                                     -----------    -----------
                                                       5,132,738      5,143,325
     Accumulated depreciation                            (46,684)      (125,427)
                                                     -----------    -----------
                                                       5,086,054      5,017,898
     Construction in progress                            578,159      1,306,926
                                                     -----------    -----------
                                                     $ 5,664,213    $ 6,324,824
                                                     ===========    ===========

     As of December 31, 2003 and 2004, property and equipment totaling $3,897,328 had not been placed in service. Depreciation expense was $46,684 from January 30, 2003 (inception) to December 31, 2003 and $78,743 for the year ended December 31, 2004.

5.   RELATED PARTY NOTE PAYABLE:
     ---------------------------

     In connection with the acquisition of the grain facility in March 2003, the Company issued a convertible promissory note in the amount of $5,100,000 to LDI. The loan bears interest at a fixed rate of 5% through June 19, 2004, at which time it converted to a variable rate based on the Wall Street Journal Prime Rate (5.25% as of December 31, 2004) plus 2%. The first payment, consisting of interest only, was due June 19, 2004, after which interest is due and payable monthly. Principal payments are due annually in three equal installments beginning June 20, 2006 and ending June 20, 2008. Should the construction costs of the ethanol production facility be less than $42,600,000, the Company must prepay principal owing under the loan equal to the difference between the actual construction cost and $42,600,000.

     In addition, should the Company obtain construction funding for a second ethanol plant, all principal and accrued interest outstanding at the time becomes due. The note is collateralized by a first deed of trust on the grain facility and a personal guaranty for up to a maximum amount of $1,000,000 by an individual shareholder. LDI has the option to convert up to $1,500,000 of the debt into the Company's common stock at a purchase price of $1.50 per share until June 1, 2005. On July 31, 2004, September 24, 2004 and November 15, 2004, LDI converted $150,000, $90,000 and $15,000 of debt into 100,000, 60,000 and 10,000 shares of common stock, respectively, at a conversion price equal to $1.50 per share. (See Note 7)

                      PACIFIC ETHANOL, INC. AND SUBSIDIARY

     As part of the terms of the note, W.M. Lyles Co., a subsidiary of LDI, shall supply construction services to the Company for the construction of the ethanol plant. (See Note 4)

     In partial consideration for the above loan, the Company issued 1,000,000 shares of the Company's conversion stock to LDI. The fair value of the common stock on the date of issuance, $1,202,682, was recorded as a debt discount and is being amortized over the life of the loan and recorded as interest expense. As of December 31, 2003 and 2004, the unamortized debt discount was $1,072,858 and $832,322, respectively. The Company also incurred fees to obtain the loan in the amount of $100,000, which is also being expensed over the life of the loan. These fees were paid to Cagan McAfee Capital Partners, LLC ("CMCP"), a founding shareholder of the Company.

     The aggregate maturities of the note at December 31, 2004 are as follows:

          Year ending December 31,
          2005                                                  $       --
          2006                                                   1,615,000
          2007                                                   1,615,000
          2008                                                   1,615,000
                                                                ----------
                                                                 4,845,000
          Less: Unamortized original issuance discount            (832,322)
                                                                ----------
                                                                $4,012,678
                                                                ==========

6.   REDEEMABLE CONVERTIBLE PREFERRED STOCK:
     ---------------------------------------

     The Company has a total of 30,000,000 shares of no par value preferred stock authorized, 7,000,000 shares of which have been designated Series A 8% Cumulative Convertible Redeemable Preferred Stock (the "Series A Preferred Stock"). Holders of Series A Preferred Stock will (i) have priority rights to dividends from funds legally available therefore at the rate of 8% per annum payable in cash or stock, accrued from the closing of the offer and sale of the Series A Preferred Stock, per share, cumulative, payable pro rata; and (ii) be entitled to preference in all of the assets of the Company available for distribution to holders of preferred stock upon liquidation, dissolution, or winding up of the affairs of the Company. In certain circumstances the Company has the right, at any time after December 31, 2005, to force conversion of the Series A Preferred Stock into fully-paid and non-assessable shares of common stock at the ratio of one share of common stock for every one share of Series A Preferred Stock (shares of common stock are reserved for any such conversion).

     No dividends accrue on the shares of Series A Preferred Stock until after the closing of the offering and sale of the Series A Preferred Stock. Thereafter, dividends accrue, whether or not earned or declared, and become payable commencing January 15, 2005 and on each January 15th thereafter; provided that such dividends shall only be paid upon a determination by the Board of Directors of the Company that funds are legally available therefore and that payment is in the best interests of the Company. The shares of Series A Preferred Stock are non-participating with regard to dividends, if any, which may be declared and paid to the holders of any other classes of the Company's stock.

                      PACIFIC ETHANOL, INC. AND SUBSIDIARY

     No shares of Series A Preferred Stock have been issued, but any shares of Series A Preferred Stock issued may at the sole election of the Company be redeemed at any time, and from time to time, during the four (4) years following the issuance thereof, for a price per share of $6.50 plus (i) all accrued but unpaid dividends on such shares and (ii) 10% per share per annum. Any redemption shall be applied ratably among all shares of Series A Preferred Stock outstanding at the time of redemption.

     In the event of any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, holders of the Series A Preferred Stock shall be entitled to receive a distribution of $6.50 per share plus all declared but unpaid dividends on each share out of assets of the Company, prior to any distribution of assets with respect to any shares of common stock of the Company as a result of such liquidation, distribution, or winding up of the Company. If, in the case of any such liquidation, dissolution, or winding up of the Company, the assets of the Company or proceeds thereof shall be insufficient to make the full liquidation payment of $6.50 per share, then such assets and proceeds shall be distributed ratably among the holders of the Series A Preferred Stock. A consolidation or merger of the Company with or into one or more corporations, or a sale of all or substantially all of the assets of the Company in consideration for the issuance of equity securities of another corporation shall be deemed to be a liquidation, dissolution, or winding up of the Company.

7.   COMMON STOCK:
     -------------

     In February 2003, the Company sold 10,000,000 shares of common stock to the founders of the Company at $0.0001.

     In March 2003, the Company issued 1,000,000 common shares of the Company's stock to LDI. (See Note 5)

     From August through December 2003, the Company sold 733,200 shares of common stock in a private offering at $1.50 per share for net proceeds of $1,023,825. In connection with the sale of these shares, the Company paid offering costs of $75,975, including a finder's fee of $21,250 to CMCP. In addition, the Company issued warrants to purchase 41,587 shares of common stock at an exercise price of $1.50 per share and an expiration date five years from the date of issuance. Of the total warrants issued, warrants to purchase 14,167 shares of common stock were issued to CMCP.

     From January 2004 through February 2004, the Company sold 19,000 shares of common stock in a private offering at $1.50 per share for net proceeds of $21,373. In connection with the sale of these shares, the Company paid offering costs of $7,127, including a finder's fee of $2,850 to Prima Capital Group, Inc. As payment of commissions earned in connection with the sale of these shares, the Company issued warrants to purchase 1,900 shares of common stock at an exercise price of $1.50 per share and an expiration date five years from the date of issuance.

                      PACIFIC ETHANOL, INC. AND SUBSIDIARY

     From April 2004 through June 2004, the Company sold 500,000 shares of common stock in a private offering at $2.00 per share for net proceeds of $892,582 as of September 30, 2004. (Of this amount $67,500 is included in due from stockholders in the equity section). In connection with the sale of these shares, the Company paid offering costs of $107,418 including a finder's fee of $100,000 to CMCP. In addition, the Company issued warrants to CMCP to purchase 50,000 shares of common stock at an exercise price of $2.00 per share and an expiration date five years from the date of issuance.

     On July 31, 2004, September 24, 2004 and November 15, 2004, LDI converted $150,000, $90,000 and $15,000 of debt into 100,000, 60,000 and 10,000 shares of common stock, respectively, at a conversion price of $1.50 per share. (See Note 5)

     On September 29, 2004, a consulting company exercised warrants to purchase 920,000 shares of the Company's stock at an aggregate exercise price of $92. (See Note 8)

     From October 2004 through December 2004, the Company sold 103,666 shares of common stock in a private offering at $3.00 per share for net proceeds of $308,524 as of December 31, 2004. In connection with the sale of these shares, the Company paid offering costs of $2,475.

     STOCK OPTIONS - In February 2004, the Board of Directors of the Company ratified the grant of options on December 10, 2003 to a member of management to acquire 25,000 shares of the Company's common stock at an exercise price of $0.01 per share. The options vested upon the closing of the Share Exchange Transaction. (See Note 11)

8.   COMMITMENTS AND CONTINGENCIES:
     ------------------------------

     OPERATING LEASES - The Company leases shared office space in Fresno, California on a month-to-month basis at $2,934 per month. Rent expense was $5,600 and $24,983 for the period from January 30, 2003 (inception) to December 31, 2003, and the year ended December 31, 2004, respectively.

     SETTLEMENT OF CORN CONTRACTS - In July and August 2003, the Company, through its subsidiary entered into contracts to sell corn to two customers at fixed rates. At the same time, the Company entered into contracts to purchase corn from a vendor at fixed rates. These purchase and sale contracts contained shipping periods ranging from October 2003 to September 2004. In the fourth quarter of 2003, the Company cancelled the contracts and settled them based on the net settlement provisions standard in the grain industry. At December 31, 2003, the Company recorded a receivable related to the settlement of the corn contracts in the amount of $274,259, which is reflected in other receivables in the consolidated balance sheet. There were no receivables at December 31, 2004. In addition, the Company has recorded a payable related to the settlement of the corn contract in the amount of $204,811 and $16,509 as of December 31, 2003 and 2004, respectively, which is reflected in accrued liabilities in the consolidated balance sheets.

                      PACIFIC ETHANOL, INC. AND SUBSIDIARY

     A party to one of the sales agreements did not perform according to the net settlement provisions standard in the grain industry and thus continued to engage in contracts without the consent or approval of the Company. The Company has attempted to settle with the entity with no success.

     On September 22, 2004, R.A. Davis Commodities, LLC filed a complaint for breach of contract, promissory estoppel and negligence in the Superior Court of the State of California for the County of Fresno against the Company. The complaint seeks actual and consequential damages in the amount of approximately $700,000 based on the Company's alleged breach of certain rolled corn purchase contracts. The Company responded to the complaint on January 27, 2005. The Company also filed a cross-complaint against R.A. Davis on that date, alleging breach of oral and written contract in connection with sales of feed product as well as "transloading" services performed for R.A. Davis. The cross-complaint seeks damages in the amount of $121,435. The trial in this matter is set for March 13, 2006. The Company believes that the claims made in the complaint are without merit and the Company expects to vigorously defend this lawsuit.

     On November 8, 2004, Insurance Corporation of Hanover and Kruse Investments dba Western Milling, LLC (collectively, the "Plaintiffs") filed a Complaint for Damages in the Superior Court of the State of California for the County of Madera against the Company. The Complaint seeks actual and consequential damages in the amount of at least $960,800 based on the Company's alleged breach of contract and negligence in connection with losses suffered by Plaintiffs arising out of damage caused to Western Milling's canola meal that was stored at the Company's grain silos located at the Company's Madera County facility, which facility was the subject of a grain silo fire on January 12, 2004. The Company's insurance company has settled this matter. Plaintiff's have dismissed the action against the Company with prejudice and have provided the Company a written release.

     ADVISORY FEE - The Company entered into an agreement with CMCP dated April 14, 2004, in connection with raising funding for an ethanol production facility. The agreement provides that upon raising a minimum of $15,000,000 the Company would pay CMCP a fee, through that date, equal to $10,000 per month starting from April 15, 2003. In addition, the agreement provided for payment of $25,000 per month for a minimum of 12 months upon the completion of a merger between the Company and a public company, running from the date of close of such merger, as well as an advisory fee of 3% of any equity amount raised through the efforts of CMCP, including cash amounts received through a merger with another corporate entity. (See Note 11)

     In a separate agreement, certain founders of the Company agreed to sell an aggregate of 500,000 shares of the Company's common stock owned by such founders to CMCP, at $0.01 per share, if certain funding were secured by March 31, 2005. (See Note 11)

     CASUALTY LOSS - In January 2004, canola stored in one of the silos at the Company's Madera County, California facility caught on fire. The facility was fully insured with $10 million of property and general liability insurance. The canola was owned by a third party who was also insured. The Company's insurance provider advanced the Company $1,000,000 towards fire damage repair costs. As of December 31, 2004, the Company has incurred costs of $580,374. The difference of $419,626 is included in other accrued liabilities. The Company is anticipating $1,000,000 in additional estimated insurance proceeds to complete the reconstruction of the facility based on a detailed engineering estimate for full restoration received by the Company. The Company is proceeding with the restoration.

                      PACIFIC ETHANOL, INC. AND SUBSIDIARY

     NON-CASH COMPENSATION - On February 12, 2004, the Company entered into a consulting agreement with an unrelated party to represent the Company in investors' communications and public relations with existing shareholders, brokers, dealers and other investment professionals as to the Company's current and proposed activities. As compensation for such services, the Company issued warrants to the consultant to purchase 920,000 shares of the Company's common stock. These warrants vested upon the effective date of the agreement. Based on the fair value of these warrants on the date of issuance, prepaid consulting fees were recorded in the amount of $1,380,000, which are being amortized over one year. As of December 31, 2004, the Company recorded non-cash expense of $1,207,500 relating to these warrants. On September 29, 2004, the consulting company exercised warrants to purchase 920,000 shares of the Company's common stock at an aggregate exercise price equal to $92.

     Contingent upon completing a merger, acquisition or share exchange with a public company by March 31, 2005, the Company will issue warrants to purchase up to 230,000 additional shares of common stock that will vest over a period of two years. (See Note 11)

9.   INCOME TAXES:
     -------------

     For the years ended December 31, 2003 and 2004, the provision for income taxes differs from that computed by applying federal statutory rates to loss before income taxes, as follows:

                                                         2003           2004
                                                     -----------    -----------
     Benefit computed at the statutory rate          $  (299,978)   $(1,265,535)
        Reduction resulting from:
        Valuation allowance                              300,538      1,266,095
        State taxes, net of federal benefit                1,040          1,040
                                                     -----------    -----------
        Income tax expense                           $     1,600    $     1,600
                                                     ===========    ===========

     Deferred income taxes reflect the net tax effects of temporary differences between carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Components of the Company's deferred tax assets (liabilities) at December 31, 2003 and 2004 are as follows:

                                                         2003           2004
                                                     -----------    -----------
     Long-term deferred tax assets (liabilities)
        Net operating loss carryforward              $   356,569    $ 1,488,430
        Depreciation                                     (10,519)       (29,010)
                                                     -----------    -----------
        Net deferred non-current deferred
          liabilities                                    346,050      1,459,420
        Valuation allowance                             (346,050)    (1,459,420)
                                                     -----------    -----------
        Net deferred current tax assets
          (liabilities)                              $         -    $         -
                                                     ===========    ===========

     As of December 31, 2004, the Company had federal and California net operating loss carry forwards of approximately $3,807,483 and $2,193,278, respectively, available to reduce future taxable income, which expire beginning in the years 2024 for federal and in 2014 for state purposes. Under Section 382 of the Internal Revenue Code, the utilization of the net operating loss carry forwards can be limited based on changes in the percentage of ownership of the Company.

                      PACIFIC ETHANOL, INC. AND SUBSIDIARY

10.  RELATED PARTY TRANSACTIONS:
     ---------------------------

     The Company entered into a consulting contract with a shareholder of the Company for consulting services related to the development of the ethanol plant at $6,000 per month. The Company paid a total of $54,000 and $72,000 for the period from January 30, 2003 (inception) to December 31, 2003 and the year ended December 31, 2004, respectively.

     In 2003, the Company sold various cattle feed products totaling $109,698 to a business owned by a shareholder. Of this amount, $76,903 was sold to the shareholder's business during the period January 30, 2003 (inception) to December 31, 2003. There were no such sales made during the year ended December 31, 2004.

     The Company reimbursed a stockholder for expenses paid on behalf of the Company. The total amount reimbursed from January 30, 2003 (inception) to December 31, 2003 was $200,000. There were no such expenses reimbursed during the year ended December 31, 2004.

     On August 28, 2003, the Company entered into an agreement with ReEnergy, LLC for an option to buy 89.3 acres in Visalia, California at a price of $12,000 per acre for the purpose of building an ethanol production facility.

     The Company entered into a consulting agreement for $3,000 per month with a company owned by a member of ReEnergy for consulting services related to environmental regulations and permitting. The Company paid a total of $40,542 for the year ended December 31, 2004.

     On October 27, 2003, certain founders of the Company entered into an agreement with an unrelated third party to sell 1,500,000 shares of the Company's common stock owned by such founders at $1.50 per share for total proceeds of $2,250,000. In addition, under the terms of the agreement, the founders involved in the transaction agreed to vote a certain number of their existing shares in favor of the third party principal's election to the Board of Directors of the Company.

     On December 28, 2004, William Jones, a related party, advanced the Company $20,000 at 5% interest, due and payable upon close of the Share Exchange Transaction. (See Note 11)

11.  SUBSEQUENT EVENTS (UNAUDITED):
     ------------------------------

     LOANS TO THE COMPANY - On January 10, 2005 and February 22, 2005, William Jones, a related party, advanced the Company $60,000 and $20,000, respectively, at 5% interest, due and payable upon close of the Share Exchange Transaction. The accumulated principal due was repaid on March 24, 2005 and the related accrued interest was paid on April 15, 2005. (See Note
     9)

                      PACIFIC ETHANOL, INC. AND SUBSIDIARY

     On January 10, 2005, Neil Koehler, a related party, advanced the Company $100,000 at 5% interest, due and payable upon close of the Share Exchange Transaction. The principal was repaid on March 24, 2005 and the related accrued interest was paid on April 15, 2005.

     On January 31, 2005, Eric McAfee, a principal of CMCP, advanced the Company $100,000 at 5% interest, due and payable upon close of the Share Exchange Transaction. The principal was repaid on March 24, 2005 and the related accrued interest was paid on April 15, 2005.

     On January 14, 2005, February 4, 2005 and March 10, 2005, LDI converted $36,000, $114,000, and $97,682 of debt into 24,000, 76,000 and 65,121 shares of the Company's common stock, respectively, at a conversion price equal to $1.50 per share. (See Notes 5 and 6)

     PRIVATE OFFERING - On March 23, 2005, the Company issued to 63 accredited investors in a private offering an aggregate of 7,000,000 shares of common stock at a purchase price of $3.00 per share, two-year investor warrants to purchase 1,400,000 shares of common stock at an exercise price of $3.00 per share and two-year investor warrants to purchase 700,000 shares of common stock at an exercise price of $5.00 per share, for total gross proceeds of approximately $21,000,000. The Company paid cash placement agent fees and expenses of approximately $1,850,400 and issued five-year placement agent warrants to purchase 678,000 shares of common stock at an exercise price of $3.00 per share in connection with the offering. Additional costs related to the financing include legal, accounting and consulting fees that totaled approximately $255,048 through March 31, 2005 and continue to be incurred in connection with various securities filings and the resale registration statement described below.

     The Company is obligated under a Registration Rights Agreement to file, on the 151st day following March 23, 2005, a Registration Statement with the Securities and Exchange Commission registering for resale shares of common stock, and shares of common stock underlying investor warrants and certain of the placement agent warrants, issued in connection with the private offering. If the Company (i) does not file the Registration Statement within the time period prescribed, or (ii) fails to file with the Securities and Exchange Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act of 1933, within five trading days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Securities and Exchange Commission that the Registration Statement will not be "reviewed," or is not subject to further review, or (iii) the Registration Statement filed or required to be filed under the Registration Rights Agreement is not declared effective by the Securities and Exchange Commission on or before 225 days following March 23, 2005, or (iv) after the Registration Statement is first declared effective by the Securities and Exchange Commission, it ceases for any reason to remain continuously effective as to all securities registered thereunder, or the holders of such securities are not permitted to utilize the prospectus contained in the Registration Statement to resell such securities, for more than an aggregate of 45 trading days during any 12-month period (which need not be consecutive trading days) (any such failure or breach being referred to as an "Event," and for purposes of clause (i) or (iii) the date on which such Event occurs, or for purposes of clause (ii) the date on which such five-trading day period is exceeded, or for purposes of clause (iv) the date on which such 45-trading day-period is exceeded being referred to as "Event Date"), then in addition to any other rights the holders of such securities may have under the Registration Statement or under applicable law, then, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event

                      PACIFIC ETHANOL, INC. AND SUBSIDIARY
     shall not have been cured by such date) until the applicable Event is cured, the Company is required to pay to each such holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 2.0% of the aggregate purchase price paid by such holder pursuant to the Securities Purchase Agreement relating to such securities then held by such holder. If the Company fails to pay any partial liquidated damages in full within seven days after the date payable, the Company is required to pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to such holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages are to apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event.

     The Registration Rights Agreement also provides for customary piggy-back registration rights whereby holders of shares of the Company's common stock, or warrants to purchase shares of common stock, can cause the Company to register such shares for resale in connection with the Company's filing of a Registration Statement with the Securities and Exchange Commission to register shares in another offering. The Registration Rights Agreement also contains customary representations and warranties, covenants and limitations. (See Note 1)

     ADVISORY FEE. - The Company paid an advisory fee to CMCP in the amount of $235,000 on March 24, 2005, pursuant to the terms of the agreement between CMCP (See Note 8) and the Company and in connection with the private offering described above. In addition, $83,000 was payable in connection with cash received from Accessity in connection with the Share Exchange Transaction. Pursuant to the terms of the consulting agreement, CMCP will continue to receive payments of $25,000 per month until at least March 2006.

     On January 5, 2005, the Company entered into an agreement with Northeast Securities, Inc. ("NESC") and Chadbourn Securities, Inc. ("Chadbourn"), a related party, in connection with the private placement described above. The agreement provides that upon completion of a financing within the time-frame of the engagement covered by the agreement, the Company will pay NESC 6% (plus a 1% non-accountable expense allowance) of gross proceeds received by the Company, and warrants exercisable at the offering price in an amount equal to 7% of the aggregate number of shares of common stock sold in the financing. In addition, the agreement provides that Chadbourn will receive 2% (plus a 1% non-accountable expense allowance) of gross proceeds and warrants exercisable at the offering price in an amount equal to 3% of the aggregate number of shares of common stock sold in the financing. Pursuant to the terms of the agreement and in connection with the completion of the private placement described above, the Company paid NESC $1,168,800, (net of a reduction of $183,600, as agreed on March 18, 2005), and issued to NESC placement warrants to purchase 450,800 shares of the Company's common stock exercisable at $3.00 per share. The Company also paid Chadbourn $627,600 and issued to Chadbourn placement warrants to purchase 212,700 shares of the Company's common stock exercisable at $3.00 per share.

     SHARE EXCHANGE TRANSACTION - On March 23, 2005, the Company completed a Share Exchange Transaction with Accessity and the holders of the membership interests of each of Kinergy and ReEnergy, pursuant to which Accessity acquired all of the issued and outstanding capital stock of the Company and all of the outstanding membership interests of Kinergy and ReEnergy. This transaction has been accounted for as a reverse acquisition whereby the Company is the accounting acquiror.

                      PACIFIC ETHANOL, INC. AND SUBSIDIARY

     The Share Exchange Transaction was consummated pursuant to the terms of a Share Exchange Agreement dated as of May 14, 2004, as amended on July 30, 2004, October 1, 2004, January 7, 2005, February 16, 2005 and March 3, 2005
     executed by Accessity, the Company, Kinergy, ReEnergy and the holders of the common stock and membership interests of the Company and Kinergy and ReEnergy, respectively.

     Immediately prior to the consummation of the Share Exchange Transaction, Accessity reincorporated in the State of Delaware under the name "Pacific Ethanol, Inc" through a merger of Accessity with and into Pacific Ethanol Delaware (the "Reincorporation Merger"). In connection with the Reincorporation Merger, the shareholders of Accessity became stockholders of Pacific Ethanol Delaware and Pacific Ethanol Delaware succeeded to the rights, properties and assets and assumed the liabilities of Accessity. Also in connection with the Reincorporation Merger, the former shareholders of Accessity, who collectively held 2,339,414 shares of common stock of Accessity, became the stockholders of an equal number of shares of common stock of Pacific Ethanol Delaware and holders of options and warrants to acquire shares of common stock of Accessity, who collectively held options and warrants to acquire 402,667 shares of common stock of Accessity, became holders of options and warrants to acquire an equal number of shares of common stock of Pacific Ethanol Delaware.

     In the Share Exchange Transaction, each shareholder of the Company received one share of common stock of Pacific Ethanol Delaware for each share of common stock of the Company they owned, the sole limited liability company member of Kinergy received 38,750 shares of common stock of Pacific Ethanol Delaware for each one percent of outstanding limited liability company interest he owned, and each limited liability company member of ReEnergy received 1,250 shares of common stock of Pacific Ethanol Delaware for each one percent of outstanding limited liability company interest they owned. In addition, holders of options and warrants to acquire shares of common stock of the Company became holders of warrants to acquire an equal number of shares of common stock of Pacific Ethanol Delaware.

     Pacific Ethanol Delaware issued an aggregate of 20,610,987 shares of common stock to the shareholders of the Company, 3,875,000 shares of common stock to the limited liability company member of Kinergy and an aggregate of 125,000 shares of common stock to the limited liability company members of ReEnergy. In addition, holders of options and warrants to acquire an aggregate of 3,157,587 shares of common stock of the Company are, following the consummation of the Share Exchange Transaction, deemed to hold warrants to acquire an equal number of shares of common stock of Pacific Ethanol Delaware. Also, following the consummation of the Share Exchange Transaction, LDI is entitled to convert a certain portion of its promissory note into shares of common stock of Pacific Ethanol Delaware at the same conversion rate that was in existence immediately prior to the Share Exchange Transaction.

                      PACIFIC ETHANOL, INC. AND SUBSIDIARY

     The shares of common stock of Pacific Ethanol Delaware issued, or issuable upon exercise of outstanding options and warrants, to the shareholders and holders of options and warrants of the Company and limited liability company members of Kinergy and ReEnergy represented approximately 90% of the outstanding common stock of Pacific Ethanol Delaware on a fully-diluted basis after the closing of the Share Exchange Transaction. Immediately following the closing of the Share Exchange Transaction, Pacific Ethanol Delaware had an aggregate of 27,700,401 shares of common stock issued and outstanding and an aggregate of 31,925,534 shares of common stock issued and outstanding, calculated on a fully-diluted basis, including 4,225,133 shares of common stock issuable upon exercise of all outstanding options, warrants and convertible debt.

     The following table summarizes the unaudited assets acquired and liabilities assumed in connection with the Share Exchange Transaction:

           Current assets...............................   $  7,014,196
           Property, plant and equipment................          6,224
           Intangibles, including goodwill..............     11,788,000
                                                           ------------
              Total assets acquired.....................     18,808,420
           Current liabilities..........................      4,253,177
           Other liabilities............................         83,017
                                                           ------------
              Total liabilities assumed.................      4,336,194
                                                           ------------
           Net assets acquired..........................   $ 14,472,226
                                                           ============
           Shares of common stock issued................      6,489,414
                                                           ============

     The purchase price represented a significant premium over the recorded net worth of the acquired entities' assets. In deciding to pay this premium, the Company considered various factors, including the value of Kinergy's trade name, Kinergy's extensive market presence and history, Kinergy's industry knowledge and expertise, Kinergy's extensive customer relationships and expected synergies among Kinergy's and ReEnergy's businesses and assets and the Company's planned entry into the ethanol production business.

     In connection with the Share Exchange Transaction and the Company's acquisition of Kinergy and ReEnergy, the Company engaged a valuation firm to determine what portion of the purchase price should be allocated to identifiable intangible assets. Through that process, the Company has estimated that for Kinergy, the distribution backlog is valued at $136,000, the customer relationships are valued at $5,600,000 and the trade name is valued at $3,100,000. The Company made a $150,000 cash payment and issued stock valued at $316,250 for the acquisition of ReEnergy. In addition, certain stockholders sold stock to the members of ReEnergy, increasing the purchase price by $506,000 (see further discussion below). The purchase price for ReEnergy totaled $972,250. The Company issued stock valued at $9,803,750 for the acquisition of Kinergy. In addition, certain stockholders sold stock to the sole member Kinergy and a related party, increasing the purchase price by $1,012,000. The purchase price for Kinergy totaled $10,815,750. Goodwill directly associated with the Kinergy and ReEnergy acquisitions therefore totaled $2,952,000.

                      PACIFIC ETHANOL, INC. AND SUBSIDIARY

     The Kinergy trade name is determined to have an indefinite life and therefore, rather than being amortized, will be periodically tested for impairment. The distribution backlog has an estimated life of six months and customer relationships were estimated to have a ten-year life and, as a result, will be amortized accordingly, unless otherwise impaired at an earlier time.

     In connection with the Share Exchange Transaction, Pacific Ethanol Delaware
     (i) transferred DriverShield CRM Corp., a wholly-owned subsidiary of Pacific Ethanol Delaware, to Barry Siegel, the former Chairman of the Board, President and Chief Executive Officer of Pacific Ethanol Delaware,
     (ii) issued 400,000 shares of Pacific Ethanol Delaware's common stock to Mr. Siegel and 200,000 shares of Pacific Ethanol Delaware's common stock to Philip B. Kart, Pacific Ethanol Delaware's former Senior Vice President, Chief Financial Officer and Secretary, and (iii) executed Confidentiality, Non-Competition, Non-Solicitation and Consulting Agreements with Messrs. Siegel and Kart, in full consideration for the agreement of each of Messrs. Siegel and Kart to relinquish cash payments that otherwise would be due to each of them under their respective employment agreements with Pacific Ethanol Delaware as a result of the closing of the Share Exchange Transaction. In addition, Pacific Ethanol Delaware sold Sentaur Corp., a wholly-owned subsidiary of Pacific Ethanol Delaware, to Mr. Siegel for the cash sum of $5,000.

     Immediately prior to the closing of the Share Exchange Transaction, the founders sold these shares at the agreed upon price to CMCP. The contribution of these shares is accounted for as a capital contribution. However, because the shares were issued as a finder's fee in a private offering (See Note 8), the related expense is offset against the proceeds received, resulting in no effect on equity.

     Immediately prior to the closing of the Share Exchange Transaction, certain stockholders of the Company sold an aggregate of 250,000 shares of the Company's common stock owned by them to the then-Chief Executive Officer of Accessity at $0.01 per share to compensate him for facilitating the closing of the Share Exchange Transaction. The contribution of these shares is accounted for as a capital contribution. However, because the shares are deemed issued to Accessity in connection with the Share Exchange Transaction, the related expense is offset against the cash received from Accessity, resulting in no effect on equity.

     Immediately prior to the closing of the Share Exchange Transaction, a stockholder of the Company sold 200,000 shares of the Company's common stock to the individual members of ReEnergy at $.01 per share, to compensate them for facilitating the closing of the Share Exchange Transaction. The contribution of these shares resulted in additional goodwill of $506,000.

     Immediately prior to the closing of the Share Exchange Transaction, a founder of the Company sold 300,000 shares of the Company's common stock to Neil Koehler, the sole member of Kinergy and an officer and director of the Company, at $.01 per share to compensate him for facilitating the closing of the Share Exchange Transaction. The contribution of these shares resulted in additional goodwill of $759,000.

     Immediately prior to the closing of the Share Exchange Transaction, a founder of the Company sold 100,000 shares of the Company's common stock to Tom Koehler, a member of ReEnergy and a related party of the sole member of Kinergy, at $.01 per share to compensate him for facilitating the closing of the Share Exchange Transaction. The contribution of these shares resulted in additional goodwill of $253,000.

                      PACIFIC ETHANOL, INC. AND SUBSIDIARY

     RELATED PARTY NOTES PAYABLE - Pursuant to the terms of the Share Exchange Transaction, Kinergy distributed to its sole member in the form of a promissory note, in the amount of $ 2,095,614 Kinergy's net worth as set forth on Kinergy's balance sheet prepared in accordance with GAAP, as of March 23, 2005. A holdback amount of $100,000 for 30 days was provided to allow Kinergy to settle its accounts. In April 2005, Kinergy paid the balance of its net worth, up to the holdback amount of $100,000.

     Pursuant to the terms of the Share Exchange Transaction, ReEnergy distributed to its members in the form of a promissory note in the amount of $1,439 ReEnergy's net worth as set forth on ReEnergy's balance sheet prepared in accordance with GAAP, as of March 23, 2005.

     Effective March 30, 2005, the personal guaranty for up to a maximum amount of $1,000,000 granted by an individual shareholder of the Company with respect to the convertible promissory note issued to LDI was terminated.

     STOCK OPTIONS - One outstanding option granted to an employee of the Company to acquire 25,000 shares of common stock vested on March 23, 2005 and was converted into a warrant. Non-cash compensation expense of $232,250 was recognized to record the fair value of the warrant.

     NON-CASH COMPENSATION - Pursuant to a consulting agreement (See Note 8), upon completion of the Share Exchange Transaction, the Company issued warrants to the consultant to purchase 230,000 additional shares of common stock that will vest ratably over a period of two years. The warrants were recognized at the fair value as of the start of business on March 24, 2005 in the amount of $2,139,000. The Company recorded non-cash expense of $20,511 for consulting services vested during the period from March 24, 2005 to March 31, 2005. The unvested warrants in the amount of $2,118,489 will vest ratably at $89,125 per month over the remainder of the two year period.

     SERIES A PREFERRED STOCK - Effective May 17, 2005, the Company's articles of incorporation were amended and restated, which amendment and restatement had the effect of eliminating the Company's previously authorized shares of Series A Preferred Stock and changing its name to Pacific Ethanol California, Inc.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



May 23, 2005


To the Member
Kinergy Marketing, LLC
Davis, California

We have audited the balance sheets of Kinergy Marketing, LLC (the "Company") as of December 31, 2003 and 2004, and the related statements of income and member's equity (deficit) and cash flows for each of the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kinergy Marketing, LLC as of December 31, 2003 and 2004, and the results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.


/S/ HEIN & ASSOCIATES LLP

                              KINERGY MARKETING LLC

                                 BALANCE SHEETS


                                                        As of December 31,
                                                    -------------------------
                                                        2003          2004
                                                    -----------   -----------
                         ASSETS
                         ------

CURRENT ASSETS:
  Cash and cash equivalents                         $         -   $   674,195
  Accounts receivable                                 2,583,287     2,010,531
  Inventories                                           474,388       404,833
  Deposit on product in transit                               -       428,358
                                                    -----------   -----------

    Total current assets                              3,057,675     3,517,917

PROPERTY, PLANT AND EQUIPMENT, net                        2,124         6,564
                                                    -----------   -----------

TOTAL ASSETS                                        $ 3,059,799   $ 3,524,481
                                                    ===========   ===========

            LIABILITIES AND MEMBER'S EQUITY
            -------------------------------

CURRENT LIABILITIES:
  Accounts payable                                  $ 1,710,879   $ 1,106,712
  Bank overdraft                                         59,668             -
  Other Liabilities                                           -         3,261
  Payable to related party                              200,000             -
                                                    -----------   -----------

    Total Current liabilities                         1,970,547     1,109,973

COMMITMENTS AND CONTINGENCIES (Notes 4 and 6)

MEMBER'S EQUITY                                       1,089,252     2,414,508
                                                    -----------   -----------

TOTAL LIABILITIES AND MEMBER'S EQUITY               $ 3,059,799   $ 3,524,481
                                                    ===========   ===========


   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                              KINERGY MARKETING LLC

                    STATEMENTS OF INCOME AND MEMBER'S EQUITY


                                                       For the years ended
                                                           December 31,
                                                   ----------------------------
                                                       2003             2004
                                                   ------------    ------------

NET SALES                                          $ 35,539,636    $ 82,790,404

COST OF GOODS SOLD                                   33,982,527      79,580,897
                                                   ------------    ------------

GROSS PROFIT                                          1,557,109       3,209,507

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES            169,582         275,588
                                                   ------------    ------------

OPERATING INCOME                                      1,387,527       2,933,919

OTHER INCOME (EXPENSE):
  Interest income (expense)                                 267          (3,537)
  Other income (expense)                                (10,800)         (1,300)
                                                   ------------    ------------
     Total other income (expense)                       (10,533)         (4,837)
                                                   ------------    ------------

NET INCOME                                            1,376,994       2,929,082

MEMBER'S EQUITY
  beginning of period                                   (15,742)      1,089,252

MEMBER'S DISTRIBUTIONS                                 (272,000)     (1,603,826)
                                                   ------------    ------------

MEMBER'S EQUITY
  end of period                                    $  1,089,252    $  2,414,508
                                                   ============    ============


   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.


                                 KINERGY MARKETING LLC

                               STATEMENTS OF CASH FLOWS


                                                              For the years ended
                                                                  December 31,
                                                          ----------------------------
                                                              2003            2004
                                                          ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                              $  1,376,994    $  2,929,082

  Adjustments to reconcile net income to
  net cash provided by (used in) operating
  activities:
   Depreciation                                                    893             253
   Changes in operating assets
    and liabilities:
     Accounts receivable                                    (2,171,433)        572,756
     Inventories                                              (355,262)         69,555
     Deposit on product in transit                                   -        (428,358)
     Bank overdraft                                             59,668         (59,668)
     Accounts payable                                          929,458        (604,167)
     Other liabilities                                               -           3,261
                                                          ------------    ------------

Net cash provided by (used in)
  operating activities                                        (159,682)      2,482,714
                                                          ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                                -          (4,693)
                                                          ------------    ------------

Net cash used in investing activities                                -          (4,693)
                                                          ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from related party note payable                     200,000               -
  Payments on related party note payable                             -        (200,000)
  Distributions to member                                     (272,000)     (1,603,826)
                                                          ------------    ------------

Net cash used in financing activities                          (72,000)     (1,803,826)
                                                          ------------    ------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS          (231,682)        674,195

CASH AND CASH EQUIVALENTS,
 beginning of period                                           231,682               -
                                                          ------------    ------------

CASH AND CASH EQUIVALENTS, end of period                  $          -    $    674,195
                                                          ============    ============

SUPPLEMENTAL INFORMATION:
  Interest paid                                           $          -    $      5,519
                                                          ============    ============

  Income taxes paid                                       $        800    $        800
                                                          ============    ============


      THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.


                                         F-27

                              KINERGY MARKETING LLC

                          NOTES TO FINANCIAL STATEMENTS


1.   ORGANIZATION AND NATURE OF OPERATIONS:
     --------------------------------------

     Kinergy Marketing, LLC, (the "Company") was incorporated as a limited liability company on September 13, 2000, under the laws of the state of Oregon, to acquire and distribute ethanol fuel in California, Nevada, Arizona and Oregon. The Company is located in Davis, California.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
     -------------------------------------------

     CASH AND CASH EQUIVALENTS - For financial statement purposes, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

     ALLOWANCE FOR DOUBTFUL ACCOUNTS - The Company maintains an allowance for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. The allowance is determined through an analysis of the aging of accounts receivable and assessments of risk that are based on historical trends and an evaluation of the impact of current and projected economic conditions. The Company evaluates the past-due status of its accounts receivable based on contractual terms of sale. If the financial condition of the Company's customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required. At December 31, 2003 and 2004, management of the Company believed that all receivables were collectible, and thus an allowance for bad debt was not established. The Company had no bad debt expense for the years ended December 31, 2003 and 2004.

     INVENTORY - Inventory consists of bulk ethanol fuel and is valued at the lower of cost or market; cost being determined on a first-in first-out basis. Shipping and handling costs are classified as a component of cost of goods sold in the accompanying statements of income and member's equity.

     PROPERTY, PLANT AND EQUIPMENT - Property and equipment is recorded at cost. Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives from 3 to 5 years. The cost of normal maintenance and repairs is charged to operations as incurred. Material expenditures that increase the life of an asset are capitalized and depreciated over the estimated remaining useful life of the asset. The cost of fixed assets sold, or otherwise disposed of, and the related accumulated depreciation or amortization are removed from the accounts, and any resulting gains or losses are reflected in current operations.

     IMPAIRMENT OF LONG-LIVED ASSETS - In the event that facts and circumstances indicate that the cost of long-lived assets used in operations might be impaired, an evaluation of recoverability would be performed. If an evaluation were required, the estimated undiscounted cash flows estimated to be generated by those assets would be compared to their carrying amounts to determine if a write-down to market value or discounted cash flows is required.

     REVENUE RECOGNITION - The Company recognizes revenue upon delivery of ethanol to customers' designated ethanol tank. Shipments are made to customers both directly from suppliers and from the Company's inventory. Shipment modes are by truck or rail. Ethanol that is shipped by rail originates primarily in the Midwest and takes from 10 to 14 days from departure of shipment, for delivery to the customer or to one of four terminals in California and Oregon. Trucks are used for local deliveries and such deliveries are completed the same day as shipment.

                              KINERGY MARKETING LLC

     INCOME TAXES - As a limited liability company, the Company is generally not subject to federal and state income taxes directly. Rather, each member is subject to federal and state income taxes based on its share of the Company's income or loss.

     USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     FAIR VALUE OF FINANCIAL INSTRUMENTS - The estimated fair values for financial instruments are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision.

     The following methods and assumptions were used in estimating the indicated fair values of the Company's financial instruments:

          o Cash and cash equivalents, accounts receivable and accounts payable: The carrying amounts approximate fair value because of the short maturity of those instruments.

          o Debt: The fair value of the Company's debt is estimated based on current rates offered to the Company for similar debt and approximates carrying value.

     CONCENTRATION OF CREDIT RISK - Financial instruments that subject the Company to credit risk consist of cash balances maintained in excess of federal depository insurance limits and accounts receivable, which have no collateral or security. The accounts maintained by the Company at financial institutions are insured by the Federal Deposit Insurance Corporation
     (FDIC) up to $100,000. At December 31, 2003, the uninsured balance was $0 and at December 31, 2004 the uninsured balance was $1,091,967. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risk of loss on cash.

     Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted. Concentrations of credit risk (whether on or off balance sheet) that arise from financial instruments exist for groups of customers or counterparties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions described below.

     Financial instruments that potentially subject the Company to concentrations of credit risk consist of accounts receivable, which have no collateral or security. The Company sells ethanol fuel on account to select companies located in California, Nevada, Arizona and Oregon. During the year ended December 31, 2003, the Company had sales to four customers that represented 20%, 14%, 13% and 10% of net sales. During the year ended December 31, 2004, the Company had sales to four customers that represented 13%, 12%, 12% and 12% of net sales. As of December 31, 2003 and 2004, the Company had receivables of approximately $1,337,240 and $865,175 from these customers, representing, in the aggregate, 52% and 43%, respectively, of total accounts receivable. The Company performs periodic credit evaluations of its ongoing customers and generally does not require collateral. Credit losses have traditionally been minimal and such losses have been within management's expectations.

                              KINERGY MARKETING LLC

     RISKS AND UNCERTAINTIES - The Company purchases ethanol fuel from companies located primarily in the Midwest. During the year ended December 31, 2003, the Company purchased ethanol from three vendors that represented 44%, 27% and 15% of all purchases. During the year ended December 31, 2004, the Company purchased ethanol from three vendors that represented 27%, 23% and 14% of all purchases.

     LIMITATION ON LIABILITY - Members are generally not liable for the debts, obligations or liabilities of the Company.

3.   RELATED PARTY NOTE PAYABLE:
     ---------------------------

     On November 5, 2003, the Company executed an unsecured note payable in the amount of $200,000 payable to Pacific Ethanol, Inc., a California corporation ("PEI California"), which bears an annual interest of 5%. The note and related accrued interest was due in one payment on January 4, 2004. On January 23, 2004, the Company paid the principal balance plus accrued interest of $2,164 on the note payable to PEI California. The sole member of the Company is an officer and director of PEI California.

4.   COMMITMENTS AND CONTINGENCIES:
     ------------------------------

     OPEN LETTERS-OF-CREDIT - On October 1, 2004, the Company was issued an Irrevocable Standby Letter of Credit by Comerica Bank, for any sum not to exceed a total of $300,000. The designated beneficiary is a vendor of the Company, and the letter was valid through March 31, 2005. (See Note 6)

     On October 1, 2004, the Company was issued an Irrevocable Standby Letter of Credit by Comerica Bank, for any sum not to exceed a total of $300,000. The designated beneficiary is a vendor of the Company, and the letter was valid through March 31, 2005. (See Note 6)

     At December 31, 2003 and 2004 there was no debt outstanding related to these open letters of credit.

     LINE OF CREDIT - On March 22, 2004, the Company entered into a $2,000,000 revolving line of credit with Washington Mutual Bank, FA which was terminated on September 24, 2004. The line is collateralized by inventory, receivables and general intangibles of the Company.

     On September 24, 2004, the Company entered into a $2,000,000 revolving line of credit with Comerica Bank which expires on October 5, 2005. This line replaced the Washington Mutual Bank line and is collateralized by inventory, receivables and general intangibles of the Company. The line of credit is personally guaranteed by Neil Koehler, sole member of the Company. There were no outstanding borrowings as of December 31, 2003 and 2004.

                              KINERGY MARKETING LLC

     TERMINAL CONTRACT - The Company is party to four terminal contracts relating to the storage of ethanol. The contracts expire on different dates, ranging from March 31, 2005 through October 31, 2005, and are renewable on a year-to-year basis at end of the term. All four agreements are cancelable by either party at the end of the base term, or with 30 - 90 days notice prior to the end of any extended term. Fees associated with these contracts vary, and are dependent either on the volume of product in storage or on the volume of product delivered. One of the terminals charges a minimum monthly fee of $1,004 in addition to the variable rate. Storage fees paid to these terminals were $24,742 and $117,526 for December 31, 2003 and 2004, respectively, and are recorded as cost of goods sold in the accompanying statements of income and member's equity.

     PURCHASE COMMITMENTS - During 2003 and 2004, the Company entered into six-month purchase contracts with its major vendors to acquire certain quantities of ethanol, at specified prices. The contracts run from April through September, and from October through March. On October 1, 2004, the contracts were renewed and renegotiated to extend through March 31, 2005. The outstanding balance on the new contracts was $16,663,287 at December 31, 2004.

     SALES COMMITMENTS - During 2003 and 2004, the Company entered into six-month sales contracts with its major customers to sell certain quantities of ethanol, at specified prices. The contracts run from April through September, and from October through March. On October 1, 2004, the contracts were renewed and renegotiated to extend through March 31, 2005. The outstanding balance on the new contracts was $22,757,891 at December 31, 2004.

     OPERATING LEASES - The Company leases office space in Davis, California. The Company entered into a 12 month lease on December 1, 2004 at a rate of $1,120 per month. The Company also continues to rent the prior existing office space month-to-month with plans to vacate in 2005. Total rent paid for the years ended December 31, 2003 and 2004 was $3,070 and $4,320, respectively.

5.   RELATED PARTY TRANSACTIONS:
     ---------------------------

     For the year ended December 31, 2003, the Company paid consulting fees of approximately $10,000 to Kinergy Resources, LLC, an entity owned in part by the Company's sole member. There were no payments made to Kinergy Resources, LLC during the year ended December 31, 2004.

     During the years ended December 31, 2003 and 2004, the Company paid accounting fees totaling $24,000 and $20,798, respectively to Kinergy, LLC, a company owned by a relative of the Company's sole member.

     The Company paid consulting fees related to market development, sales support, regulatory and governmental affairs of $15,000 and $110,000 to a relative of the Company's sole member for the years ended December 31, 2003 and 2004, respectively.

     On August 31, 2004, the Company reimbursed PEI California, a related party, for audit fees paid on behalf of the Company.

                              KINERGY MARKETING LLC

6.   SUBSEQUENT EVENTS:
     ------------------

     LETTERS OF CREDIT - On April 1, 2005, the Company renewed an Irrevocable Standby Letter of Credit by Comerica Bank, for any sum not to exceed a total of $400,000. The designated beneficiary is a vendor of the Company, and the letter is valid through September 30, 2005.

     On April 1, 2005, the Company renewed an Irrevocable Standby Letter of Credit by Comerica Bank, for any sum not to exceed a total of $300,000. The designated beneficiary is a vendor of the Company, and the letter is valid through September 30, 2005.

     SALE OF THE COMPANY - The Company and its sole member are parties to a Share Exchange Agreement with Pacific Ethanol, Inc, a Delaware corporation ("Pacific Ethanol Delaware"), PEI California, the shareholders of PEI California, ReEnergy, LLC, a California limited liability company ("ReEnergy"), and the holders of the membership interests of ReEnergy, pursuant to which the Company was acquired on March 23, 2005. All of the issued and outstanding shares of common stock of PEI California and all of the outstanding membership interests of each of the Company and ReEnergy were acquired by Pacific Ethanol Delaware. Immediately prior to the consummation of the share exchange transaction, Pacific Ethanol Delaware's predecessor, Accessity Corp., a New York corporation ("Accessity"), reincorporated in the State of Delaware under the name Pacific Ethanol, Inc. through a merger of Accessity with and into its then-wholly-owned Delaware subsidiary named Pacific Ethanol, Inc., which was formed for the purpose of effecting the reincorporation. The Company is now a wholly-owned subsidiary of Pacific Ethanol Delaware.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



May 23, 2005

To the Members
ReEnergy LLC
Davis, California


We have audited the balance sheets of ReEnergy LLC (the "Company") as of December 31, 2003 and 2004, and the related statements of operations, members' equity (deficit) and cash flows for each of the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ReEnergy LLC as of December 31, 2003 and 2004, and the results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.


/S/ HEIN & ASSOCIATES LLP

                                  REENERGY LLC

                                 BALANCE SHEETS


                                              As of December 31,
                                            ---------------------
                                               2003        2004
                                            ---------   ---------

ASSETS

CURRENT ASSETS
  Cash                                      $  12,739   $   2,739
                                            ---------   ---------

TOTAL ASSETS                                $  12,739   $   2,739
                                            =========   =========

LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                          $      -   $     154

COMMITMENT (Note 4)

MEMBERS' EQUITY
  Members' Equity                              12,739       2,585
                                            ---------   ---------

TOTAL LIABILITIES AND MEMBERS' EQUITY       $  12,739   $   2,739
                                            =========   =========


   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                                  REENERGY LLC

                            STATEMENTS OF OPERATIONS


                                                      For the years ended
                                                          December 31,
                                                   ------------------------
                                                      2003          2004
                                                   ----------    ----------

NET SALES                                          $        -    $        -

COST OF SALES                                               -             -
                                                   ----------    ----------

GROSS PROFIT                                                -             -

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES           48,803         9,854
                                                   ----------    ----------

OPERATING LOSS                                        (48,803)       (9,854)

OTHER INCOME (EXPENSE)
  Provision for Income Taxes                             (800)         (800)
                                                   ----------    ----------

NET LOSS                                           $  (49,603)   $  (10,654)
                                                   ==========    ==========



   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.


                                                         REENERGY LLC

                                           STATEMENTS OF MEMBERS' EQUITY (DEFICIT)
                                        FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2004


                                                                               Members
                                                      --------------------------------------------------------
                                                                       Kinergy
                                                       Flin-Mac,      Resources        Kent           Tom
                                                          Inc.           LLC          Kaulfus        Koehler         Total
                                                      -----------    -----------    -----------    -----------    -----------
Beginning balance,
January 1, 2003, as
originally reported                                   $    32,683    $    32,685    $         -    $         -         65,368

Prior period adjustment (Note 1)                          (16,512)       (16,514)             -              -        (33,026)
                                                      -----------    -----------    -----------    -----------    -----------

Beginning balance,  January 1, 2003, as restated           16,171         16,171              -              -         32,342

  Contributions                                            15,000         15,000              -              -         30,000
  Net loss                                                (16,534)       (16,534)       (16,535)             -        (49,603)
                                                      -----------    -----------    -----------    -----------    -----------
Ending balance,
December 31, 2003                                          14,637         14,637        (16,535)             -         12,739

  Contributions                                                 -              -              -            500            500
  Net loss                                                 (2,503)        (2,503)        (2,503)        (3,145)       (10,654)
                                                      -----------    -----------    -----------    -----------    -----------

Ending balance,
December 31, 2004                                          12,134         12,134        (19,038)        (2,645)         2,585
                                                      ===========    ===========    ===========    ===========    ===========


                          THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.


                                                            F-36

                                  REENERGY LLC

                            STATEMENTS OF CASH FLOWS


                                                          For the years ended
                                                              December 31,
                                                       ------------------------
                                                          2003          2004
                                                       ----------    ----------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                             $  (49,603)   $  (10,654)

  Adjustments to reconcile net loss
   to net cash used in operating activities:
    Changes in operating assets and liabilities:
     Accounts Payable                                     (10,428)          154
                                                       ----------    ----------

     Net cash used in
      operating activities                                (60,031)      (10,500)
                                                       ----------    ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Contributed capital                                      30,000           500
                                                       ----------    ----------

     Net cash provided by
      financing activities                                 30,000           500
                                                       ----------    ----------

NET DECREASE IN CASH                                      (30,031)      (10,000)

CASH, beginning of period                                  42,770        12,739
                                                       ----------    ----------

CASH, end of period                                    $   12,739    $    2,739
                                                       ==========    ==========

SUPPLEMENTAL INFORMATION:
  Income taxes paid                                    $      800    $      800
                                                       ==========    ==========


   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                                  REENERGY LLC

                          NOTES TO FINANCIAL STATEMENTS


1.   RESTATEMENT OF YEAR ENDED 2003
     ------------------------------

     Upon consideration by current management of the previous accounting treatment of certain expenditures in the years 2002 and 2003, in the amounts of $33,026 and $48,803 respectively, it has been determined that such amounts, pursuant to SOP 98-5 ("Statement of Position 98-5 Reporting on the Costs of Start-Up Activities"), should be expensed rather than capitalized. These financial statements have been restated to account for that change.

2.   ORGANIZATION AND NATURE OF OPERATIONS:
     --------------------------------------

     ReEnergy LLC ("the Company"), a California limited liability corporation, was formed on October 4, 2001. ReEnergy LLC is a project development company formed to evaluate the feasibility of building an ethanol production facility in California.

3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
     -------------------------------------------

     ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     CASH EQUIVALENTS - For financial statement purposes, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. There were no cash equivalents as of December 31, 2003 and 2004.

     LIMITATION ON LIABILITY - Members are generally not liable for the debts, obligations or liabilities of the Company.

     INCOME TAXES - As a limited liability company, the Company is generally not subject to federal and state income taxes directly. Rather, each member is subject to federal and state income taxes based on its share of the Company's income or loss.

4.   RELATED PARTY TRANSACTIONS:
     ---------------------------

     The Company has entered into a lease agreement with a member along with an option on 89 acres of land that is owned personally by this member. The member has received a 33.33% interest in ReEnergy for this option and his expertise in the bio-product area. The property has been appraised and if the option is exercised the member will receive fair market value for his property based on the appraised value. As of May 2004, the member's interest was changed to 23.5%.

     On August 28, 2003, the Company entered into an agreement with Pacific Ethanol, Inc., a California corporation ("PEI California"), for an option to sell 89.3 acres in Visalia, California at a price of $12,000 per acre for the purpose of building an ethanol production facility.

     For the year ended December 31, 2003, the Company paid consulting fees of $27,000 to Celilo Group an entity owned in part by one of the Company's members. There were no payments made to Celilo Group during the year ended December 31, 2004.

                                  REENERGY LLC

     In May 2004, Tom Koehler, as an individual, acquired a 29.5% Membership interest in the Company. Mr. Koehler also holds a membership interest through his ownership in Kinergy Resources, LLC.

5.   SUBSEQUENT EVENTS:
     ------------------

     SALE OF THE COMPANY - The Company and its members are parties to a Share Exchange Agreement with Pacific Ethanol, Inc, a Delaware corporation ("Pacific Ethanol Delaware"), PEI California, the shareholders of PEI California, Kinergy Marketing, LLC, an Oregon limited liability company ("Kinergy"), and the holders of the membership interests of Kinergy, pursuant to which the Company was acquired on March 23, 3005. All of the issued and outstanding shares of common stock of PEI California and all of the outstanding membership interests of each of the Company and Kinergy were acquired by Pacific Ethanol Delaware. Immediately prior to the consummation of the share exchange transaction, Pacific Ethanol Delaware's predecessor, Accessity Corp., a New York corporation ("Accessity"), reincorporated in the State of Delaware under the name Pacific Ethanol, Inc. through a merger of Accessity with and into its then-wholly-owned Delaware subsidiary named Pacific Ethanol, Inc., which was formed for the purpose of effecting the reincorporation. The Company is now a wholly-owned subsidiary of Pacific Ethanol Delaware.

(b)  Pro Forma Financial Information.
     --------------------------------

     On March 23, 2005, the Company completed a Share Exchange Transaction with Accessity and the holders of the membership interests of each of Kinergy and ReEnergy, pursuant to which Accessity acquired all of the issued and outstanding capital stock of the Company and all of the outstanding membership interests of Kinergy and ReEnergy. This transaction has been accounted for as a reverse acquisition whereby the Company is the accounting acquiror.

     The unaudited pro forma combined consolidated statements of operations do not reflect any potential cost savings that may be realized following the acquisition. The pro forma adjustments and assumptions are based on estimates, evaluations and other data currently available and, in the Company's opinion, provide a reasonable basis for the fair presentation of the estimated effects directly attributable to the acquisition and related transactions. The unaudited pro forma combined statements of operations are provided for illustrative purposes only and are not necessarily indicative of what the consolidated results of operations or financial position would actually have been had the acquisition occurred on January 1, 2004, nor do they represent a forecast of the consolidated results of operations or financial position for any future period or date.

     All information contained herein should be read in conjunction with Accessity's annual report on Form 10-KSB for the year ended December 31, 2004, the financial statements and notes thereto of PEI California, Kinergy and ReEnergy included in Item 9.01(a) of this Form 8-K and the notes to unaudited pro forma financial information included herein. The following pro forma financial information is included in this report:

                                                                            Page
                                                                            ----

Unaudited Pro Forma Combined Consolidated Balance Sheets
  at December 31, 2004.......................................................52

Notes to Unaudited Pro Forma Combined Consolidated Balance
  Sheets at December 31, 2004................................................53

Unaudited Pro Forma Combined Consolidated Statements of Operations
  for the Year Ended December 31, 2004.......................................55

Notes to Unaudited Pro Forma Combined Consolidated Statements
  of Operations for the Year Ended December 31, 2004.........................56


                                       UNAUDITED PRO FORMA COMBINED CONSOLIDATED
                                                    BALANCE SHEETS
                                                   December 31, 2004



                                                                                               PEI         Accessity
                                                              ReEnergy        Kinergy      California         Corp.
                                                            ------------   ------------   ------------    ------------
                         ASSETS                                                                             (Note 1)
                         ------
CURRENT ASSETS:
Cash and cash equivalents                                   $      2,739   $    674,195   $         42    $    188,444
                                                                       -              -              -               -
Accounts receivable                                                    -      2,010,531          8,464         124,800
Related party notes receivable                                         -              -          5,286          13,775
Investments                                                            -              -              -       3,228,109
Inventories, net                                                       -        404,833              -               -
Prepaid expenses                                                       -        428,358        293,115          99,432
                                                                       -              -              -               -
Business acquisition costs                                             -              -        430,393               -
Restricted funds                                                       -              -              -         300,000
Security deposits                                                      -              -              -           4,026
Other receivables                                                      -              -         48,806               -
                                                            ------------   ------------   ------------    ------------
TOTAL CURRENT ASSETS                                               2,739      3,517,917        786,106       3,958,586
PROPERTY AND EQUIPMENT, net of accumulated depreciation                -          6,564      6,324,824          86,489
INTANGIBLE ASSETS                                                      -              -              -               -
GOODWILL                                                               -              -              -               -
                                                                                      -              -               -
                                                                                      -              -               -
DEBT ISSUANCE COSTS, net of accumulated amortization                   -              -         68,333               -
                                                            ------------   ------------   ------------    ------------
TOTAL ASSETS                                                $      2,739   $  3,524,481   $  7,179,263    $  4,045,075
                                                            ============   ============   ============    ============

           LIABILITIES AND STOCKHOLDERS' EQUITY
           ------------------------------------
CURRENT LIABILITIES:
Accounts payable                                                     154      1,106,712        383,012          55,446
Accounts payable, related party                                        -              -        846,211               -
Accrued expenses and other current liabilities                         -          3,261        581,630         416,789
                                                                       -              -              -               -
                                                                       -              -              -               -
                                                                       -              -              -               -
Related party payable                                                  -              -              -               -
                                                            ------------   ------------   ------------    ------------
TOTAL CURRENT LIABILITIES                                            154      1,109,973      1,810,853         472,235
RELATED-PARTY NOTE PAYABLE                                             -              -      4,012,678               -

                                                                                         (TABLE CONTINED ON NEXT PAGE)


                  SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEETS


                                                         -52-


                                   UNAUDITED PRO FORMA COMBINED CONSOLIDATED
                                          BALANCE SHEETS (CONTINUED)
                                               December 31, 2004


(TABLE CONTINUED FROM PREVIOUS PAGE)

                                                           PEI California       Accessity
                                                             Pro Forma          Pro Forma          Pro Forma
                                                            Adjustments        Adjustments          Combined
                                                            ------------       ------------       ------------
                         ASSETS                               (Note 2)           (Note 3)
                         ------
CURRENT ASSETS:
Cash and cash equivalents                                    $         -       $   (140,023)(b)    $         -
                                                                       -         18,894,552 (b)     19,619,949
Accounts receivable                                                    -            (43,771)(a)      2,100,024
Related party notes receivable                                         -            (13,775)(a)          5,286
Investments                                                            -           (406,260)(b)      2,821,849
Inventories, net                                                       -                  -            404,833
Prepaid expenses                                                       -            (99,432)(a)              -
                                                                       -            232,250 (g)        953,723
Business acquisition costs                                      (430,393)(a)              -                  -
Restricted funds                                                       -            (20,000)(b)        280,000
Security deposits                                                      -             (4,026)(a)              -
Other receivables                                                      -                  -             48,806
                                                            ------------       ------------       ------------
TOTAL CURRENT ASSETS                                            (430,393)        18,399,515         26,234,470
PROPERTY AND EQUIPMENT, net of accumulated depreciation                -            (86,489)(a)      6,331,388
INTANGIBLE ASSETS                                                      -          8,836,000 (d)      8,836,000
GOODWILL                                                         150,000 (b)      1,284,000 (d)              -
                                                                       -          1,012,000 (d)              -
                                                                       -            506,000 (d)      2,952,000
DEBT ISSUANCE COSTS, net of accumulated amortization                   -                  -             68,333
                                                            ------------       ------------       ------------
TOTAL ASSETS                                                $   (280,393)      $ 29,951,026       $ 44,422,191
                                                            ============       ============       ============

           LIABILITIES AND STOCKHOLDERS' EQUITY
           ------------------------------------
CURRENT LIABILITIES:
Accounts payable                                                       -             (7,115)(a)      1,538,209
Accounts payable, related party                                        -                  -            846,211
Accrued expenses and other current liabilities                   307,005 (a)       (240,378)(a)              -
                                                                       -            280,000 (b)              -
                                                                       -            (40,686)(b)              -
                                                                       -             83,017 (b)      1,390,638
Related party payable                                          2,567,093 (b)              -          2,567,093
                                                            ------------       ------------       ------------
TOTAL CURRENT LIABILITIES                                      2,874,098             74,838          6,342,151
RELATED-PARTY NOTE PAYABLE                                             -                  -          4,012,678



              SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEETS


                                                     -52A-


                                       UNAUDITED PRO FORMA COMBINED CONSOLIDATED
                                              BALANCE SHEETS (CONTINUED)
                                                   December 31, 2004


                                                                                               PEI         Accessity
                                                              ReEnergy        Kinergy      California         Corp.
                                                            ------------   ------------   ------------    ------------
STOCKHOLDERS' EQUITY:
Member's Equity                                                    2,585      2,414,508              -               -
Common stock, $.001 par value for Pacific
Ethanol, Inc., a Delaware Corporation                                  -              -         13,446          37,821
                                                                       -              -              -               -
                                                                       -              -              -               -
                                                                       -              -              -               -
                                                                       -              -              -               -
                                                                       -              -              -               -
Additional paid in capital                                             -              -      5,071,632      11,107,158
                                                                       -              -              -               -
                                                                       -              -              -               -
                                                                       -              -              -               -
                                                                       -              -              -               -
                                                                       -              -              -               -
                                                                       -              -              -               -
                                                                       -              -              -               -
Unvested warrants for consulting fees                                  -              -              -               -
Due from stockholders                                                  -              -        (68,100)              -
Accumulated other comprehensive loss                                   -              -              -          33,195
Accumulated deficit                                                    -              -     (3,661,246)     (5,875,892)
                                                            ------------   ------------   ------------    ------------
Sub-total - Equity                                                 2,585      2,414,508      1,355,732       5,302,282
Less common shares held in treasury, at cost                           -              -              -      (1,729,442)
                                                            ------------   ------------   ------------    ------------
Total stockholders' equity                                         2,585      2,414,508      1,355,732       3,572,840
                                                            ============   ============   ============    ============
Total Liabilities and Stockholders' Equity                         2,739      3,524,481      7,179,263       4,045,075
                                                            ============   ============   ============    ============

                                                                                         (TABLE CONTINUED ON NEXT PAGE)


                  SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEETS


                                                         -53-


                                   UNAUDITED PRO FORMA COMBINED CONSOLIDATED
                                          BALANCE SHEETS (CONTINUED)
                                               December 31, 2004


(TABLE CONTINUED FROM PREVIOUS PAGE)

                                                           PEI California       Accessity
                                                             Pro Forma          Pro Forma          Pro Forma
                                                            Adjustments        Adjustments          Combined
                                                            ------------       ------------       ------------
STOCKHOLDERS' EQUITY:
Member's Equity                                               (2,417,093)(b)              -                  -
Common stock, $.001 par value for Pacific
Ethanol, Inc., a Delaware Corporation                                  -            (37,821)(b)              -
                                                                       -              2,339 (b)              -
                                                                       -              7,000 (c)              -
                                                                       -              4,000 (d)              -
                                                                       -                750 (g)              -
                                                                       -                  -             27,535
Additional paid in capital                                      (737,398)(a)              -                  -
                                                                       -          2,681,887 (b)              -
                                                                       -        (11,107,158)(b)              -
                                                                       -         18,887,552 (c)              -
                                                                       -         11,634,000 (d)              -
                                                                       -          2,139,000 (e)              -
                                                                       -            232,250 (f)              -
                                                                       -               (750)(g)     39,908,173
Unvested warrants for consulting fees                                  -         (2,139,000)(e)     (2,139,000)
Due from stockholders                                                  -                  -            (68,100)
Accumulated other comprehensive loss                                   -            (33,195)(b)              -
Accumulated deficit                                                    -          5,875,892 (b)     (3,661,246)
                                                            ------------       ------------       ------------
Sub-total - Equity                                            (3,154,491)        28,146,746         34,067,362
Less common shares held in treasury, at cost                           -          1,729,442 (b)              -
                                                            ------------       ------------       ------------
Total stockholders' equity                                    (3,154,491)        29,876,188         34,067,362
                                                            ============       ============       ============
Total Liabilities and Stockholders' Equity                      (280,393)        29,951,026         44,422,191
                                                            ============       ============       ============


              SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEETS


                                                     -53A-

                          NOTES TO UNAUDITED PRO FORMA
                      COMBINED CONSOLIDATED BALANCE SHEETS
                              AT DECEMBER 31, 2004

NOTE 1: Reflects the financial data reported in Accessity's Form 10-KSB for the year ended December 31, 2004.

NOTE 2:   PEI CALIFORNIA PRO FORMA ADJUSTMENTS

   (a)    To reclassify business acquisition costs to equity.

   (b) To reflect distribution out to the owners of ReEnergy and Kinergy of the amount of the net worth of their respective businesses, through the issuance of notes, in accordance with the terms of the Share Exchange Transaction and reflect the reimbursement of $150,000 for costs paid and services rendered by ReEnergy members.

NOTE 3:   ACCESSITY PRO FORMA ADJUSTMENTS

   (a) To eliminate the accounts of Sentaur sold to Barry Siegel and the accrued royalty amounts related to DriverShield, along with the assets related to the DriverShield business and other personal property, and those used for the Sentaur and other corporate businesses, which were conveyed or sold to Barry Siegel, in part, in lieu of cash severance payments pursuant to his employment agreement.

   (b) To record the issuance of 20,469,866 shares of the Company's common stock to shareholders of PEI California in connection with the Share Exchange Transaction, based on PEI California's outstanding shares at December 31, 2004.

   (c) In addition, to record the estimated 7,000,000 shares issued upon the completion of PEI California's $21 million private offering of equity securities. These funds are to be used for general corporate purposes after the closing. The Company estimates cash placement agent fees and expenses of approximately $1,850,400 and issued five-year placement agent warrants to purchase 678,000 shares of common stock at an exercise price of $3.00 per share in connection with the offering. Additional costs related to the financing include legal, accounting and consulting fees that total approximately $255,048.

   (d) To record the acquisitions of ReEnergy and Kinergy through the issuance 125,000 shares and 3,875,000 shares of common stock, respectively, at their valuation values, with an allocation between goodwill and other intangible assets. In addition, to record the value of 400,000 shares of stock sold to the sole Kinergy member and a related party, by a founder of PEI California, increasing the purchase price by $1,012,000 and to record the value of stock sold to the ReEnergy members, by certain shareholders, increasing the purchase price by $506,000.

   (e) The Company entered into a consulting agreement with an unrelated party to represent the Company in investors' communications and public relations with existing shareholders, brokers, dealers and other investment professionals as to the Company's current and proposed activities. Pursuant to the consulting agreement, upon completion of the Share Exchange Transaction, the Company issued warrants to the consultant to purchase 230,000 additional shares of common stock that will vest ratably over a period of two years. The warrants will be recognized based on the estimated fair value of the Company's stock as of the start of business on day following the close of the Share Exchange Transaction in the amount of $2,139,000. The Company will ratably record non-cash expense for consulting services at $89,125 per month over the two year vesting period.

                          NOTES TO UNAUDITED PRO FORMA
                      COMBINED CONSOLIDATED BALANCE SHEETS
                          AT DECEMBER 31, 2004 (CONT'D)


   (f) To record the value of an employee stock option to acquire up to 25,000 shares of common stock at an exercise price of $.01 per share, contingent upon the Company's success in closing the Share Exchange Transaction. The stock option vested in full upon close of the Share Exchange Transaction and converted into a warrant to acquire up to 25,000 shares of common stock of the Company. Non-cash prepaid compensation expense was recorded in the amount of $232,250 based on the fair value of the Company's stock at the start of business on the day following the close of the Share Exchange Transaction.

   (g) To reclassify amounts so that the common stock of the recapitalized company reflects the total shares outstanding at the new par value of $.001.


                                 UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS
                                                FOR THE YEAR ENDED DECEMBER 31, 2004

                                                                         PEI          ACCESSITY       PRO FORMA          PRO FORMA
                                      REENERGY        KINERGY        CALIFORNIA         CORP.        ADJUSTMENTS         COMBINED
                                    ------------    ------------    ------------    ------------    ------------       ------------
                                                                                      (NOTE 1)        (NOTE 2)

NET SALES                           $          -    $ 82,790,404    $     19,764    $    824,637    $   (824,637)(a)   $ 82,810,168

COST OF GOODS SOLD                             -     (79,580,897)       (12,523)               -               -        (79,568,374)
                                    ------------    ------------    ------------    ------------    ------------       ------------
GROSS PROFIT                                   -       3,209,507           7,241         824,637        (824,637)         3,216,748
                                    ------------    ------------    ------------    ------------    ------------       ------------
SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES                  9,854         275,588       1,070,010       2,684,394      (2,150,848)(a)
                                                                                                         695,667 (d)      2,584,665
NON-CASH CONSULTING FEES                       -               -       1,207,500               -         172,500 (e)              -
                                                                                                         696,000 (f)      2,076,000

OPERATING LOSS                            (9,854)      2,933,919      (2,270,269)     (1,859,757)       (237,956)        (1,443,917)

OTHER INCOME (EXPENSE):
Other income                                   -               -           3,119         363,462               -            366,581
Other expense                                               (500)         (5,285)              -                             (5,785)
Interest expense                               -          (3,537)       (528,532)         (1,045)              -           (533,114)
                                    ------------    ------------    ------------    ------------    ------------       ------------
      Total other income (expense)             -          (4,037)       (530,698)        362,417               -           (172,318)
                                    ------------    ------------    ------------    ------------    ------------       ------------
LOSS BEFORE PROVISION FOR
  INCOME TAXES                            (9,854)      2,929,882      (2,800,967)     (1,497,340)       (237,956)        (1,616,235)

PROVISION FOR INCOME TAXES                  (800)           (800)         (1,600)         11,525               -              8,325
                                    ------------    ------------    ------------    ------------    ------------       ------------
NET INCOME (LOSS)                   $    (10,654)   $  2,929,082    $ (2,802,567)   $ (1,485,815)   $   (237,956)      $ (1,607,910)
                                    ============    ============    ============    ============    ============       ============

EARNINGS (LOSS) PER SHARE
Basic                                                                                    $(0.635)                           $(0.058)
Diluted                                                                                  $(0.635)                           $(0.058)
Weighted average number of
  common shares                                                                        2,339,414      25,195,866 (b)     27,535,280
Weighted average number of
  diluted common shares                                                                2,339,414      29,420,999 (c)     31,760,413



 SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2004


                                                                -56-

                          NOTES TO UNAUDITED PRO FORMA
                 COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2004

1. Reflects the financial data as reported in Accessity's Form 10-KSB for the year ended December 31, 2004.

2. (a) The pro forma adjustments eliminate the operating results of Accessity's former subsidiaries, Sentaur and DriverShield. These businesses were transferred or sold to Barry Siegel in lieu of certain cash payments which would otherwise be required pursuant to his employment contract. In addition, it removes salaries of all former personnel and related costs in accordance with the Share Exchange Transaction, which required the termination of all Accessity employees. Occupancy costs for the premises in Florida are also removed, as they are being paid by Barry Siegel or Sentaur until the building is sold except for $50,000 of expenses to be retained by the Company. The personal property and related depreciation has been eliminated as those are being transferred with Sentaur. Certain amounts for the administration of the 401(k) plan, file retention of historic data, and Nasdaq fees, audit expenses, all legal costs (excluding direct costs of the Share Exchange Transaction), directors' and officers' insurance and others have also been retained.

     (b) Reflects 27,535,280 shares to be issued in connection with the Share Exchange Transaction.

     (c) Would reflect the items in 2(b) above, plus all options, warrants and convertible securities of all the entities that would be considered common share equivalents and be dilutive, aggregating 31,760,413. However, because the use of these would be anti-dilutive and result in a lower loss per share, the presentation uses the same shares as for basic loss per share.

     (d) To reflect compensation arrangements for the new management upon the consummation of the Share Exchange Transaction.

     (e) To record warrants granted to a consultant for public and investor relations during 2004 directly associated with the Share Exchange Transaction, and amortization of non-cash charges for the year ended December 31, 2004.

     (f) To record the amortization of certain acquired intangible assets relating to distribution backlog and customer relationships over their estimated useful lives of six months and 10 years, respectively.

     (c)  Exhibits.
          ---------

          Number    Description
          ------    -----------

          2.1 Agreement and Plan of Merger dated March 23, 2005 between the Company and Accessity Corp. (1)

          2.2 Share Exchange Agreement dated as of May 14, 2004 by and among Accessity Corp., Pacific Ethanol, Inc., Kinergy Marketing, LLC, ReEnergy, LLC and the other parties named therein (1)

          2.3 Amendment No. 1 to Share Exchange Agreement dated as of July 29, 2004 by and among Accessity Corp., Pacific Ethanol, Inc., Kinergy Marketing, LLC, ReEnergy, LLC and the other parties named therein (1)

          2.4 Amendment No. 2 to Share Exchange Agreement dated as of October 1, 2004 by and among Accessity Corp., Pacific Ethanol, Inc., Kinergy Marketing, LLC, ReEnergy, LLC and the other parties named therein (1)

          2.5 Amendment No. 3 to Share Exchange Agreement dated as of January 7, 2005 by and among Accessity Corp., Pacific Ethanol, Inc., Kinergy Marketing, LLC, ReEnergy, LLC and the other parties named therein (1)

          2.6 Amendment No. 4 to Share Exchange Agreement dated as of February 16, 2005 by and among Accessity Corp., Pacific Ethanol, Inc., Kinergy Marketing, LLC, ReEnergy, LLC and the other parties named therein (1)

          2.7 Amendment No. 5 to Share Exchange Agreement dated as of March 3, 2005 by and among Accessity Corp., Pacific Ethanol, Inc., Kinergy Marketing, LLC, ReEnergy, LLC and the other parties named therein (1)

          3.1       Certificate of Incorporation of the Registrant (1)

          3.2       Bylaws of the Registrant (1)

          10.1 Confidentiality, Non-Competition, Non-Solicitation and Consulting Agreement dated March 23, 2005 between the Company and Barry Siegel (1)

          10.2 Confidentiality, Non-Competition, Non-Solicitation and Consulting Agreement dated March 23, 2005 between the Company and Philip B. Kart (1)

          10.3      Form of Confidentiality, Non-Competition and
                    Non-Solicitation Agreement dated March 23, 2005 between the Company and each of Neil Koehler, Tom Koehler, William Jones, Andrea Jones and Ryan Turner (1)

          10.4 Confidentiality, Non-Competition and Non-Solicitation Agreement dated March 23, 2005 between the Company and Neil Koehler (1)

          Number    Description
          ------    -----------

          10.5 Form of Indemnification Agreement dated March 23, 2005 between the Company and each of its Executive Officers and Directors (1)

          10.6 Executive Employment Agreement dated March 23, 2005 between the Company and Neil Koehler (1)

          10.7 Executive Employment Agreement dated March 23, 2005 between the Company and Ryan Turner (1)

          10.8 Executive Employment Agreement dated March 23, 2005 between the Company and Tom Koehler (1)

          10.9 Stock Purchase Agreement and Assignment and Assumption Agreement dated March 23, 2005 between the Company and Barry Siegel (1)

          10.10 Letter Agreement dated March 23, 2005 between the Company and Neil Koehler (1)

          10.11 Assignment of Term Loan Agreement and Deed of Trust dated March 23, 2005 between the Company, Lyles Diversified, Inc. and the other parties named therein (1)

          10.12 Term Loan Agreement dated June 16, 2003 and Deed of Trust dated June 20, 2003 between Pacific Ethanol, Inc., a California corporation and Lyles Diversified, Inc. (1)

          10.13 Form of Registration Rights Agreement dated effective March 23, 2005 between Pacific Ethanol, Inc., a California corporation and the investors who are parties thereto (1)

          10.14 Form of Warrant dated March 23, 2005 issued by the Company to subscribers to a private placement of securities by Pacific Ethanol, Inc., a California corporation (1)

          10.15 Form of Placement Warrant dated March 23, 2005 issued by the Company to certain placement agents (1)

          10.16 Warrant dated March 23, 2005 issued by the Company to Liviakis Communications, Inc. (1)

          14.1      Code of Ethics (1)

          14.2 Code of Ethics for Chief Executive Officer and Senior Financial Officers (1)

          Number    Description
          ------    -----------

          16.1      Letter of Nussbaum Yates & Wolpow, P.C. dated March 28, 2005
                    (1)

          16.2      Letter of Nussbaum Yates & Wolpow, P.C. dated March 31, 2005
                    (2)

          -----------------
          (1) Filed with the Securities and Exchange Commission on March 29, 2005 as an exhibit to the initial filing of this Report on Form 8-K and incorporated herein by reference.

          (2) Filed with the Securities and Exchange Commission on April 1, 2005 as an exhibit to Amendment No. 1 to this Report on Form 8-K and incorporated herein by reference.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registration has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 3, 2005                    PACIFIC ETHANOL, INC.


                                        By: /S/ RYAN TURNER
                                            ------------------------------------
                                            Ryan Turner, Chief Operating Officer